UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Pentair plc

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2017
Notice of Annual General Meeting and Proxy Statement

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held May 9, 2017

Our Annual General Meeting of Shareholders will be held at Claridge’s, Brook Street, Mayfair, London, United Kingdom, W1K4HR, on Tuesday, May 9, 2017, at 8:00 a.m. local time, to consider and vote upon the following proposals:

1.	By separate resolutions, to re-elect the following director nominees:

(a)	Glynis A. Bryan	(g)	David H. Y. Ho
(b)	Jerry W. Burris	(h)	Randall J. Hogan
(c)	Carol Anthony (John) Davidson	(i)	David A. Jones
(d)	Jacques Esculier	(j)	Ronald L Merriman
(e)	Edward P. Garden	(k)	William T. Monahan
(f)	T. Michael Glenn	(l)	Billie Ida Williamson

2.	To approve, by non-binding advisory vote, the compensation of the named executive officers.

3.	To recommend, by non-binding advisory vote, the frequency of future advisory votes on the compensation of the named executive officers.

4.	To ratify, by non-binding advisory vote, the appointment of Deloitte & Touche LLP as the independent auditors of Pentair plc and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration.

5.	To authorize the price range at which Pentair plc can re-allot shares it holds as treasury shares under Irish law.

6.	To approve amendments to Pentair plc’s Articles of Association to implement proxy access.

7.	To consider and act on such other business as may properly come before the Annual General Meeting or any adjournment.

Proposals 1, 2 and 4 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting. A plurality of the votes cast for Proposal 3 will be the frequency of the advisory vote on executive compensation that shareholders are deemed to have approved. Proposals 5 and 6 are special resolutions, requiring the approval of not less than 75% of the votes cast.

Only shareholders of record as of the close of business on March 6, 2017 are entitled to receive notice of and to vote at the Annual General Meeting.

If you are a shareholder entitled to attend and vote at the Annual General Meeting, you are entitled to appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy need not be a shareholder. If you wish to appoint as proxy any person other than the individuals specified on the proxy card, please contact our Corporate Secretary at our registered office.

Whether or not you plan to attend, we encourage you to vote your shares by submitting a proxy as soon as possible, AND IN ANY EVENT AT LEAST 48 HOURS BEFORE THE ANNUAL GENERAL MEETING. IF YOU PLAN TO SUBMIT A PROXY, YOU MUST SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE, OR YOUR PRINTED PROXY CARD MUST BE RECEIVED AT THE ADDRESS STATED ON THE CARD, BY NO LATER THAN 8:00 A.M. LOCAL TIME (3:00 A.M. EASTERN DAYLIGHT TIME) ON MAY 7, 2017.

By Internet
You can vote over the Internet at www.proxyvote.com.

By Telephone
You can vote by telephone from the United States or Canada by calling the telephone number in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Mail

You can vote by mail by marking, signing and dating your proxy card or voting instruction form and returning it in the postage-paid envelope, which will be forwarded to Pentair plc’s registered address electronically.

Vote in Person
If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot at the meeting.

By Order of the Board of Directors,

Angela D. Jilek, Secretary

March 24, 2017

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2017. The Annual Report, Notice of Annual General Meeting, Proxy Statement and Irish Financial Statements and Related Reports are available by Internet at www.proxyvote.com.

Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland, at 8:00 a.m. local time. See “Questions and Answers About the Annual General Meeting and Voting” for further information on participating in the Annual General Meeting in Ireland.

Pentair plc     03

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF PENTAIR PLC TO BE HELD ON TUESDAY, MAY 9, 2017

04      2017 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement before voting.

VOTING MATTERS

Proposal		Board Vote Recommendation	Vote Required	Page Reference
1.	Re-Election of Director Nominees	FOR each nominee	Majority of votes cast	11
2.	Advisory Vote on the Compensation of Named Executive Officers	FOR	Majority of votes cast	27
3.	Advisory Vote on Frequency of the Vote on the Compensation of Named Executive Officers	ONE YEAR	Alternative receiving greatest number of votes	59
4.	Ratify the Appointment of Independent Auditors and the Audit and Finance Committee to Set the Auditors’ Remuneration	FOR	Majority of votes cast	60
5.	Authorize the Price Range at which Pentair Can Re-allot Treasury Shares	FOR	75% of votes cast	63
6.	Approve Amendments to Pentair’s Articles of Association to Implement Proxy Access	FOR	75% of votes cast	64

At the Annual General Meeting, management will review Pentair plc’s affairs and will also present Pentair plc’s Irish statutory financial statements for the fiscal year ended December 31, 2016 and the report of the statutory auditors thereon.

BOARD AND GOVERNANCE HIGHLIGHTS

Director Nominees

				Committee Memberships
Name	Age	Director Since	Independent	Audit and Finance	Compensation	Governance
Glynis A. Bryan	58	2003	✓	●
Jerry W. Burris	53	2007	✓		●	●
Carol Anthony (John) Davidson	61	2012	✓
Jacques Esculier	57	2014	✓	●
Edward P. Garden	55	2016	✓		●	●
T. Michael Glenn	61	2007	✓		●
David H.Y. Ho	57	2007	✓	●
Randall J. Hogan	61	1999
David A. Jones	67	2003	✓			●
Ronald L. Merriman	72	2004	✓
William T. Monahan (Lead Director)	69	2001	✓		●	●
Billie Ida Williamson	64	2014	✓	●

●	committee member
committee chair

Pentair plc     05

PROXY SUMMARY

Board Overview

Directors are chosen with a view to bringing to the Board a variety of rich financial and management experience and backgrounds and establishing a core of business advisers with financial and management expertise.

TENURE BALANCE	GENDER DIVERSITY	DIRECTOR INDEPENDENCE

EXECUTIVE COMPENSATION HIGHLIGHTS

These executive compensation highlights should be read in connection with the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis section (see page 29).

2016 was an historic year for Pentair as we celebrated our 50 year anniversary as a company and marked our 40th year of increasing dividends to shareholders. That celebration highlighted many of the values and qualities that have been at the core of our company since it was founded in 1966. In 2016, Mr. Hogan also completed his 16th year as our CEO. During Mr. Hogan’s tenure, Pentair’s market capitalization has grown by 821% while delivering a total shareholder return of 538%.

The market environment in 2016 remained challenged as continued weakness in energy and industrial markets negatively impacted the financial results in a number of our businesses. Management responded by taking significant restructuring and operating actions to reduce costs and maintain operating margins, achieving solid gains over 2015. We increased EPS by 14%, adjusted EPS by 8%, operating income by 14% and segment income by 11% and converted 109% of our adjusted net income to free cash flow. In 2016, we also announced an agreement to sell our Valves & Controls business to Emerson Electric Co. We expect the sale of Valves & Controls to significantly strengthen our balance sheet and liquidity position and enable us to focus on our strategic priorities in Water and Electrical.

In 2016 our total shareholder return was 16%, a marked improvement following the difficult years we faced since oil prices began their precipitous decline toward the end of 2014. At that time, nearly 30% of our business was directly impacted by energy markets and our stock price suffered accordingly. Foreign exchange headwinds and weakening economies in Asia, Latin America, and the Middle East compounded these challenges. Under Mr. Hogan’s leadership, Pentair responded by taking decisive action to cut costs, cull our portfolio, and redouble our commitment to the Pentair Integrated Management System (PIMS). In response to these challenging market conditions, the Compensation Committee also kept Mr. Hogan’s base salary, annual incentive and long-term incentive targets substantially unchanged from 2015 through 2017. For 2015, we did not pay out any annual incentive compensation to our Named Executive Officers. Realizable pay related to our long-term incentive awards has been significantly below the grant values over this period, and the Compensation Committee again froze the base salaries of all Named Executive Officers for 2017.

While our stock price has not returned to the $83 peak it achieved in March of 2014 when the price of oil was more than $100/barrel, we are encouraged by our progress in 2016 and the outlook for 2017. Our Win-Right Values continue to guide how we conduct business, including our commitment to a performance-based executive compensation program that closely aligns the interests of our executives with those of our shareholders.

06      2017 Proxy Statement

PROXY SUMMARY

Our Compensation Philosophy

The Compensation Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual, longer-term and strategic goals that create lasting shareholder value. The Committee’s specific objectives include:

►	to motivate and reward executives for achieving financial and strategic objectives;
►	to align management and shareholder interests by encouraging employee stock ownership;
►	to provide rewards commensurate with individual and company performance;
►	to encourage growth and innovation; and
►	to attract and retain top-quality executives and key employees.

To balance these objectives, our executive compensation program uses the following direct compensation elements:

►	base salary, to provide fixed compensation competitive in the marketplace;
►	annual incentive compensation, to reward short-term performance against specific financial targets and individual goals; and
►	long-term incentive compensation, to link management incentives to long-term value creation and shareholder return.

The Compensation Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Committee’s goals. The mix of total direct compensation for 2016 for our CEO and the average of the other Named Executive Officers is shown in the chart below.

2016 DIRECT COMPENSATION MIX

SHAREHOLDER OUTREACH AND RESPONSE TO 2016 SAY ON PAY VOTE

In April 2016, one proxy advisory firm recommended that shareholders vote against approving the compensation of our Named Executive Officers in our annual advisory shareholder vote (our “say on pay vote”). As a result of this disappointing recommendation we reached out to shareholders to gain additional insight and to provide them with clarifying information enabling them to make an informed decision on the say on pay vote. Shareholders ultimately supported our say on pay vote on May 10, 2016, with approximately 72% of votes cast in favor, but the level of support was down substantially from the 92% of votes cast in favor of our say on pay vote in 2015.

Our 2016 shareholder outreach included 35 of our largest shareholders representing 70.2% of our outstanding shares. These shareholders either arranged for individual discussions with us or provided us with feedback that they did not require a meeting. The purpose of the outreach was to better understand shareholder perspectives and evaluate any concerns regarding our executive compensation program. Given the commitment of the entire Board to understanding the perspectives of our shareholders, our Lead Director and Compensation Committee Chair participated in the majority of the calls with our investors. Shareholder feedback and suggestions on our executive compensation program were shared and discussed with the Compensation Committee and the entire Board. We found the robust shareholder engagement process to be valuable and intend to continue it annually.

A majority of the investors we spoke with were supportive of our executive compensation program. We listened to and considered the suggestions and opinions our investors shared on how to further enhance our executive compensation program. While shareholders have different points of view, several key themes emerged, supporting changes the Compensation Committee had already approved in 2016 and, after careful consideration, adopted for 2017:

Pentair plc     07

PROXY SUMMARY

Pay-for-Performance

What We Heard from our Shareholders
►	The Company’s executive compensation program demonstrates a true pay-for-performance linkage and shareholder alignment.
►	CEO’s and other Named Executive Officers’ compensation should be appropriately risk-based, balancing annual and long-term performance.
►	Goal setting should support the achievement of strategic business goals and creation of shareholder value.

Actions Taken Prior to Our Shareholder Outreach that Our Investors Supported
►	Any payment under our annual and long-term incentive plans requires the attainment of rigorous performance thresholds and stretch targets as evidenced by the following actions:
►	The CEO and other Named Executive Officers did not receive an annual incentive payment in 2016 for 2015 performance, reflecting the severe market downturns in mining, energy and oil and gas.
►	The long-term performance cash plan for the three-year performance period ending on December 31, 2016 also paid out well below target (page 40).
►

For 2016, the Compensation Committee again established challenging performance thresholds and stretch targets, ensuring that any payment under the Company’s incentive plans required meaningful financial and operating performance (page 36).

Actions Taken Considering Our Shareholders’ Feedback
►

The Compensation Committee carefully assessed the 2017 annual and long-term incentive opportunity, taking into account not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential and succession planning.

►

The Compensation Committee also evaluated the pay mix of our CEO and our other Named Executive Officers for 2017, as it does every year, to ensure annual and long-term incentives are properly balanced.

►	In 2016 annual and long-term incentives again reflected company performance appropriately:
►	The annual incentive plan paid out at below target overall as above target free cash flow generation was offset by below target income performance and below threshold core revenue growth. (page 37).
►

The long-term performance cash plan for the three-year performance period ending on December 31, 2016 paid out at 30% of target, due to the challenging business conditions over the performance period (page 40).

Annual Incentive Design

What We Heard from our Shareholders
►	Annual incentive plan measures of operating income and free cash flow are well aligned with shareholder interests.
►	Free cash flow measure is particularly valued because it reflects the quality of our earnings stream.
►	Reward profitable growth, not growth at any cost.

Actions Taken Prior to Our Shareholder Outreach that Our Investors Supported
►

Increased the weighting of our free cash flow measure from 10% to 30%, bringing renewed focus on what has been a traditional strength of our company and resulting in superior free cash flow performance in 2016 (page 37).

►	Reduced the weighting of individual performance in the annual incentive from 20% to 10% (page 37).

Actions Taken Considering Our Shareholders’ Feedback
►	Replaced core revenue growth with a profitable growth measure and increased the weighting from 20% to 30% for 2017 annual incentives.
►	Eliminated the strategic deployment factor (”SDF”) from the 2017 annual incentive of the Executive Officers to further reinforce the importance of financial and operating results.

08      2017 Proxy Statement

PROXY SUMMARY

Long Term Incentive Design

What We Heard from our Shareholders
►	Greater portion of long-term compensation should be performance-vested equity.
►	Adjusted EPS viewed as a measure closely tied to creation of shareholder value, but suggestion to add a return and/or relative performance measure.
►	Disclosure of performance goals in year of grant.
►	CEO and other Executive Officer stock ownership highly valued.

Actions Taken Prior to Our Shareholder Outreach that Our Investors Supported
►	Replaced cash-settled performance units with performance share units.
►	Introduced adjusted EPS as the performance share unit measure.
►	Established rigorous three-year adjusted EPS growth goals to support the creation of long-term shareholder value.

Actions Taken Considering Our Shareholders’ Feedback
►	For 2017, increased performance share units from one third to 50% of the Executive Officers’ long-term incentive mix and reduced restricted stock units and stock options proportionately.
►	Augmented adjusted EPS growth measure with return on equity (ROE) weighted 75% and 25%, respectively, for 2017 awards.
►	Performance goals disclosed for adjusted EPS and return on equity (ROE) performance share units in the year of grant (page 39).
►	Increased stock ownership requirement from 2.0 times base salary to 2.5 times base salary for Segment Presidents in 2017. The CEO is already subject to a robust 6x base salary requirement.

Pentair plc     09

3	NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
4	PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF PENTAIR PLC TO BE HELD ON TUESDAY, MAY 9, 2017
5	PROXY SUMMARY
11	PROPOSAL 1 RE-ELECT DIRECTOR NOMINEES
11	Vote Requirement
12	Directors Standing for Re-Election
18	Director Independence
18	Director Qualifications; Diversity and Tenure
19	Shareholder Recommendations, Nominations and Proxy Access
20	CORPORATE GOVERNANCE MATTERS
20	The Board’s Role and Responsibilities
21	Board Structure and Processes
23	Committees of the Board
24	Attendance at Meetings
24	Director Compensation
27	EXECUTIVE COMPENSATION
27	PROPOSAL 2 APPROVE, BY NON-BINDING ADVISORY VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
28	Vote Requirement
28	COMPENSATION COMMITTEE REPORT
29	COMPENSATION DISCUSSION AND ANALYSIS
29	Overview of Compensation Program, Philosophy and Objectives
30	2016 Business Results
32	Shareholder Outreach and Response to 2016 Say on Pay Vote
34	Comparative Framework
34	2016 Compensation Program Elements
38	2016 Long-Term Incentive Compensation
39	Prior Long-Term Incentive Grants
40	Stock Ownership Guidelines
41	Equity Holding Policy
41	Clawback Policy
41	Policy Prohibiting Hedging and Pledging
42	Retirement and Other Benefits
42	Perquisites and Other Personal Benefits
43	Expatriate Benefits
43	Severance and Change-in-Control Benefits
44	Impact of Tax Considerations
44	Compensation Consultant
45	Evaluating the Chief Executive Officer’s Performance
45	Equity Award Practices
46	EXECUTIVE COMPENSATION TABLES
46	Summary Compensation Table
48	Grants of Plan-Based Awards In 2016
49	Outstanding Equity Awards at December 31, 2016
50	2016 Option Exercises and Stock Vested Table
51	2016 Pension Benefits
53	Nonqualified Deferred Compensation Table
54	Potential Payments Upon Termination or Change in Control
58	Risk Considerations in Compensation Decisions
59	PROPOSAL 3 NON-BINDING ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
59	Vote Requirement
60	PROPOSAL 4 RATIFY, BY NON-BINDING ADVISORY VOTE, THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF PENTAIR PLC AND TO AUTHORIZE, BY BINDING VOTE, THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITORS’ REMUNERATION
60	Vote Requirement
61	Audit and Finance Committee Pre-approval Policy
61	Fees Paid to the Independent Auditors
62	AUDIT AND FINANCE COMMITTEE REPORT
63	PROPOSAL 5 AUTHORIZE THE PRICE RANGE AT WHICH PENTAIR PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW
63	Vote Requirement
64	PROPOSAL 6 APPROVE AMENDMENTS TO PENTAIR PLC’S ARTICLES OF ASSOCIATION TO IMPLEMENT PROXY ACCESS
64	Description of the Proxy Access Amendments
66	Vote Requirement
67	SECURITY OWNERSHIP
68	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
69	QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING
72	SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS
72	IRISH DISCLOSURE OF SHAREHOLDER INTERESTS
73	2016 ANNUAL REPORT ON FORM 10-K
73	REDUCE DUPLICATE MAILINGS
74	APPENDIX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
75	APPENDIX B – PROXY ACCESS AMENDMENTS TO ARTICLES OF ASSOCIATION

10      2017 Proxy Statement

PROPOSAL 1	RE-ELECT DIRECTOR NOMINEES

The Board recommends a vote FOR each Director nominee

On the recommendation of the Governance Committee, the Board of Directors has nominated all of our current directors for re-election for a one-year term expiring on completion of the 2018 Annual General Meeting. If any of the nominees should become unable to accept re-election, the proxies named on the proxy card may vote for other persons selected by the Board. Management has no reason to believe that any of the nominees named above will be unable to serve their full term if elected.

Biographies of the director nominees follow. These biographies include for each director their ages; their business experience; the publicly held and some other organizations of which they are, or have been within the past five years, directors; and a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each should serve as a director.

The resolutions in respect of this Proposal 1 are ordinary resolutions. The text of the resolutions in respect of Proposal 1 are as follows:

“IT IS RESOLVED, by separate resolutions, to re-elect the following twelve director nominees:

(a) Glynis A. Bryan	(g) David H.Y. Ho
(b) Jerry W. Burris	(h) Randall J. Hogan
(c) Carol Anthony (John) Davidson	(i) David A. Jones
(d) Jacques Esculier	(j) Ronald L. Merriman
(e) Edward P. Garden	(k) William T. Monahan
(f) T. Michael Glenn	(l) Billie Ida Williamson”

Vote Requirement

Under our Articles of Association, the election of each director requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting. A nominee who does not receive a majority of the votes cast in an uncontested election will not be elected to our Board. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR” RE-ELECTION OF EACH DIRECTOR NOMINEE.

Pentair plc     11

PROPOSAL 1

DIRECTORS STANDING FOR RE-ELECTION

1 Carol Anthony (John) Davidson
Age: 61
Director Since: 2012

Biography
From 2004 until 2012, Mr. Davidson was Senior Vice President, Controller and Chief Accounting Officer of Tyco International Ltd., a provider of diversified industrial products and services. Between 1997 and 2004, Mr. Davidson held a variety of leadership roles at Dell Inc., a computer and technology services company, including the positions of Vice President, Audit, Risk and Compliance, and Vice President, Corporate Controller. Mr. Davidson also serves on the Board of Governors of the Financial Industry Regulatory Authority and previously served as a member of the Board of Trustees of the Financial Accounting Foundation.

Skills & Qualifications
Mr. Davidson is a CPA with more than 30 years of leadership experience across multiple industries and brings a strong track record of building and leading global teams and implementing governance and controls processes.

Other Public Board Service:
DaVita, Inc. (2010–present); Legg Mason, Inc. (2014–present); TE Connectivity Ltd. (2016–present)

2 Edward P. Garden
Age: 55
Director Since: 2016
Committee Served: ► Compensation ► Governance

Biography
Since November 2005, Mr. Garden has been Chief Investment Officer and a founding partner of Trian Fund Management, L.P. (“Trian”), a multi-billion dollar investment management firm. Previously, Mr. Garden served as Vice Chairman of Triarc Companies, Inc. (“Triarc”) from December 2004 through June 2007 and Executive Vice President from August 2003 until December 2004. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden was appointed as a director following an increase in the size of our Board pursuant to a letter agreement that we entered into with Trian, one of our largest shareholders, Mr. Garden and certain other parties on September 7, 2015, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 8, 2015 and is incorporated herein by reference.

Skills & Qualifications
Mr. Garden has over 25 years of experience advising, financing, operating and investing in companies, and he has worked with management teams and boards of directors to implement growth initiatives as well as operational, strategic and corporate governance improvements. Mr. Garden has strong operating experience, a network of relationships with institutional investors and investment banking/capital markets experience that can be utilized for our benefit.

Other Public Board Service:
The Bank of New York Mellon Corporation (2014–present); Family Dollar Stores, Inc., (2011–2015); The Wendy’s Company (formerly Wendy’s/ Arby’s Group, Inc. and previously Triarc) (2004–2015)

12      2017 Proxy Statement

PROPOSAL 1

3 David H. Y. Ho
Age: 57
Director Since: 2007
Committee Served: ► Audit & Finance

Biography
Mr. Ho is Chairman and founder of Kiina Investment Limited, a venture capital firm that invests in start-up companies in the technology, media, and telecommunications industries, and has significant executive experience with global technology companies. From 2007 until his retirement in 2008, he served as the Chairman of the Greater China Region for Nokia Siemens Networks, a telecommunications infrastructure company that is a joint venture between Finland-based Nokia Corporation and Germany-based Siemens AG. Between 2002 and 2007, Mr. Ho served in various capacities for Nokia China Investment Limited, the Chinese operating subsidiary of Nokia Corporation, a multinational telecommunications company. Mr. Ho is also a director of China COSCO Shipping Corporation, formerly China Ocean Shipping Company, a Chinese state owned enterprise (since 2016), and China Mobile Communications Corporation, a Chinese state owned enterprise (since 2016), and was a director of Sinosteel Corporation from 2008 to 2012 and Dong Fang Electric Corporation from 2009 to 2015.

Skills & Qualifications
Mr. Ho brings extensive experience and business knowledge of global markets in diversified industries, with a strong track record in establishing and building businesses in China, and management expertise in operations, mergers, acquisitions and joint ventures in the area.

Other Public Board Service:
Air Products and Chemicals, Inc. (2013–present); Qorvo, Inc. (2015–present); Owens-Illinois Inc. (2008–2012), 3Com Corporation (2008–2010)

4 Ronald L. Merriman
Age: 72
Director Since: 2004
Committee Served: ► Audit & Finance (Chair until May 2017)

Biography
Mr. Merriman serves as the Chair of the Audit and Finance Committee (until May 2017). He has also served as Managing Director of Merriman Partners, and Managing Director of O’Melveny & Myers LLP. He is the retired Vice Chair of KPMG, a global accounting and consulting firm, where he served for 30 years in various positions, including as a member of the Executive Management Committee and as a member of the Board of Directors. Mr. Merriman also led KPMG’s Global Transportation & Logistics Practice and its Global Healthcare Practice and served as its U.S. Liaison Partner for Asia.

Skills & Qualifications
Mr. Merriman’s extensive accounting and financial background has strengthened our Audit and Finance Committee and its processes. In addition, his global experience has assisted us in our expansion into overseas markets.

Other Public Board Service:
Realty Income Corporation (2005–present); Haemonetics Corporation (2005–present); Aircastle Limited (2006–present)

Pentair plc     13

PROPOSAL 1

5 William T. Monahan
Age: 69
Director Since: 2001
Committee Served: ► Compensation
► Governance

Biography
Mr. Monahan serves as our Lead Director. In 2006, Mr. Monahan served as a director and the Interim Chief Executive Officer of Novelis, Inc., a global leader in aluminum rolled products and aluminum can recycling. From 1995 to 2004, Mr. Monahan was Chairman of the board of directors and Chief Executive Officer of Imation Corp., a manufacturer of magnetic and optical data storage media. He was involved in worldwide marketing with Imation and prior to that he held numerous leadership roles at 3M Company.

Skills & Qualifications
Mr. Monahan brings to our Board a wealth of global operational and management experience, as well as a deep understanding of our businesses gained as a long serving member of our Board. Mr. Monahan has extensive service as a board member and chief executive officer at companies in a number of different industries. His broad international perspective on business operations has been instrumental as we become more global.

Other Public Board Service:
The Mosaic Company (2004–present); Hutchinson Technology, Inc. (2000–2013); Solutia Inc. (2008–2012); Novelis, Inc. (2005–2007); Imation Corp. (1995–2004)

6 Randall J. Hogan
Age: 61
Director Since: 1999

Biography
Since January 1, 2001, Mr. Hogan has been our Chief Executive Officer. Mr. Hogan became Chairman of the Board on May 1, 2002. From December 1999 through December 2000, Mr. Hogan was our President and Chief Operating Officer. From March 1998 to December 1999, he was Executive Vice President and President of our Electrical and Electronic Enclosures Group. Mr. Hogan also held leadership roles with United Technologies Corporation as President of the Carrier Transicold Division; Pratt & Whitney Industrial Turbines as Vice President and General Manager; General Electric Company in executive positions in a variety of functions such as marketing, product management, and business development and planning; and McKinsey & Company as a consultant. Mr. Hogan serves as the Chairman of the Board of the Federal Reserve Bank of Minneapolis.

Skills & Qualifications
Mr. Hogan has significant leadership experience both with us and predecessor employers demonstrating a wealth of operational management, strategic, organizational and business transformation acumen. His deep knowledge of business in general and our businesses, strengths and opportunities in particular, as well as his experience as a director in two other complex global public companies allow him to make significant contributions to the Board.

Other Public Board Service:
Covidien plc (2007–2015); Medtronic plc (2001–present)

14      2017 Proxy Statement

PROPOSAL 1

7 Jerry W. Burris
Age: 53
Director Since: 2007
Committee Served: ► Compensation ► Governance

Biography
Mr. Burris is the former President and Chief Executive Officer of Associated Materials Group, Inc., a manufacturer of professionally installed exterior building products, serving in that role from 2011 until 2014. Between 2008 and 2011, he was President, Precision Components of Barnes Group Inc. From 2006 until 2008, Mr. Burris was the President of Barnes Industrial, a global precision components business within Barnes Group. Prior to joining Barnes Group, Mr. Burris worked at General Electric Company, where he served as president and chief executive officer of Advanced Materials Quartz and Ceramics; GE Healthcare where he was general manager of global services; GE Industrial Systems and Honeywell Integration where he was head of global supply chain sourcing. Mr. Burris is also a director of Schramm, Inc., a portfolio company of GenNx360 Capital Partners.

Skills & Qualifications
Mr. Burris brings to our Board significant experience in management of global manufacturing operations and related processes, such as supply chain management, quality control and product development. Mr. Burris provides the Board with insight into operating best practices and current developments in a variety of management contexts.

Other Public Board Service:
Fifth Third Bancorp (2016–present)

8 T. Michael Glenn
Age: 61
Director Since: 2007
Committee Served: ► Governance (Chair) ► Compensation

Biography
Mr. Glenn serves as the Chair of our Governance Committee. From 1998 until his retirement in December 2016, Mr. Glenn served as the Executive Vice President—Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. From 2000-2016, Mr. Glenn also served as President and Chief Executive Officer of FedEx Corporate Services, responsible for all marketing, sales, customer service and retail operations functions for all FedEx Corporation operating companies including FedEx Office.

Skills & Qualifications
Mr. Glenn brings extensive strategic, marketing and communications experience to our Board from his service as one of the top leaders at FedEx Corporation. He has been an active participant in the development of our strategic plans, and a strong proponent for strengthening our branding and marketing initiatives.

Other Public Board Service:
Level 3 Communications, Inc. (2012–present); Renasant Corporation (2008–2012); Deluxe Corporation (2004–2007)

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PROPOSAL 1

9 Billie Ida Williamson
Age: 64
Director Since: 2014
Committee Served: ► Audit & Finance

Biography
Ms. Williamson has over three decades of experience auditing public companies as an employee and partner of Ernst & Young LLP. From 1998 until December 2011, Ms. Williamson served Ernst & Young as a Senior Assurance Partner. Ms. Williamson was also Ernst & Young’s Americas Inclusiveness Officer, a member of its Americas Executive Board, which functions as the Board of Directors for Ernst & Young dealing with strategic and operational matters, and a member of the Ernst & Young U.S. Executive Board responsible for partnership matters for the firm.

Skills & Qualifications
Ms. Williamson is qualified to serve on our Board of Directors because of her extensive financial and accounting knowledge and experience, including her service as a principal financial officer, as an independent auditor to numerous Fortune 250 companies and as a member of the board of directors of other companies, as well as her broad experience with SEC reporting and her professional training and standing as a Certified Public Accountant.

Other Public Board Service:
CSRA Inc. (2015–present); Janus Capital Group Inc. (2015–present); Exelis Inc. (2012–2015); Annie’s Inc. (2012–2014)

10 Glynis A. Bryan
Age: 58
Director Since: 2003
Committee Served: ► Audit & Finance (Chair beginning in May 2017)

Biography
Since 2007, Ms. Bryan has been the Chief Financial Officer of Insight Enterprises, Inc., a leading provider of information technology products and solutions to clients in North America, Europe, the Middle East and the Asia-Pacific region. Between 2005 and 2007, Ms. Bryan was the Executive Vice President and Chief Financial Officer of Swift Transportation Co., a holding company which operates the largest fleet of truckload carrier equipment in the United States. Between 2001 and 2005, Ms. Bryan was the Chief Financial Officer of APL Logistics, the supply-chain management arm of Singapore-based NOL Group, a logistics and global transportation business. Prior to joining APL, Ms. Bryan spent 16 years with Ryder System, Inc., a truck leasing company where Ms. Bryan served as Senior Vice President and Chief Financial Officer of Ryder Transportation Services in 1999 and 2000.

Skills & Qualifications
Ms. Bryan has extensive global financial and accounting experience in a variety of business operations, especially in logistics services. Ms. Bryan originally served on the Audit and Finance Committee of the Board for five years, and was selected in 2009 by the Board to serve as the Chair of the Governance Committee. Ms. Bryan returned to the Audit and Finance Committee in 2015 and will become its Chair in May 2017.

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PROPOSAL 1

11 Jacques Esculier
Age: 57
Director Since: 2014
Committee Served:
► Audit & Finance

Biography
Since 2007, Mr. Esculier has served as the Chief Executive Officer and a Director and, since 2009, as Chairman of WABCO Holdings, Inc., a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. From 2004 to 2007, Mr. Esculier served as Vice President of American Standard Companies Inc. and President of its Vehicle Control Systems business. Prior to holding that position, Mr. Esculier served as Business Leader for American Standard’s Trane Commercial Systems’ Europe, Middle East, Africa, India and Asia Region and in leadership positions at Allied Signal/Honeywell including as Vice President and General Manager of Environmental Control and Power Systems Enterprise and as Vice President of Aftermarket Services- Asia Pacific.

Skills & Qualifications
Mr. Esculier has significant leadership experience demonstrating a wealth of operational management, strategic, organizational and business transformation acumen. His deep knowledge of business in general and our businesses, strengths and opportunities in particular, as well as his experience as a director in a global public company allows him to make significant contributions to the Board.

Other Public Board Service:
WABCO Holdings, Inc. (2007–Present)

12 David A. Jones
Age: 67
Director Since: 2003
Committee Served:
► Compensation (Chair) ► Governance

Biography
Mr. Jones serves as the Chair of our Compensation Committee. Since 2008, Mr. Jones has been Senior Advisor to Oak Hill Capital Partners, a private equity firm. In 2016, Mr. Jones was appointed to the board of directors of Imagine! Print Solutions, a provider of in-store marketing solutions, and in 2012, Mr. Jones was appointed to the board of directors of Earth Fare, Inc., one of the largest natural food retailers in the U.S., both of which are privately owned by Oak Hill Capital Partners. Between 1996 and 2007, Mr. Jones was Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer products company with major businesses in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide and pet supply product categories. Mr. Jones also served in leadership roles with Rayovac, Spectrum Brands, Thermoscan and The Regina Company.

Skills & Qualifications
Mr. Jones’ extensive management experience with both public and private companies and private equity funds, coupled with his global operational, financial and mergers and acquisitions expertise, have given the Board invaluable insight into a wide range of business situations. Mr. Jones has served on each of our Board Committees, which has given him an understanding of the impact on us of a wide range of business situations.

Other Public Board Service:
The Hillman Group (2010–2014); Simmons Bedding Company (2000–2010); Spectrum Brands, Inc. (1996–2007); Tyson Foods, Inc. (1995–2005); Dave & Buster’s Holdings, Inc. (2010–2016)

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PROPOSAL 1

DIRECTOR INDEPENDENCE

The Board, based on the recommendation of the Governance Committee, determines the independence of each director based upon the New York Stock Exchange listing standards and the categorical standards of independence included in our Corporate Governance Principles. Based on these standards, the Board has affirmatively determined that all of our non-employee directors (i.e., Ms. Bryan, Ms. Williamson and Messrs. Burris, Davidson, Esculier, Garden, Glenn, Ho, Jones, Merriman and Monahan) are independent and have no material relationship with us (including our directors and officers) that would interfere with their exercise of independent judgment. The Board has affirmatively determined that Randall J. Hogan (the only employee who is a director) is not independent because he is our Chief Executive Officer.

In determining independence, our Board and Governance Committee considers circumstances where a director serves as an employee of another company that is a customer or supplier. The Board and Committee have reviewed each of these relationships, which are set forth below. In every case, the relationship involves sales to or purchases from the other company that, for each of 2014 through 2016, were (a) less than the greater of $1 million or 2% of that organization’s consolidated gross revenues during each of 2016, 2015 and 2014; and (b) not of an amount or nature that impeded the director’s exercise of independent judgment.

Director	Relationship(s) Considered
Ms. Bryan	Chief Financial Officer, Insight Enterprises, Inc.
Mr. Esculier	Chief Executive Officer of WABCO Holdings, Inc.
Mr. Glenn	Executive Vice President – Market Development and Corporate Communications, FedEx Corporation; President and Chief Executive Officer – FedEx Corporate Services
Mr. Jones	Senior Advisor, Oak Hill Capital Partners

Our Governance Committee also considered the fact that Mr. Davidson was Senior Vice President, Controller and Chief Accounting Officer of Tyco International Ltd. until September 28, 2012, the date on which Pentair Ltd. (the predecessor of Pentair plc), previously a subsidiary of Tyco,was spun off by Tyco to its shareholders. Immediately following the spin-off, a wholly owned subsidiary of Pentair Ltd. merged with and into Pentair, Inc., with Pentair, Inc. surviving as a wholly owned subsidiary of Pentair Ltd. (the “Merger”). Due to the resulting leadership structure after the Merger, and the fact that Mr. Davidson’s relationship with the former parent of Pentair Ltd. ceased concurrently with the Merger, the Governance Committee determined that Mr. Davidson’s former officer position with Tyco does not interfere with Mr. Davidson’s exercise of independent judgment.

DIRECTOR QUALIFICATIONS; DIVERSITY AND TENURE

The Governance Committee and the Board recognize that the Board’s contributions and effectiveness depend on the character and abilities of each director individually as well as on their collective strengths. Accordingly, the Committee and the Board evaluate candidates based on several criteria. Directors are chosen with a view to bringing to the Board a variety of experience and backgrounds and establishing a core of business advisers with financial and management expertise. The Committee and the Board also consider candidates with substantial experience outside the business community, such as in the public, academic or scientific communities. In addition, the Committee and the Board consider the tenure of incumbent directors, with the goal of having a mix of shorter-tenured directors who provide fresh perspectives and longer-tenured directors who provide experience regarding our company and its business.

When considering candidates for election as directors, the Committee and the Board are guided by the following principles, found in our Corporate Governance Principles:

►	at least a majority of the Board must consist of independent directors;
►	each director should be chosen without regard to gender, sexual orientation, race, religion or national origin;
►	each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;
►	each director should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities as a director;
►	each director should possess substantial and significant experience that could be important to us in the performance of his or her duties;
►	each director should have sufficient time available to devote to our affairs; and
►

each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily the interests of a special interest group or constituency and be committed to enhancing long-term shareholder value.

Our policies on director qualifications emphasize our commitment to diversity at the Board level – diversity not only of gender, sexual orientation, race, religion or national

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PROPOSAL 1

origin but also diversity of experience, expertise and training. The Governance Committee in the first instance is charged with observing these policies, and strives in reviewing each candidate to assess the fit of his or her qualifications with the needs of the Board and our company at that time, given the then current mix of directors’ attributes. Board composition, effectiveness and processes are all subject areas of our annual Board self-assessment, which is described in more detail below under “Board and Committee Self-Assessments”.

SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROXY ACCESS

Our Corporate Governance Principles provide that the Governance Committee will consider persons properly recommended by shareholders to become nominees for election as directors in accordance with the criteria described above under “Directors Qualifications; Diversity and Tenure”. Recommendations for consideration by the Governance Committee, together with appropriate biographical information concerning each proposed nominee, should be sent in writing to c/o Corporate Secretary, Pentair plc, 43 London Wall, London, EC2M 5TF, United Kingdom.

Our Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election as directors in connection with an Annual General Meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association and submitted within the timing requirements set forth in the Articles of Association. See “Shareholder Proposals and Nominations for the 2018 Annual General Meeting” below for more information.

In addition, subject to shareholder approval at the 2017 Annual General Meeting, eligible shareholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proposed proxy access provisions in our Articles of Association. All such nominations must be accompanied by certain background and other information specified in our Articles of Association and submitted within the timing requirements set forth in our Articles of Association. See “Proposal 6 – “Approve Amendments to Pentair Plc’s Articles of Association to Implement Proxy Access” and “Shareholder Proposals and Nominations for the 2018 Annual General Meeting of Shareholders” below for more information.

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CORPORATE GOVERNANCE MATTERS

THE BOARD’S ROLE AND RESPONSIBILITIES

Risk Oversight

At the direction of our Board, we have instituted an enterprise-wide risk management system to assess, monitor and mitigate risks that arise in the course of our business. The Board has determined that the Board as a whole, and not a separate committee, will oversee our risk management process. Each of our Board Committees has historically focused and continues to focus on specific risks within their respective areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by the full Board. Our chief financial officer and general counsel are the primary personnel responsible to the Board in the planning, assessment and reporting of our risk profile. The Board reviews an assessment of, and a report on, our risk profile on a regular basis.

Oversight in Company Strategy

At least once per year, the Board and senior management engage in an in-depth strategic review of the Company’s outlook and strategies which is designed to create long-term shareholder value and serves as the foundation upon which goals are established. Throughout the year, the Board then monitors management’s progress against such goals.

Oversight in Succession Planning

The Board views their role in succession planning and talent development as a key responsibility. At least once annually, usually as part of the annual talent review process, the Board discusses and reviews the succession plans for the Chief Executive Officer position and other executive officers and key contributors. The Directors become familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for our future business success.

Communicating with Shareholders and Other Stakeholders

We believe that maintaining an active dialogue with our shareholders is important to our long-term success. We value the opinions of our shareholders and other stakeholders and welcome their views throughout the year on key issues. During 2016, we continued our shareholder outreach on executive compensation and corporate governance matters. Our Lead Director and the chair of our Compensation Committee and members of senior management conducted outreach with our 35 largest shareholders representing 70.2% of our outstanding shares on these matters.

If you wish to communicate with the Board, non-management directors as a group or any individual director, including the Lead Director, you may send a letter addressed to the relevant party, c/o Corporate Secretary, Pentair plc, 43 London Wall, London, EC2M 5TF, United Kingdom. Any such communications will be forwarded directly to the addressee(s).

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CORPORATE GOVERNANCE MATTERS

Policies and Procedures Regarding Related Person Transactions

Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

►	a “related person” means any of our directors, executive officers or 5% shareholders or any of their immediate family members; and
►

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.

Potential related person transactions must be disclosed in the manner required in our Articles of Association and be brought to the attention of the Governance Committee directly or to the General Counsel for transmission to the Committee. Disclosure to the Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer or director becomes aware of the related person transaction. The Committee’s decision whether to approve or ratify a related person transaction is to be made in light of a number of factors, including the following:

►

whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party had no affiliation with any of our directors, executive officers or 5% shareholders;

►	whether there are demonstrable business reasons for us to enter into the related person transaction;
►	whether the related person transaction could impair the independence of a director under our Corporate Governance Principles’ standards for director independence; and
►

whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

We had no related person transactions during 2016. To our knowledge, no related person transactions are currently proposed.

BOARD STRUCTURE AND PROCESSES

We and our Board are committed to the highest standards of corporate governance and ethics. As part of this commitment, the Board has adopted a set of Corporate Governance Principles that sets out our policies on: f selection and composition of the Board;

►	selection and composition of the Board;
►	Board leadership;
►	Board composition and performance;
►	responsibilities of the Board;
►	the Board’s Relationship to senior management;
►	meeting procedures;
►	Committee matters; and
►	succession planning and leadership development.

The Board regularly reviews and, if appropriate, revises the Corporate Governance Principles and other governance instruments, including the charters of its Audit and Finance, Compensation and Governance Committees, in accordance with rules of the SEC and the NYSE. The Board has also adopted a Code of Business Conduct and Ethics and has designated it as the code of ethics for our Chief Executive Officer and senior financial officers.

Copies of these documents are available, free of charge, on our website at http://www.pentair.com/en/about-us/leadership/ corporate-governance.

Board Leadership Structure

We do not have a policy requiring the positions of Chairman of the Board and Chief Executive Officer to be held by different persons. Rather, the Board has the discretion to determine whether the positions should be combined or separated. Since 2002, our Chief Executive Officer has also been the Chairman of the Board. The Board believes that this leadership structure has worked well for several reasons, among them:

►	We historically have had a super-majority of independent directors, with our Chief Executive Officer the only employee serving as a director since 2007.
►	Since 2003 – more than 13 years – an independent member of the Board has served as our Lead Director (see below).
►	Our Lead Directors have served as an effective communication channel, both between the independent Board members and the Chief Executive Officer as well as among the independent Board members.
►	Our independent directors meet in executive session without the Chief Executive Officer present at every regular meeting of the Board.

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CORPORATE GOVERNANCE MATTERS

►	Our annual Board assessment process addresses issues of Board structure and director performance.

Our Lead Director is selected each year by our independent directors. Mr. Monahan has served as our Lead Director since 2008. The role of the Lead Director is to provide independent leadership to the Board, act as liaison between and among the non-employee directors and our company, and to seek to ensure that the Board operates independently of management. The Lead Director’s principal responsibilities include:

►	chairing the Board in the absence of the Chief Executive Officer;
►	presiding over all executive sessions of the Board;
►	in conjunction with the Chairman of the Compensation Committee, reporting to the Chief Executive Officer on the Board’s annual review of his performance;
►	in conjunction with the Chairman of the Board, approving the agenda for Board meetings, including scheduling to assure sufficient time for discussion of all agenda items;
►	in conjunction with the Chairman of the Board and Committee Chairs, ensuring an appropriate flow of information to the Directors;
►	holding one-on-one discussions with individual directors where requested by directors or the Board; and
►	carrying out other duties as requested by the Board.

Board and Committee Self-Assessments

The Board annually conducts a self-assessment of the Board and each Committee. The assessment process consists of a written evaluation comprising both quantitative scoring and narrative comments on a range of topics, including the composition and structure of the Board, the type and frequency of communications and information provided to the Board and the Committees, the Board’s effectiveness in carrying out its functions and responsibilities, the effectiveness of the Committee structure, directors’ preparation and participation in the meetings and the values and culture displayed by the Board members. The evaluation responses are compiled by a third party and shared with the Lead Director and Governance Committee Chair who lead a discussion of the assessment results at the following Board meeting.

In addition, a verbal assessment is conducted in independent executive session at the end of every Board and Committee meeting. This assessment includes a discussion of six specific areas addressing various aspects of the Board’s or Committee’s effectiveness.

Board Education

Board education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our company, including our business, strategy and governance. For example, new directors typically participate in one-on-one introductory meetings with our senior business and functional leaders. On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the industry, both from senior management and from experts outside of the company. Directors may also enroll in continuing education programs sponsored by third parties at our expense.

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CORPORATE GOVERNANCE MATTERS

COMMITTEES OF THE BOARD

The Board has three standing committees comprised solely of independent directors: the Audit and Finance Committee, the Compensation Committee and the Governance Committee. The committee members generally also meet in executive session without management present at each meeting.

5	MEETINGS OF THE PENTAIR BOARD OF DIRECTORS

8	Meetings of the Audit and Finance Committee	4	Meetings of the Compensation Committee	4	Meetings of the Governance Committee

Audit and Finance Committee
Role:

The Audit and Finance Committee is responsible, among other things, for assisting the Board with oversight of our accounting and financial reporting processes, oversight of our financing strategy, investment policies and financial condition, and audits of our financial statements. These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor and the performance of our internal audit function and of the external auditor. The Committee is directly responsible for the appointment, compensation, evaluation, terms of engagement (including retention and termination) and oversight of the independent registered public accounting firm. The Committee holds meetings periodically with our independent and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies.

Members:

Ronald L. Merriman (Chair until May 2017), Glynis A. Bryan (Chair beginning in May 2017), Jacques Esculier, David H.Y. Ho and Billie Ida Williamson. All members have been determined to be independent under SEC and NYSE rules. Mr. Merriman is a member of the audit committees of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation, each of which is a publicly-traded company. The Board has determined that Mr. Merriman’s service on the audit committees of three other public companies does not impair his ability to effectively serve as Chair of our Audit and Finance Committee. In May 2017, Ms. Bryan will replace Mr. Merriman as the Chair of the Audit and Finance Committee.

Report:	You can find the Audit and Finance Committee Report under “Audit and Finance Committee Report” of this Proxy Statement.
Financial Experts:	The Board has determined that all members of the Committee are financially literate under NYSE rules and qualify as “audit committee financial experts” under SEC standards.

Compensation Committee
Role:

The Compensation Committee sets and administers the policies that govern executive compensation. This includes establishing and reviewing executive base salaries and administering cash bonus and equity-based compensation under the Pentair plc 2012 Stock and Incentive Plan. The Committee also sets the Chief Executive Officer’s compensation based on the Board’s annual evaluation of his performance. The Committee has engaged Aon Hewitt, a human resources consulting firm, to aid the Committee in its annual review of our executive compensation programs for continuing appropriateness and reasonableness and to make recommendations regarding executive officer compensation levels and structures. In reviewing our compensation programs, the Committee also considers other sources to evaluate external market, industry and peer company practices. Information regarding the independence of Aon Hewitt is included under “Compensation Discussion and Analysis – Compensation Consultant.” A more complete description of the Compensation Committee’s practices can be found under “Compensation Discussion and Analysis” under the headings “Comparative Framework” and “Compensation Consultant.”

Members:	David A. Jones (Chair), Jerry W. Burris, Edward P. Garden, T. Michael Glenn and William T. Monahan. All members have been determined to be independent under SEC and NYSE rules.
Report:	You can find the Compensation Committee Report under “Compensation Committee Report” of this Proxy Statement.

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CORPORATE GOVERNANCE MATTERS

Governance Committee
Role:

The Governance Committee is responsible for, among other things, identifying individuals qualified to become directors and recommending nominees to the Board for election at Annual General Meetings. In addition, the Committee monitors developments in director compensation and, as appropriate, recommends changes in director compensation to the Board. The Committee is also responsible for reviewing annually and recommending to the Board changes to our corporate governance principles and administering the annual Board and Board Committee self-assessment. Finally, the Committee oversees public policy matters and compliance with our Code of Business Conduct and Ethics.

Members:	T. Michael Glenn (Chair), Jerry W. Burris, Edward P. Garden, David A. Jones and William T. Monahan. All members have been determined to be independent under NYSE rules.

ATTENDANCE AT MEETINGS

The Board held five meetings in 2016. Members of the Board are expected to attend all scheduled meetings of the Board and the Committees on which they serve and all shareholder meetings. In each regularly scheduled meeting, the independent directors also met in executive session, without the Chief Executive Officer or other members of management present. All directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the Committees on which they served during the period for which such persons served as directors in 2016, with an average attendance of over 97%. We expect our directors to attend our Annual General Meetings. All the directors in office attended the 2016 Annual General Meeting in person, except for Mr. Jones, who attended by telephone.

DIRECTOR COMPENSATION

Director compensation is recommended by the Governance Committee and approved by the Board. We use a combination of cash and equity-based incentive compensation to attract and retain qualified directors. Compensation of our directors reflects our belief that a significant portion of directors’ compensation should be tied to long-term growth in shareholder value. Mr. Hogan, our CEO, is our only employee director; he receives no separate compensation for his Board service. Directors do not receive fees for meeting attendance.

Director Retainers

The annual retainers for non-employee directors’ service on the Board and Board Committees in 2016 were as follows:

Board Retainer	$123,000
Lead Director Supplemental Retainer	$40,000
Audit and Finance Committee Chair Supplemental Retainer	$25,000
Compensation Committee Chair Supplemental Retainer	$25,000
Governance Committee Chair Supplemental Retainer	$20,000
Audit and Finance Committee Retainer	$23,500
Other Committee Retainer (per committee)	$11,750

To be consistent with the benchmarking changes caused by the change to Pentair’s peer group for executive compensation for 2017, the annual retainers for non-employee directors’ service on the Board and Board Committees for 2017 will be reduced as follows:

Board Retainer	$120,000
Lead Director Supplemental Retainer	$30,000
Audit and Finance Committee Chair Supplemental Retainer	$25,000
Compensation Committee Chair Supplemental Retainer	$20,000
Governance Committee Chair Supplemental Retainer	$15,000
Audit and Finance Committee Retainer	$12,500
Other Committee Retainer (per committee)	$6,250

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CORPORATE GOVERNANCE MATTERS

Equity Awards

Non-employee directors also receive an annual grant of options and restricted stock units under the Pentair plc 2012 Stock and Incentive Plan (“Pentair plc 2012 Stock and Incentive Plan”) as a part of their compensation unless a director has not met the stock ownership guidelines described below, in which case a director only receives a grant of restricted stock units. Options are exercisable at the closing price of our stock on the date of grant, have a ten-year term and vest in three installments on the first, second and third anniversaries of the grant date. Restricted stock units vest on the first anniversary of the grant date. Each restricted stock unit represents the right to receive one of our ordinary shares upon vesting and includes one dividend equivalent unit, which entitles the holder to all cash dividends declared on one of our ordinary shares from and after the date of grant.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are expected to acquire and hold our ordinary shares or stock equivalents having a value equal to five times the annual retainer for non-employee directors within five years after election or appointment to the Board.

STOCK OWNERSHIP FOR DIRECTORS SERVING AS OF DECEMBER 31, 2016

	Share		12/31/16	Ownership
	Ownership		Market Value	Guideline
	(1)		($)(2)	($)	Meets Guideline
Glynis A. Bryan	22,817		1,279,326	615,000	Yes
Jerry W. Burris	14,906		835,779	615,000	Yes
Carol Anthony (John) Davidson	15,140		848,900	615,000	Yes
Jacques Esculier	6,387		358,119	615,000	No	(3)
Edward P. Garden	14,337,040	(4)	803,877,833	615,000	Yes
T. Michael Glenn	16,917		948,519	615,000	Yes
David H. Y. Ho	12,001		672,896	615,000	Yes
David A. Jones	40,058		2,246,041	615,000	Yes
Ronald L. Merriman	20,786		1,165,475	615,000	Yes
William T. Monahan	53,977		3,026,505	615,000	Yes
Billie I. Williamson	6,351		356,101	615,000	No	(3)

(1)	The amounts in this column include ordinary shares owned by the director, both directly and indirectly, and unvested restricted stock units.
(2)	Based on the closing market price for our ordinary shares on December 30, 2016 of $56.07.
(3)	Non-employee directors have until the later of five years after their election or appointment as a director to meet the stock ownership guideline. Mr. Esculier and Ms. Williamson were first appointed as directors in 2014.
(4)	Includes 14,335,888 shares owned by certain funds and investment vehicles managed by Trian, which Mr. Garden may be deemed to indirectly beneficially own, as described in further detail in the section titled “Security Ownership” below. These shares are deemed to be held by Mr. Garden for purposes of the stock ownership guidelines.

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CORPORATE GOVERNANCE MATTERS

Director Compensation Table

The table below summarizes the compensation that we paid to non-employee directors for 2016.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
				Non-Equity	and Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)	($)	($)
Glynis A. Bryan	146,500	67,514	67,427	-	-	-	281,441
Jerry W. Burris	146,500	67,514	67,427	-	-	-	281,441
Carol Anthony (John) Davidson	123,000	67,514	67,427	-	-	-	257,941
Jacques Esculier	146,500	134,978	-	-	-	-	281,478
Edward P. Garden(3)	109,875	67,473	67,474	-	-	-	244,821
T. Michael Glenn	166,500	67,514	67,427	-	-	-	301,441
David H. Y. Ho	146,500	67,514	67,427	-	-	-	281,441
David A. Jones	171,500	67,514	67,427	-	-	-	306,441
Ronald L. Merriman	171,500	67,514	67,427	-	-	-	306,441
William T. Monahan	186,500	67,514	67,427	-	-	-	321,441
Billie I. Williamson	146,500	134,978	-	-	-	-	281,478

(1)	The amounts in column (c) represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of restricted stock units granted during 2016. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2017. Mr. Esculier and Ms.Williamson only received a grant of restricted stock units because they have not met the stock ownership guidelines as described above. As of December 31, 2016, each director had the unvested restricted stock units and deferred share units shown in the table below.

	Unvested Restricted	Deferred
Name	Stock Units	Share Units
Glynis A. Bryan	1,370	4,960
Jerry W. Burris	1,370	-
Carol Anthony (John) Davidson	1,370	-
Jacques Esculier	2,739	-
Edward P. Garden	1,152	-
T. Michael Glenn	1,370	1,012
David H. Y. Ho	1,370	-
David A. Jones	1,370	28,706
Ronald L. Merriman	1,370	423
William T. Monahan	1,370	12,773
Billie I. Williamson	2,739	-

(2)	The amounts in column (d) represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during 2016. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 21, 2017. As of December 31, 2016, each director had the outstanding stock options shown in the table below.

Outstanding Stock
Name	Options
Glynis A. Bryan	60,754
Jerry W. Burris	53,554
Carol Anthony (John) Davidson	16,840
Jacques Esculier	-
Edward P. Garden	5,898
T. Michael Glenn	60,754
David H. Y. Ho	16,840
David A. Jones	43,554
Ronald L. Merriman	58,754
William T. Monahan	60,754
Billie I. Williamson	-

(3)	Mr. Garden has advised us that, pursuant to his arrangement with Trian, he transfers to Trian, or holds for the benefit of Trian, all director compensation paid to him.

26      2017 Proxy Statement

EXECUTIVE COMPENSATION

PROPOSAL 2	APPROVE, BY NON-BINDING ADVISORY VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Board recommends a vote FOR approval of the compensation of the Named Executive Officers

See discussion beginning on page 29 for further information about the compensation of the Named Executive Officers

The Board is asking the shareholders to approve, by non-binding advisory vote, the compensation of the Named Executive Officers disclosed in the sections below titled “Compensation Discussion and Analysis” and “Executive Compensation Tables.”

Executive compensation is an important matter to the Board and the Compensation Committee and to our shareholders. We have designed our executive compensation programs to align executive and shareholder interests by rewarding the achievement of specific annual, longer-term and strategic goals that create long-term shareholder value. We believe that our executive compensation programs provide competitive compensation that will motivate and reward executives for achieving financial and strategic objectives, provide rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels, encourage growth and innovation, attract and retain the Named Executive Officers and other key executives and align our executive compensation with shareholders’ interests through the use of equity-based incentive awards.

The Compensation Committee has overseen the development and implementation of our executive compensation programs in line with these compensation objectives. The Compensation Committee also continuously reviews, evaluates and updates our executive compensation programs to ensure that we provide competitive compensation that motivates the Named Executive Officers to perform at their highest levels while increasing long-term value to our shareholders.

With these compensation objectives in mind, the Compensation Committee has taken a number of compensation actions to align with our shareholders’ interests, including the following:

►No automatic single trigger change in control vesting and excise tax gross-ups in new agreements with our executive officers.

►Annual cash incentives for the Named Executive Officers are based on performance goals that correlate strongly with two primary corporate objectives: improving the financial return from our businesses and strengthening our balance sheet through cash flow improvement and debt reduction.

►A significant portion of total compensation is “at risk” if certain performance goals are not satisfied or otherwise subject to our future performance.

►Executive officers must comply with vigorous stock ownership guidelines.

►Perquisites are generally limited to an annual cash allowance, subject to limited exceptions described below under the heading “Perquisites and Other Personal Benefits.”

As described in detail under “Compensation Discussion and Analysis – Shareholder Outreach and Response to 2016 Say on Pay Vote,” we engaged in a robust program of shareholder outreach in 2016 and have made significant changes to our compensation programs as a result.

These and other actions demonstrate our continued commitment to align executive compensation with shareholders’ interests while providing competitive compensation to attract, motivate and retain the Named Executive Officers and other key executives. We will continue to review and adjust our executive compensation programs with these goals in mind to ensure the long-term success of our company and generate increased long-term value to our shareholders.

This non-binding advisory vote gives you an opportunity to express your views about our executive compensation programs. As we further align our executive compensation programs with the interests of our shareholders while continuing to retain key talented executives that drive our company’s success, we ask that you approve the compensation of the Named Executive Officers.

The resolution in respect of this Proposal 2 is an ordinary resolution. The text of the resolution in respect of Proposal 2 is as follows:

“IT IS RESOLVED, that, on a non-binding, advisory basis, the compensation of Pentair plc’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related disclosures contained in Pentair plc’s proxy statement is hereby approved.”

Pentair plc     27

EXECUTIVE COMPENSATION

VOTE REQUIREMENT

Approval, by non-binding advisory vote, of the compensation of the Named Executive Officers requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

EACH OF THE BOARD AND THE COMPENSATION COMMITTEE RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

THE COMPENSATION COMMITTEE

David A. Jones, Chair
Jerry W. Burris
T. Michael Glenn
William T. Monahan

28      2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF COMPENSATION PROGRAM, PHILOSOPHY AND OBJECTIVES

The Compensation Committee sets and administers the policies that govern our executive compensation, including:

►	establishing and reviewing executive base salaries;
►	overseeing our annual incentive compensation plans;
►	overseeing our long-term equity-based compensation plan;
►	approving all awards under those plans;
►	annually evaluating risk considerations associated with our executive compensation programs; and
►

annually approving all compensation decisions for executive officers, including those for the Chief Executive Officer and the other officers named in the Summary Compensation Table below (collectively, the “Named Executive Officers”).

The Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual, longer-term and strategic goals that create lasting shareholder value. The Committee’s specific objectives include:

►	motivating and rewarding executives for achieving financial and strategic objectives;
►	aligning management and shareholder interests by encouraging employee stock ownership;
►	providing rewards commensurate with individual and company performance;
►	encouraging growth and innovation; and
►	attracting and retaining top-quality executives and key employees.

To balance the objectives described above, our executive compensation program uses the following direct compensation elements:

►	base salary, to provide fixed compensation competitive in the marketplace;
►	annual incentive compensation, to reward short-term performance against specific financial targets and individual goals; and
►

long-term incentive compensation, to link management incentives to long-term value creation and shareholder return. We also provide retirement, a prerequisite allowance and other benefits, to attract and retain executives over the longer term.

The Compensation Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Committee’s goals. The mix of total direct compensation for 2016 for our CEO and the average of the other NEOs is shown in the chart below.

2016 DIRECT COMPENSATION MIX

Pentair plc     29

COMPENSATION DISCUSSION AND ANALYSIS

2016 BUSINESS RESULTS*

2016 was an historic year for Pentair as we celebrated our 50 year anniversary as a company and marked our 40th year of increasing dividends to shareholders. That celebration highlighted many of the values and qualities that have been at the core of our company since it was founded in 1966. In 2016, Mr. Hogan also completed his 16th year as our CEO. During Mr. Hogan’s tenure, Pentair’s market capitalization has grown by 821% while delivering a total shareholder return of 538%.

The market environment in 2016 remained challenged as continued weakness in energy and industrial markets negatively impacted the financial results in a number of our businesses. Management responded by taking significant restructuring and operating actions to reduce costs and maintain operating margins, achieving solid gains over 2015. We increased EPS by 14%, adjusted EPS by 8%, operating income by 14% and segment income by 11% and converted 109% of our adjusted net income to free cash flow. In 2016, we also announced an agreement to sell our Valves & Controls business to Emerson Electric Co. We expect the sale of Valves & Controls to significantly strengthen our balance sheet and liquidity position and enable us to focus on our strategic priorities in Water and Electrical.

In 2016 our total shareholder return was 16%, a marked improvement following the difficult years we faced since oil prices began their precipitous decline toward the end of 2014.

At that time, nearly 30% of our business was directly impacted by energy markets and our stock price suffered accordingly. Foreign exchange headwinds and weakening economies in Asia, Latin America, and the Middle East compounded these challenges. Under Mr. Hogan’s leadership, Pentair responded by taking decisive action to cut costs, cull our portfolio, and redouble our commitment to the Pentair Integrated Management System (PIMS). In response to these challenging market conditions, the Compensation Committee also kept Mr. Hogan’s base salary, annual incentive and long-term incentive targets substantially unchanged from 2015 through 2017. For 2015, we did not pay out any annual incentive compensation to our Named Executive Officers. Realizable pay related to our long-term incentive awards has been significantly below the grant values over this period, and the Compensation Committee again froze the base salaries of all Named Executive Officers for 2017.

While our stock price has not returned to the $83 peak it achieved in March of 2014 when the price of oil was more than $100/barrel, we are encouraged by our progress in 2016 and the outlook for 2017. Our Win-Right Values continue to guide how we conduct business, including our commitment to a performance-based executive compensation program that closely aligns the interests of our executives with those of our shareholders.

ADJUSTED EPS

In 2016 we fulfilled our long-standing commitment of delivering performance for our shareholders with year over year increases in all key financial measures. Earnings per diluted share from continuing operations (“EPS”) were $2.47 in 2016 compared to $2.17 in 2015. On an adjusted basis, EPS increased 8% to $3.05 in 2016 compared to $2.83 in 2015.

* Please see Appendix A for reconciliation of GAAP to non-GAAP financial measures included in this section.

30      2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

SEGMENT INCOME

Operating income in 2016 was $701 million compared to $616 million in 2015. On an adjusted basis, our segment income increased 11% over the prior year to $840 million in 2016 from $755 million in 2015. Segment income as a percent of sales grew to 17.2% in 2016 from 16.8% in 2015.

FREE CASH FLOW

Net cash provided by operating activities of continuing operations was $702 million in 2016 compared to $598 million in 2015. Free cash flow from continuing operations of $609 million represented approximately 110% conversion of adjusted net income from continuing operations. In 2016 we increased the cash dividend paid to our shareholders for the 40th consecutive year, returning over $240 million to our shareholders.

SALES
Our sales during 2016 were $4,890 million, up 6% compared to $4,616 million in 2015.

On August 18, 2016, we entered into a Share Purchase Agreement to sell our Valves & Controls business to Emerson Electric Co. The results of the Valves & Controls business have been presented as discontinued operations for all periods presented.

Pentair plc     31

COMPENSATION DISCUSSION AND ANALYSIS

Key Compensation Facts

►Our CEO’s target incentive compensation amounts have not been materially increased since 2015
►Our Named Executive Officers’ realizable long-term incentive compensation amounts have been significantly below the target grant values since 2015
►The 2016 total compensation amounts shown in our required 2016 Summary Compensation Table are higher in part because we are required to show two years’ worth of long-term incentives in a single year due to our replacement of cash settled performance units with performance share units in our long-term incentive program
►Our CEO’s total compensation amount for 2016 was also significantly impacted by a change in pension value resulting from the pension plan’s benefit formula and interest rate changes

CEO COMPENSATION SUMMARY COMPENSATION TABLE VS. REALIZABLE LONG-TERM INCENTIVE COMPENSATION 3 YEAR

“Realizable pay” is calculated using the number of restricted stock units and performance shares granted to our CEO (adjusted to reflect the estimated payout of outstanding performance shares based on performance through the end of 2016) in each year multiplied by our share price on the last trading day of 2016 of $56.07, plus the aggregate intrinsic value of all stock options granted in each year calculated based on our share price on the last trading day of 2016 of $56.07.

SHAREHOLDER OUTREACH AND RESPONSE TO 2016 SAY ON PAY VOTE

In April 2016, one proxy advisory firm recommended that shareholders vote against approving the compensation of our Named Executive Officers in our annual advisory shareholder vote (our “say on pay vote”) at our 2016 Annual General Meeting. As a result of this disappointing recommendation we reached out to shareholders to gain additional insight and to provide them with clarifying information enabling them to make an informed decision on the say on pay vote. Shareholders ultimately supported our say on pay vote on May 10, 2016, with approximately 72% of votes cast in favor, but the level of support was down substantially from the 92% of votes cast in favor of our say on pay vote in 2015.

Our 2016 shareholder outreach included 35 of our largest shareholders representing 70.2% of our outstanding shares. These shareholders either arranged for individual discussions with us or provided us with feedback that they did not require a meeting. The purpose of the outreach was to better understand shareholder perspectives and evaluate any concerns regarding our executive compensation program. Given the commitment of the Board to understanding the perspectives of our shareholders, our Lead Director and Compensation Committee Chair participated in the majority of the calls with our investors. Shareholder feedback and suggestions on our executive compensation program were shared and discussed with the Compensation Committee and the entire Board. We found the robust shareholder engagement process to be valuable and intend to continue it annually.

A majority of the investors we spoke with were supportive of our executive compensation program. We listened to and considered the suggestions and opinions our investors shared on how to further enhance our executive compensation program. While shareholders have different points of view, several key themes emerged, supporting changes the Compensation Committee had already approved in 2016 and, after careful consideration, adopted in 2017:

Pay-for-Performance

What We Heard from our Shareholders
►	The Company’s executive compensation program demonstrates a true pay-for-performance linkage and shareholder alignment.
►	CEO’s and other Named Executive Officers’ compensation should be appropriately risk-based, balancing annual and long-term performance.
►	Goal setting should support the achievement of strategic business goals and creation of shareholder value.

Actions Taken Prior to Our Shareholder Outreach that Our Investors Supported
►	Any payment under our annual and long-term incentive plans requires the attainment of rigorous performance thresholds and stretch targets as evidenced by the following actions:
►The CEO and other Named Executive Officers did not receive an annual incentive payment in 2016 for 2015 performance, reflecting the severe market downturns in mining, energy and oil and gas.

32      2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

►The long-term performance cash plan for the three-year performance period ending on December 31, 2016 also paid out well below target (page 40).
►	For 2016, the Compensation Committee again established challenging performance thresholds and stretch targets, ensuring that any payment under the Company’s incentive plans required meaningful financial and operating performance (page 36).

Actions Taken Considering Our Shareholders’ Feedback

►	The Compensation Committee carefully assessed the 2017 annual and long-term incentive opportunity, taking into account not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential and succession planning.
►	The Compensation Committee also evaluated the pay mix of our CEO and our other Named Executive Officers for 2017, as it does every year, to ensure annual and long-term incentives are properly balanced.
►	In 2016 annual and long-term incentives again reflected company performance appropriately:
►	The annual incentive plan paid out at below target overall as above target free cash flow generation was offset by below target income performance and below threshold core revenue growth (page 37).
►	The long-term performance cash plan for the three-year performance period ending on December 31, 2016 paid out at 30% of target, due to the challenging business conditions over the performance period (page 40).

Annual Incentive Design

What We Heard from our Shareholders

►	Annual incentive plan measures of operating income and free cash flow are well aligned with shareholder interests.
►	Free cash flow measure is particularly valued because it reflects the quality of our earnings stream.
►	Reward profitable growth, not growth at any cost.

Actions Taken Prior to Our Shareholder Outreach that Our Investors Supported

►	Increased the weighting of our free cash flow measure from 10% to 30%, bringing renewed focus on what has been a traditional strength of our company and resulting in superior free cash flow performance in 2016 (page 37).
►	Reduced the weighting of individual performance in the annual incentive from 20% to 10% (page 37).

Actions Taken Considering Our Shareholders’ Feedback

►	Replaced core revenue growth with a profitable growth measure and increased the weighting from 20% to 30% for 2017 annual incentives.
►	Eliminated the strategic deployment factor (“SDF”) from the 2017 annual incentive of the Executive Officers to further reinforce the importance of financial and operating results.

Long Term Incentive Design

What We Heard from our Shareholders

►	Greater portion of long-term compensation should be performance-vested equity.
►	Adjusted EPS viewed as a measure closely tied to creation of shareholder value, but suggestion to add a return and/or relative performance measure.
►	Disclosure of performance goals in year of grant.
►	CEO and other Executive Officer stock ownership highly valued.

Actions Taken Prior to Our Shareholder Outreach that Our Investors Supported

►	Replaced cash-settled performance units with performance share units.
►	Introduced adjusted EPS as the performance share unit measure.
►	Established rigorous three-year adjusted EPS growth goals to support the creation of long-term shareholder value.

Actions Taken Considering Our Shareholders’ Feedback

►	For 2017, increased performance share units from one third to 50% of the Executive Officers’ long-term incentive mix and reduced restricted stock units and stock options proportionately.
►	Augmented adjusted EPS growth measure with return on equity (ROE) weighted 75% and 25% respectively for 2017 awards.
►	Performance goals disclosed for adjusted EPS and return on equity (ROE) performance share units in the year of grant (page 39).
►	Increased stock ownership requirement from 2.0-times base salary to 2.5 times base salary for Segment Presidents in 2017. The CEO is already subject to a robust 6x base salary requirement.

Pentair plc     33

COMPENSATION DISCUSSION AND ANALYSIS

COMPARATIVE FRAMEWORK

In setting compensation for our executive officers, including our Named Executive Officers, the Committee uses competitive compensation data from an annual total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential and succession planning. In setting compensation for 2016, the Committee engaged Aon Hewitt to provide the annual total compensation study of selected peer groups referred to above. All companies in the peer group were:

►	publicly-traded on a major exchange;
►	similar in business scope and/or operations to our business units and global in nature;
►	within a reasonable revenue range (generally 0.5x to 3x) compared to our revenue; and
►	engaged in the same or a similar industry to ours, based on Global Industry Classification Standard (“GICS”) code: industrial machinery, electrical components and equipment, agricultural and farm machinery, building products, electronic components, industrial conglomerates and security and alarm services.

Based on Aon Hewitt’s review and recommendations and the foregoing criteria, the Committee maintained the existing group of peer companies for benchmarking purposes with respect to 2016 compensation, which consisted of the following 17 companies (the “Comparator Group”):

AGCO Corporation	Cummins Inc.	Danaher Corporation
Dover Corporation	Eaton Corporation plc	Emerson Electric Co.
Flowserve Corporation	Illinois Tool Works Inc.	Ingersoll-Rand plc
Masco Corp.	Parker-Hannifin Corporation	Rockwell Automation, Inc.
SPX Corporation	Stanley Black & Decker, Inc.	The Timken Company
Tyco International plc (n/k/a Johnson	Xylem Inc.
Controls International plc)

The Comparator Group companies had revenues ranging from approximately $3.0 billion to $24.5 billion, with median revenues of approximately $10.3 billion. Our revenue for 2016 was $4.89 billion. Companies that fall outside the revenue range of 0.5x to 3x compared to our revenue have been removed for the 2017 Comparator Group and replaced with appropriate peers.

In late 2016, in anticipation of the sale of our Valves & Controls business, the Committee asked Aon Hewitt to provide recommendations concerning potential changes to our Comparator Group for 2017 to reflect the impact of the sale on our revenue and operations. Based on Aon Hewitt’s recommendations, the Committee approved an updated Comparator Group for use in setting target compensation for 2017 for our executive officers, including our Named Executive Officers. We will describe in detail the updated Comparator Group for 2017 in our proxy statement for our 2018 Annual General Meeting.

2016 COMPENSATION PROGRAM ELEMENTS

For 2016, the principal components of compensation for Named Executive Officers were:

►	base salary;
►	annual incentive compensation;
►	long-term incentive compensation, consisting of stock options, restricted stock units and performance share units;
►	retirement and health & welfare benefits; and
►	perquisite allowance.

The Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation against the Committee’s goals to attract, retain and incentivize talented executives and to align the interests of these executives with those of our long-term shareholders.

34      2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARIES

We provide each Named Executive Officer with a fixed base salary. In setting base salaries, the Committee generally references comparable positions at peer companies based on available market data, which include published survey data and proxy statement data for our Comparator Group. The Committee considers compensation at comparable companies, and does not set base salaries based on a particular peer group benchmark or any single factor. Differences in base salaries among the Named Executive Officers are determined by the Committee based on numerous factors such as competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience and individual performance.

In December 2015, the Committee undertook its annual review of base salaries for the then-serving Named Executive Officers and other management personnel, in accordance with its normal procedures. Following a market review by Aon Hewitt, the Committee approved an annual merit increase to base salary for Mr. Frykman of 4% and an additional 6% market adjustment effective January 1, 2016. The other four Named Executive Officers’ base salaries were not changed for 2016 (two were hired in 2016).

In connection with Ms. Keegans’ commencement of employment on June 1, 2016, the Committee set her base salary at $450,000 based on a wide range of factors, including a market review, prior compensation level and arm’s length negotiations with Ms. Keegans. In connection with Mr. Cassidy’s commencement of employment on April 11, 2016, the Committee set his base salary at $485,000 based on a wide range of factors, including a market review, prior compensation level and arm’s length negotiations with Mr. Cassidy.

ANNUAL INCENTIVE COMPENSATION

To provide competitive compensation to attract and retain top talent while linking pay to annual performance, we pay a portion of our executives’ cash compensation as incentive compensation tied to annual business performance as measured against annual goals established by the Committee. In 2016, we provided cash annual incentive compensation to our executive officers, including the Named Executive Officers, under our Management Incentive Plan (“MIP”). MIP awards were granted under the Pentair plc 2012 Stock and Incentive Plan. The Committee had no discretion to increase formula-derived incentive compensation under the MIP.

The Committee determines a percentage of each then-serving Named Executive Officer’s base salary as a targeted level of incentive compensation opportunity under the MIP, based on the Committee’s review of Aon Hewitt’s recommendations, relevant survey data and, in the case of Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. The Committee generally sets each executive’s target incentive compensation opportunity with reference to the Comparator Group’s target payouts and does not set target incentive compensation opportunities based on a particular peer group benchmark or any single factor.

The actual target incentive compensation opportunity set by the Committee for each Named Executive Officer varies depending on a wide range of factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s performance, level of responsibility and experience.

An executive officer’s base salary multiplied by the incentive compensation opportunity percentage establishes the target incentive compensation for which the executive officer is eligible. The Committee determined incentive compensation targets in 2016 for all Named Executive Officers. These incentive compensation targets as a percentage of salary and a dollar amount, based on actual base salary paid during 2016, were as follows:

	Target as a % of Salary	Target
Randall J. Hogan	160%	$2,041,272
John L. Stauch	100%	$701,600
Karen L. Keegans	80%	$360,000
Karl R. Frykman	70%	$339,500
Dennis J. Cassidy, Jr.	70%	$339,500

Because Ms. Keegans did not join our company until mid-year in 2016, her award was pro-rated from the amount shown in the table to reflect her partial year of service.

Actual incentive compensation awarded to each Named Executive Officer may range from 0 to 2.4 times the target (0 to 2.5 times the target for Mr. Cassidy due to the increased weight on Segment Income), depending on actual company and individual performance, as described below.

Pentair plc     35

COMPENSATION DISCUSSION AND ANALYSIS

To establish the performance goals and related targets applied to MIP payments for the Named Executive Officers, the Committee examined company-wide and segment-specific goals that were recommended by the Chief Executive Officer, and that were based solely on objectively determinable financial performance measures. The Committee also took into account the challenging market conditions we faced due to continued weakness in energy and industrial markets. In addition, the performance goals have been adjusted for the effect of moving our Valves & Controls business to discontinued operations for 2016 following our entry into an agreement for the sale of that business. As a result, although the performance goals for 2016 were lower than the 2015 goals in absolute terms, they were no less rigorous. The MIP performance goals that applied to Messrs. Hogan and Stauch and Ms. Keegans, as Named Executive Officers with company-wide responsibilities (prior to adjustments specified in the MIP), as well as the weight assigned to each performance goal and the corresponding payout levels, were as follows:

Financial Performance Measure	Weight	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Superior Performance (200% payout)	Excellence (300% payout)
Segment Income (earnings before interest, taxes and amortization)	40%	$800 million	$860 million	$940 million	$965 million
Free Cash Flow (cash from operating activities less capital expenditures, plus proceeds from sale of property and equipment)	30%	$515 million	$570 million	$625 million	N/A
Growth in Core Sales (sales excluding the impact of acquisitions, divestitures and currency exchange rate changes)	20%	Unchanged from 2015	3.0% increase over prior year	6.0% over prior year	N/A
Strategy Deployment (“SDF”) (contingent on EBITDA hurdle, defined as earnings before interest, taxes, depreciation and amortization)	10%	EBITDA of $975 million was required for any payout			N/A

For Mr. Frykman, the MIP performance goals were specific to the Water Quality Systems segment, for which he had primary responsibility, were as follows:

Financial Performance Measure	Weight	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Superior Performance (200% payout)	Excellence (300% payout)
Segment Income (earnings before interest, taxes and amortization)	40%	$285 million	$300 million	$315 million	$323 million
Free Cash Flow (cash from operating activities less capital expenditures, plus proceeds from sale of property and equipment)	30%	$194 million	$215 million	$247 million	N/A
Growth in Core Sales (sales excluding the impact of acquisitions, divestitures and currency exchange rate changes)	20%	Unchanged from 2015	5.0% increase over prior year	8.0% over prior year	N/A
SDF (contingent on EBITDA hurdle, defined as earnings before interest, taxes, depreciation and amortization)	10%	EBITDA of $975 million was required for any payout			N/A

36      2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

For Mr. Cassidy, the MIP performance goals were specific to the Valves & Controls segment, for which he had primary responsibility, as set forth below. In addition, only the Segment Income and Free Cash Flow measures were used for the Valves & Controls MIP in light of the environment of market uncertainty and the resulting difficulty of establishing core sales growth targets:

Financial Performance Measure	Weight	Threshold (Required for any payout; payouts begin at 50%)	Target (100% payout)	Superior Performance (200% payout)	Excellence (300% payout)
Segment Income (earnings before interest, taxes and amortization)	50%	$175 million	$215 million	$245 million	$265 million
Free Cash Flow (cash from operating activities less capital expenditures, plus proceeds from sale of property and equipment)	40%	$216 million	$240 million	$264 million	N/A
SDF (contingent on EBITDA hurdle, defined as earnings before interest, taxes, depreciation and amortization)	10%	EBITDA of $975 million was required for any payout			N/A

For 2016, the Committee replaced operating income as a performance measure with segment income to better align the MIP structure with cash earnings per share. The general framework of the MIP performance goals otherwise remained similar to previous years, except that the Committee also increased the relative weight assigned to cash flow from 10% to 30% in response to our economic environment and business goals and correspondingly decreased the relative weight assigned to the strategic deployment factor (“SDF”,) from 20% to 10%, and to growth in core sales, from 30% to 20%. The target levels for the performance goals were aligned with the corporate objectives in our annual operating plan.

To provide an added performance incentive, the Committee determined that the amount of incentive compensation related to each performance goal other than EBITDA would be scaled according to the amount by which the measure exceeded or fell short of the target. The Committee also determined that the performance goals for free cash flow and sales should have a threshold level below which no incentive compensation would be earned, and that potential payouts would be scaled from 0.50 at the threshold to 2.0 times at the maximum, as detailed above. The Committee set the threshold at 0.50 and the maximum potential payout for segment income at 3.0 times the target.

In the case of EBITDA, the Committee determined that attainment of this performance goal is a necessary condition, but not sufficient in itself, to trigger a payout under the EBITDA component of the MIP. If the EBITDA threshold was not attained, no award would be made for this performance goal. If the EBITDA threshold was attained, the Named Executive Officer would be eligible for up to the maximum payout under this component of the award. The Committee retained the discretion to reduce, but not to increase, the amount of the payout under this component to a Named Executive Officer, based upon the Named Executive Officer’s individual performance, as measured according to the applicable SDF. The SDF measures an individual executive’s performance against expectations in the attainment of corporate strategic goals set by the Committee. The SDF for each Named Executive Officer is recommended by the CEO and is approved by the Committee based on its assessment of individual performance.

The actual incentive compensation of each Named Executive Officer was determined by multiplying the eligible target incentive compensation amount by a multiplier determined as described above. In determining the actual financial results, the classification of our Values & Controls business was excluded and moved to discontinued operations in the third quarter of 2016 due to the expected sale. Taking into account this adjustment and the other adjustments described below the following tables, for 2016, actual results as measured by the performance goals under the MIP for Messrs. Hogan and Stauch and Ms. Keegans were as follows:

Financial Performance Measure	Weight	Actual Financial Results	Payout %	Weighted Payout %
Segment Income (As Adjusted for the MIP)	40%	$839.5	82.9%	33.2%
Free Cash Flow	30%	$609.3	171.3%	51.4%
Core Sales Growth	20%	-1.4%	0.0%	0.0%
SDF (contingent on EBITDA hurdle)	10%	1,119.5	100-110%	10-11%

Pentair plc     37

COMPENSATION DISCUSSION AND ANALYSIS

For Mr. Frykman, actual results as measured by the performance goals under the MIP were as follows:

Financial Performance Measure	Weight	Actual Financial Results	Payout %	Weighted Payout %
Segment Income (As Adjusted for the MIP)	40%	$314.1	194.0%	77.6%
Free Cash Flow	30%	$273.4	200.0%	60.0%
Core Sales Growth	20%	4.8%	98.0%	19.6%
SDF (contingent on EBITDA hurdle)	10%	1,119.5	150%	15%

For Mr. Cassidy, actual results as measured by the performance goals under the MIP were as follows:

Financial Performance Measure	Weight	Actual Financial Results	Payout %	Weighted Payout %
Segment Income (As Adjusted for the MIP)	50%	$149.6	0.0%	0.0%
Free Cash Flow	40%	$244.3	117.9%	47.2%
SDF (contingent on EBITDA hurdle)	10%	1,119.5	125%	12.5%

Adjustments to operating income and EBITDA for factors specified in the MIP included: restructuring and other charges ($20.6 million), intangible asset impairment ($13.3 million), pension “mark to market” losses ($4.2 million), and intangible asset amortization ($96.4 million). These adjustments for factors specified in the MIP are the same as those used to calculate our segment income as disclosed elsewhere in this Proxy Statement. Core sales growth is defined as the year over year rate of change in sales excluding the impact of foreign currency (-0.8%) and acquisitions (8.1%). The Committee determined that each Named Executive Officer’s performance in 2016 met individual performance expectations with respect to the EBITDA/SDF component. Based on this determination, the resulting incentive bonus percentage for the EBITDA/SDF measure ranged from 10% to 15% of each Named Executive Officer’s target for this portion of the award (10% weighting times 70% to 160%). Based on the foregoing, the Named Executive Officers received the MIP payouts that are reflected in the “Non-Equity Incentive Plan Compensation” column under “Executive Compensation Tables-Summary Compensation Table.”

2016 LONG-TERM INCENTIVE COMPENSATION

The Committee emphasizes executive compensation that is tied to building and sustaining our company’s value through ordinary share performance over time.

EQUITY MIX

2016	2017

In keeping with its philosophy that executive compensation must be tied to building and sustaining value through ordinary share performance over time, the Committee establishes long-term incentive compensation targets with reference to both published survey data and data from our Comparator Group. The Committee does not set award levels based on a particular peer group benchmark or any single factor. The Committee may make awards above or below that range if it believes it is necessary to provide appropriate retention and performance incentives based on a wide range of factors, such as competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s level of responsibility, experience and individual performance.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2016, the Committee awarded long-term incentive compensation under the Pentair plc 2012 Stock and Incentive Plan. As it does each year, the Committee referenced benchmark data (including compensation surveys, Comparator Group information and other data provided by Aon Hewitt) in setting target dollar award levels for each Named Executive Officer and for each position or grade level. The Committee did not change the target long-term incentive compensation for Messrs. Hogan or Stauch in 2016. Ms. Keegans’ and Mr. Cassidy’s target long-term incentive compensation was set at a competitive level and through arm’s length negotiation in connection with their recruitment to join our company in 2016. For Mr. Frykman, the Committee increased the target long-term incentive compensation level to reflect performance, increased level of responsibility, and competitive conditions in the Comparator Group data.

The Committee approved in December 2015 the elements and mix of long-term incentive compensation granted effective January 4, 2016 under the Pentair plc 2012 Stock and Incentive Plan. The Committee granted all then-serving Named Executive Officers a mix of the following components: stock options, restricted stock units and performance share units. The replacement of cash settled performance units with performance share units is discussed above under the heading “Shareholder Outreach and Response to 2016 Say on Pay Vote” (see page 32). We have balanced our long-term incentive compensation program vehicles to create an equal focus on shareholder wealth creation, the creation of a sustaining business and assuring the leadership is committed to the long-term success of the enterprise. Each component was equally weighted, representing one-third of the total long-term incentive award value. The components had the features described below:

►	Stock options: The Committee determined that it would grant ten-year stock options, with one third of the options vesting on each of the first, second and third anniversaries of the grant date, as in prior years.
►	Restricted stock units: Each restricted stock unit represents the right to receive one of our ordinary shares upon vesting and includes one dividend equivalent unit, which entitles the holder to a cash payment equal to all cash dividends declared on our ordinary shares from and after the date of grant. One-third of the restricted stock units would vest on each of the first three anniversaries of the grant date if the performance hurdle described below under “Impact of Tax Considerations” was met.
►	Performance share units: Each performance share unit represents the right to receive one of our ordinary shares at the end of a three-year performance period if specified performance goals are achieved. For the performance share units granted in 2016 relating to the performance period 2016-2018, the performance goal is adjusted EPS:

Metrics	Threshold (50% payout)	Target (100% payout)	Superior Performance (200% payout)	Excellence (300% payout)
Adjusted EPS	$3.45	$3.85	$4.25	$4.50

Payouts would be scaled for performance between threshold and target and between target and maximum.

The numbers of shares subject to the stock options, restricted stock units and performance share units, and the values of the awards, granted to the Named Executive Officers in 2016 are reflected under “Executive Compensation Tables-Grants of Plan-Based Awards Table.”

The value of restricted stock units that vested for each Named Executive Officer in 2016 and the value of options exercised by each Named Executive Officer in 2016 are shown in the table under “Executive Compensation Tables-Option Exercises and Stock Vested.”

PRIOR LONG-TERM INCENTIVE GRANTS

Prior to 2016, as described above, the Committee granted cash settled performance units rather than performance share units to the Named Executive Officers. The Committee made such a grant in 2014 relating to the three-year performance period 2014-2016. Each performance unit entitled the holder to a cash payment following the end of the three-year performance period, if we achieved specified company performance goals on metrics established by the Committee. The performance goals selected by the Committee for the 2014-2016 performance period were revenue growth and return on invested capital, each weighted 50%. Subject to establishment of the bonus pool and depending on cumulative company performance over the three-year performance period, we would pay nothing if the threshold were not met, 50% of the target value if the threshold were met, 100% of the target value if the target were met and 200% of the target value if the maximum were met. Payouts would be scaled for performance between threshold and target and between target and maximum.

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COMPENSATION DISCUSSION AND ANALYSIS

The performance goals selected by the Committee for the 2014-2016 performance period, as well as the weighting, potential payout levels, actual performance and actual payout percentages were as follows:

Financial Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual	Actual Payout (% of Target)
Compounded Annual Growth Rate (CAGR)(1) of Revenue in 2014-2016 Compared to 2013	50%	1.0% CAGR	3.0% CAGR	6.0% CAGR	1.4% CAGR	60.6%
Return on Invested Capital (ROIC) in 2014-2016 Compared to 2013	50%	100 basis point increase	250 basis point increase	450 basis point increase	80 basis point increase	0%
2014 Program Total Weighted Performance						30.3%

(1)	CAGR excludes the impact of changes in foreign currency exchange rates.

Based on the foregoing, the Named Executive Officers received the payouts that are reflected in the “Non-Equity Incentive Plan Compensation” column under “Executive Compensation Tables-Summary Compensation Table.”

TOTAL SHAREHOLDER RETURN

STOCK OWNERSHIP GUIDELINES

The Committee has established stock ownership guidelines for the Named Executive Officers and other executives to motivate them to become significant shareholders, and to further encourage long-term performance and growth, and to align their interests with those of shareholders generally. The Committee monitors executives’ compliance with these guidelines and periodically reviews the definition of “stock ownership” to reflect the practices of companies in the Comparator Group. “Stock ownership” currently includes ordinary shares owned by the officer both directly and indirectly, the pro-rated portion of unvested restricted stock, restricted stock units, and shares held in our employee stock ownership plan or our employee stock purchase plan. Stock ownership does not include performance share units until they are earned at the end of the performance period. The Committee determined that, over a period of five years from appointment, certain executives should accumulate and hold ordinary shares equal to specified multiples of base salary. We increased the ownership guidelines applicable to our Segment Presidents from 2.0 times base salary to 2.5 times base salary in 2017. Following those adjustments, the multiples of base salary required by the guidelines are as follows:

Executive Level	Stock Ownership Guidelines (as a multiple of salary)
Chief Executive Officer	6.0x base salary
Executive Vice President and Chief Financial Officer	3.0x base salary
Senior Vice President, Chief Human Resources Officer;	2.5x base salary
Senior Vice President and General Counsel
Segment Presidents
Other key executives	2.0x base salary

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COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP FOR THE NAMED EXECUTIVE OFFICERS AS OF DECEMBER 31, 2016

	Share Ownership	12/31/16 Market Value ($)(1)	Ownership Guideline ($)	Meets Guideline
Randall J. Hogan	629,585	35,300,833	7,654,770	Yes
John L. Stauch	191,525	10,738,806	2,104,800	Yes
Karen L. Keegans	5,053	283,300	1,125,000	No(2)
Karl R. Frykman	39,744	2,228,459	970,000	Yes
Dennis J. Cassidy, Jr.	11,250	630,788	970,000	No(3)

(1)	The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $56.07 by the number of shares owned.
(2)	Newly hired officer on June 1, 2016.
(3)	Newly hired officer on April 11, 2016.

SHARE OWNERSHIP REQUIREMENTS

EQUITY HOLDING POLICY

We maintain an equity holding policy under which executive officers subject to our stock ownership guidelines are required to retain 100% of the net number of shares acquired under equity awards until the ownership guidelines are satisfied.

This policy may be waived to the extent its application to any individual executive officer would cause undue hardship to the executive officer.

CLAWBACK POLICY

We maintain a clawback policy under which certain incentive compensation earned by our executive officers may be recouped if the executive officer’s fraud or intentional misconduct is a significant contributing factor to a restatement of financial results. The incentive compensation subject to this policy includes cash bonuses, cash performance units and equity-based awards subject to performance-based vesting conditions to the extent the compensation was paid, credited or earned during the year after the financial results were first disclosed.

POLICY PROHIBITING HEDGING AND PLEDGING

We maintain a policy that prohibits our executive officers and directors from engaging in hedging or pledging transactions involving our ordinary shares or other Pentair securities.

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COMPENSATION DISCUSSION AND ANALYSIS

RETIREMENT AND OTHER BENEFITS

Eligible Named Executive Officers and other executives and employees participate in a number of retirement and similar plans that are described below under “Executive Compensation Tables – Pension Benefits”. We also provide other benefits such as medical, dental, life insurance and disability coverage to substantially all of our full-time U.S. salaried employees, including the Named Executive Officers. We aim to provide employee and executive benefits at levels that reflect competitive market levels.

Medical, Dental, Life Insurance and Disability Coverage

Employee benefits such as medical, dental, life insurance and disability coverage are available to all full-time U.S.-based participants through our active employee plans. In addition to these benefits for active employees, we provide post-retirement medical, dental and life insurance coverage to certain retirees in accordance with the legacy company plans which applied at the time the employees were hired. We provide up to one and a half times annual salary (up to $1,000,000) in life insurance, and up to $15,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are made available to all full-time U.S. salaried employees.

Other Paid Time-Off Benefits

We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other large companies.

Deferred Compensation

We sponsor a non-qualified deferred compensation program, called the Sidekick Plan, for our U.S. executives within or above the pay grade that has a midpoint annual salary of $208,300 in 2016. This plan permits executives to defer up to 25% of their base salary and 75% of their annual cash incentive compensation. Executives also may defer receipt of restricted stock units or performance share units. We normally make contributions to the Sidekick Plan on behalf of participants with respect to each participant’s contributions from that portion of his or her income above the maximum imposed by the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which was $265,000 in 2016, but below the Sidekick Plan’s compensation limit of $700,000. Please see the narrative following the “Nonqualified Deferred Compensation Table” below for additional information on our contributions.

Participants in the Sidekick Plan may invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan, and our ordinary shares are not a permitted investment choice under the Plan, although deferred restricted stock units and performance share units are automatically invested in shares.

Amounts deferred, if any, under the Sidekick Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns under “Executive Compensation Tables-Summary Compensation Table.” Our contributions allocated to the Named Executive Officers under the Sidekick Plan are included in the “All Other Compensation” column under “Executive Compensation Tables-Summary Compensation Table.”

PERQUISITES AND OTHER PERSONAL BENEFITS

We provide Named Executive Officers with a perquisite program (the “Flex Perq Program”) under which the Named Executive Officers receive a cash perquisite allowance in an amount that the Committee believes is customary, reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews market data provided by Aon Hewitt to assess the levels of perquisites provided to Named Executive Officers.

For 2016, the total aggregate annual allowance under the Flex Perq Program was $50,000 for Mr. Hogan and $40,000 for all other executive officers (pro rated for Ms. Keegans and Mr. Cassidy in light of their partial year of service). In addition to the allowance provided under the Flex Perq Program, we provided security arrangements for Mr. Hogan during an instance of personal travel in a geographic area in which there were security concerns and an additional payment to make him whole for the taxes he incurred as result of the security

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COMPENSATION DISCUSSION AND ANALYSIS

benefits. We also provided a fitness center reimbursement for certain of our Named Executive Officers. The fitness center reimbursement is provided pursuant to a broad-based policy that applies generally to U.S. employees.

The amounts of the annual allowance under the Flex Perq Program, the security arrangements and related additional payment and the fitness center reimbursement are included in the “All Other Compensation” column under “Executive Compensation Tables – Summary Compensation Table” and are set forth in more detail in footnote 7 to that table.

Ms. Keegans received a sign-on award to address forfeitures related to her prior employment and relocation assistance in connection with her joining our company on June 1, 2016. The award is included in the “Bonus” column under “Executive Compensation Tables – Summary Compensation Table” and the relocation assistance, including a payment to make her whole for taxes on the relocation assistance, is included in the “All Other Compensation” column under “Executive Compensation Tables – Summary Compensation Table” and is set forth in more detail in footnote 7 to that table. The relocation assistance we provided to Ms. Keegans is consistent with the relocation assistance that we provide to all other similarly situated employees under our standard relocation program.

Mr. Cassidy received a sign-on award in connection with joining our company on April 11, 2016 to address forfeitures and changes in the compensation mix related to his prior employment. The award is included in the “Bonus” column under “Executive Compensation Tables – Summary Compensation Table.” The award has a 2 year payback clause should he voluntarily leave the company.

EXPATRIATE BENEFITS

For our employees who are assigned to an international location outside of their home country or country of primary residence, we provide customary expatriate benefits. During a portion of 2016, one of our Named Executive Officers, Mr. Cassidy, was assigned to Switzerland and received such benefits. The expatriate benefits provided to Mr. Cassidy included relocation expenses, housing expenses, educational expenses for dependent children, a cost of living adjustment, use of a company car in Switzerland, tax consulting services and home leave travel and language training for Mr. Cassidy and his family. Mr. Cassidy also received a tax equalization benefit designed to absorb the additional tax burden resulting from his assignment to Switzerland. Due to his assignment to Switzerland, Mr. Cassidy’s compensation was subject to higher taxes than would have been the case if he had been assigned only in the United States. In addition, some of the expatriate benefits provided to Mr. Cassidy in connection with his assignment resulted in additional taxation to him. The tax equalization benefit was designed to make Mr. Cassidy whole for these effects and ensure that, on an after-tax basis, Mr. Cassidy received the same level of compensation that he would have received had he not been assigned to Switzerland.

We believe these expatriate and tax equalization benefits are standard in the marketplace and that the cost to us of providing the benefits is reasonable in light of the benefits we received in having Mr. Cassidy assigned outside of his home country. The aggregate incremental cost to us of providing these benefits to Mr. Cassidy are included in the “All Other Compensation” column under “Executive Compensation Tables – Summary Compensation Table” and are set forth in more detail in footnote 10 to that table.

SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

We provide severance and change-in-control benefits to selected executives to provide for continuity of management upon a threatened or completed change in control. These benefits are designed to provide economic protection to key executives following a change in control of our company so that our executives can remain focused on our business without undue personal concern. We believe that the security that these benefits provide helps our key executives to remain focused on our ongoing business and reduces the key executive’s concerns about future employment. We also believe that these benefits allow our executives to consider the best interests of our company and its shareholders due to the economic security afforded by these benefits. We currently provide only the following severance and change-in-control benefits to our executive officers:

►

We have agreements with our key corporate executives and other key leaders, including all Named Executive Officers, that provide for contingent benefits upon a change in control or upon a covered termination following a change in control.

►

The Pentair plc 2012 Stock and Incentive Plan provides that, upon a change in control, all options, restricted stock and restricted stock units that are unvested become fully vested; all performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and all annual incentive awards are paid based on full satisfaction of the performance goals (i.e., target). In addition, if an employee’s employment is involuntarily terminated for a reason other than cause, death or disability, or if an employee who is a Board-appointed corporate officer voluntarily terminates employment for good reason, then the employee’s outstanding awards under the Pentair plc 2012 Stock and Incentive Plan will be eligible for continued or accelerated vesting as described below under “Executive Compensation Tables-Potential Payments Upon Termination Or Change In Control.”

Pentair plc     43

COMPENSATION DISCUSSION AND ANALYSIS

►	Upon certain types of terminations of employment (other than a termination following a change in control), severance benefits may be paid to the Named Executive Officers at the discretion of the Committee.

We explain these benefits more fully below under “Executive Compensation Tables-Potential Payments Upon Termination Or Change In Control.”

We have adopted a policy of not including automatic single trigger change in control vesting and excise tax gross-ups in new agreements with our executive officers. Since 2013 any new agreements entered into with any new executive officers, including Ms. Keegans, our Senior Vice President and Chief Human Resources Officer, and Mr. Cassidy, President of Valves & Controls, in 2016 did not contain either of these features.

IMPACT OF TAX CONSIDERATIONS

Section 162(m) of the Code limits to $1,000,000 the amount of compensation that we may deduct in any one year with respect to each of our Chief Executive Officer and our three other most highly paid executive officers (other than our Chief Financial Officer), except for performance-based compensation meeting certain requirements, including periodic shareholder approval of the benefit plans under which we pay such performance-based compensation. Annual and long-term cash incentive compensation generally is performance-based compensation meeting those requirements and, as such, is fully deductible. The Committee included a performance hurdle on grants of restricted stock units in 2016 that requires our company to meet a specified goal for adjusted net income for any vesting to take place. This performance condition is intended to make the restricted stock units eligible to be treated as performance-based compensation. Stock options that we grant under the Pentair plc 2012 Stock and Incentive Plan are also treated as performance-based compensation. At the 2013 Annual General Meeting, our shareholders approved the performance goals under the Pentair plc 2012 Stock and Incentive Plan, making awards granted under the Plan eligible to be treated as performance-based compensation under Section 162(m) if the Committee elects to make the awards otherwise compliant with the applicable requirements of Section 162(m).

The Committee also considers the impact of other tax provisions, such as the restrictions on deferred compensation set forth in Section 409A of the Code, and attempts to structure compensation in a tax-efficient manner, both for the Named Executive Officers and for our company. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. It is also possible that compensation we believe to be deductible under Section 162(m) may not be deductible.

COMPENSATION CONSULTANT

During 2016, the Committee continued to retain Aon Hewitt, an external compensation consultant, to advise the Committee on executive compensation issues. See “Corporate Governance Matters – Committees of the Board – Compensation Committee”. The Committee evaluated the independence of Aon Hewitt and the individual representatives of Aon Hewitt who served as the Committee’s consultants based on the factors required by the NYSE. Aon Hewitt is a wholly owned subsidiary of Aon plc, which provides insurance brokerage and benefit administrative outsourcing services to us. For the year ended December 31, 2016, we paid Aon plc approximately $3,088,685 for these services and Aon Hewitt approximately $292,421 for executive compensation consulting for the Committee. The decision to engage Aon plc for insurance brokerage and benefit administrative outsourcing services was made by management and was not approved by the Board or the Committee. The Committee concluded, based on the evaluation described above, that the services performed by Aon plc with respect to insurance and benefits administration did not raise a conflict of interest or impair Aon Hewitt’s ability to provide independent advice to the Committee regarding executive compensation matters.

At the direction of the Committee, Aon Hewitt advises the Committee in implementing and overseeing appropriate compensation programs and policies. As part of this process, Aon Hewitt provides the Committee with comparative market data based on analyses of the practices of the Comparator Group defined above under “Comparative Framework” and relevant survey data. The comparative market data that Aon Hewitt provides address the structure of the compensation programs maintained by the Comparator Group companies as well as the amount of compensation they provide. Aon Hewitt provides guidance on industry best practices and advises the Committee in determining appropriate ranges for base salaries, annual incentives and equity compensation for each senior executive position.

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COMPENSATION DISCUSSION AND ANALYSIS

EVALUATING THE CHIEF EXECUTIVE OFFICER’S PERFORMANCE

The Board and the Committee employ a formal rating process to evaluate the Chief Executive Officer’s performance. As part of this process, the Board reviews financial and other relevant data related to the performance of the Chief Executive Officer at each meeting of the Board throughout the year. At the end of the year, each independent director provides an evaluation and rating of the Chief Executive Officer’s performance in various categories. The Committee Chair submits a consolidated rating report and the Committee’s recommendations regarding the Chief Executive Officer’s compensation to the independent directors for review and ratification. The Lead Director chairs a discussion with the independent directors in executive session without the Chief Executive Officer present. From that discussion, the Committee finalizes the Chief Executive Officer’s performance rating. The Committee Chair and the Lead Director review the final performance rating results and commentary with the Chief Executive Officer. The Committee takes the performance rating and financial data into account in determining the Chief Executive Officer’s compensation and the adoption of goals and objectives for the Chief Executive Officer for the following year.

EQUITY AWARD PRACTICES

The Committee reviews and approves all equity awards to newly hired or promoted executives at regular meetings throughout the year. As a rule, the Committee grants awards to newly hired or promoted executives that are effective the earlier of the 15th day of the month following the date of hire or promotion or the 15th day of the month following the date of the Committee meeting at which the grant is approved. If the 15th day of such month is a day on which the NYSE is not open for trading, then the grant date will be the first day following the 15th day of such month on which the NYSE is open for trading. The Committee has also given the Committee Chair and the Chief Executive Officer discretion to grant equity awards to newly hired or promoted executives as required throughout the year, within the guidelines of the Pentair plc 2012 Stock and Incentive Plan. The Committee then ratifies these grants at its next meeting. All options are granted with an exercise price equal to fair market value based on the closing share price on the effective day of grant.

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2014, 2015 and 2016.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total Compensation ($)
Randall J. Hogan	2016	1,275,795	-	6,666,696	3,329,901	2,877,513	1,256,952	176,636	15,583,493
Chairman and	2015	1,275,795	-	3,133,360	3,132,877	1,860,352	-	101,657	9,504,041
Chief Executive	2014	1,226,726	-	3,130,377	3,130,873	3,639,624	3,595,207	113,895	14,836,702
Officer
John L. Stauch	2016	701,600	-	1,933,352	965,670	897,278	812,032	81,079	5,391,011
Executive Vice	2015	674,625	-	800,027	799,883	416,000	67,883	81,408	2,839,826
President and Chief	2014	642,500	-	750,021	750,127	1,168,709	1,293,988	76,978	4,682,323
Financial Officer
Karen L. Keegans	2016	262,500	390,000	1,700,055	299,880	200,550	132,247	269,885	3,255,117
Senior Vice
President and Chief
Human Resources
Officer(8)
Karl R. Frykman	2016	485,000	-	666,660	332,988	640,169	247,218	67,814	2,439,849
President, Water
Quality Systems(9)
Dennis J. Cassidy, Jr.	2016	352,727	1,000,000	2,666,717	333,197	202,682	141,286	353,140	5,049,749
President, Valves &
Controls(10)

(1)	Amounts shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns are not reduced by any deferrals under our nonqualified deferred compensation plans.
(2)	Note the impact of the change from cash performance units to performance share units is detailed in the Alternative Summary Compensation Table – Double Counting on page 47.
(3)	The amounts in column (e) represent the aggregate grant date fair value, computed in accordance with ASC 718, of restricted stock units and performance share units granted during each year. The values attributable to the 2016 grants of restricted stock units were as follows: Mr. Hogan – $3,333,348; Mr. Stauch – $966,676; Ms. Keegans – $1,400,038; Mr. Frykman – $333,330; and Mr. Cassidy – $2,333,357. The values attributable to the 2016 grants of performance share units were based on the probable outcome of the performance conditions at the time of grant, and were as follows: Mr. Hogan – $3,333,348; Mr. Stauch – $966,676; Ms. Keegans – $300,017; Mr. Frykman – $333,330; and Mr. Cassidy – $333,360. The maximum values of the 2016 grants of performance share units at the time of grant assuming that the highest level of performance conditions are attained, are as follows: Mr. Hogan – $10,000,044; Mr. Stauch – $2,900,028; Ms. Keegans – $900,051; Mr. Frykman – $999,990; and Mr. Cassidy – $1,000,080. Additional assumptions used in the calculation of the amounts in column (e) are included in footnote 15 to our audited financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2017. The grant to Ms. Keegans represents a new hire grant to address forfeitures related to her prior employment.
(4)	The amounts in column (f) represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during each year. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the year December 31, 2016 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2017.
(5)

The amounts in column (g) with respect to 2016 reflect cash awards to the named individuals pursuant to awards under the MIP in 2016, which were determined by the Compensation Committee at its February 20, 2017 meeting and, to the extent not deferred by the executive, paid shortly thereafter, as well as payments to the named individuals pursuant to cash settled performance units granted in 2014 that vested in 2016. The amounts paid pursuant to awards under the MIP were as follows: Mr. Hogan – $1,929,002; Mr. Stauch – $670,028; Ms. Keegans – $200,550; Mr. Frykman – $584,619; and Mr. Cassidy – $202,682. The amounts paid pursuant to cash settled performance units earned at the end of a three-year performance period from 2014-2016 were as follows: Mr. Hogan – $948,511; Mr. Stauch – $227,250; and Mr. Frykman – $55,550. Neither Ms. Keegans nor Mr. Cassidy received any payments pursuant to cash settled performance units in 2016. The amounts in column (g) with respect to 2015 reflect that no MIP awards were paid for 2015.

(6)	The amounts in column (h) reflect the increase in the actuarial present value of the Named Executive Officer’s accumulated benefits under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

46      2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

(7)	The table below shows the components of column (i) for 2016, which include perquisites and other personal benefits; and the Company contributions under the Sidekick Plan, RSIP/ESOP Plan and the Employee Stock Purchase Plan:

	(A)	(B)	(C)	(D)
Name	Perquisites under the Flex Perq Program ($)(a)	Other Perquisites and Personal Benefits ($)(b)	Contributions under Defined Contribution Plans ($)(c)	Matches under the Employee Stock Purchase Plan ($)
Mr. Hogan	50,000	87,661	38,975	-
Mr. Stauch	40,000	304	38,975	1,800
Ms. Keegans	20,000	244,703	5,182	-
Mr. Frykman	40,000	-	27,814	-
Mr. Cassidy	30,000	315,824	7,316	-

	(a)	The amount shown in column (A) for each individual reflects amounts paid to or for the benefit of each Named Executive Officer under the Flex Perq Program, which is designed to provide corporate officers and other key executives with an expense allowance for certain personal and business-related benefits.
	(b)	The amounts shown in column (B) consist of the security benefits and a related tax-gross up provided to Mr. Hogan (the gross-up was in the amount of $40,823), relocation assistance in the amount of $221,185 and a related tax gross up provided to Ms. Keegans (the gross-up was in the amount of $23,518), expatriate benefits in the amount of $315,824 provided to Mr. Cassidy and a fitness center reimbursement for Mr. Stauch. The fitness center reimbursement was provided pursuant to a broad-based policy that applies generally to U.S. employees.
	(c)	The amount shown in column (C) for each individual reflects amounts contributed by us to the RSIP/ESOP Plan and the Sidekick Plan during 2016. In the case of the Sidekick Plan, the amounts contributed by us during 2016 relate to salary deferrals in 2015.
(8)	Ms. Keegans joined our company on June 1, 2016. The amount shown in the “Bonus” column reflects the sign-on award Ms. Keegans received in connection with her commencement of employment to address forfeitures related to her prior employment.
(9)	Because Mr. Frykman has not previously been a named executive officer of our company, the Summary Compensation Table includes only one year of his compensation in accordance with applicable Securities and Exchange Commission regulations.
(10)	Mr. Cassidy joined our company on April 11, 2016. The amount shown in the “Bonus” column reflects the sign-on award Mr. Cassidy received in connection with his commencement of employment to address forfeitures and changes in the compensation mix related to his prior employment, of which $500,000 was paid during 2016 and $500,000 was paid in 2017. In connection with Mr. Cassidy’s assignment to Switzerland during a portion of 2016, payment of certain compensation was made to him in Swiss Francs (CHF). Amounts shown in table represent the CHF salary translated to U.S. dollars at the exchange rate on the respective dates of payment, except for the tax equalization amount, which was converted at a December 31, 2016 rate of 1.0284 CHF per U.S. dollar.

Alternative Summary Compensation Table Double Counting

ATTENTION: Double Counting of Equity (2014 Cash Performance Units and 2016 Performance Share Units)

Due to our replacement of cash settled performance units with performance share units in our long-term incentive program beginning in 2016, the total compensation disclosed in our required 2016 Summary Compensation Table above “doubles up” on our Named Executive Officers’ long-term incentives. The “double counting” occurs because, as required by applicable Securities and Exchange Commission regulations, the Table includes both the cash settled performance units that were earned in 2016 and the performance share units granted in 2016, which will not be earned until the end of the performance period in 2018. To facilitate comparability with prior years, the alternative summary compensation table below shows Mr. Hogan’s total compensation for 2016 without this “doubling up” by eliminating the performance share units granted in 2016 and including only the cash settled performance units earned in 2016:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total Compensation ($)
Randall J. Hogan	2016	1,275,795	-	3,333,348	3,329,901	2,877,513	1,256,952	176,636	12,250,145
Chairman and
Chief Executive Officer

(1)	The amount in column (e) represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of restricted stock units granted during the year. For purposes of this “Alternate Summary Compensation,” the performance share units granted during the year are not included; the value of those units are included in the “Summary Compensation Table” on page 46.
(2)	The amount in column (f) represents the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during the year.
(3)	The amount in column (g) reflects the cash award pursuant to awards under the MIP in 2016, which were determined by the Compensation Committee at its February 20, 2017 meeting and, to the extent not deferred by the executive, paid shortly thereafter, as well as payments pursuant to cash settled performance units granted in 2014 that vested in 2016.
(4)	The amount in column (h) reflects the increase in the actuarial present value of the Named Executive Officer’s accumulated benefits under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS IN 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Compensation Committee Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Randall J. Hogan
	1/4/2016	12/7/2015				33,821	67,641	202,923				3,333,348
	1/4/2016	12/7/2015							67,641			3,333,348
	1/4/2016	12/7/2015								2,029	49.28	20,779
	1/4/2016	12/7/2015								323,123	49.28	3,309,122
			1,020,636	2,041,272	4,899,053
John L. Stauch
	1/4/2016	12/7/2015				9,808	19,616	58,848				966,676
	1/4/2016	12/7/2015							19,616			966,676
	1/4/2016	12/7/2015								2,029	49.28	20,779
	1/4/2016	12/7/2015								92,265	49.28	944,891
			350,800	701,600	1,683,840
Karen L. Keegans
	6/15/2016	5/9/2016				2,509	5,017	15,051				300,017
	6/15/2016	5/9/2016							5,017			300,017
	6/15/2016	5/9/2016							18,395			1,100,021
	6/15/2016	5/9/2016								5,016	59.80	58,588
	6/15/2016	5/9/2016								20,658	59.80	241,292
			180,000	360,000	864,000
Karl R. Frykman
	1/4/2016	12/7/2015				3,382	6,764	20,292				333,330
	1/4/2016	12/7/2015							6,764			333,330
	1/4/2016	12/7/2015								2,029	49.28	20,779
	1/4/2016	12/7/2015								30,486	49.28	312,209
			169,750	339,500	814,800
Dennis J. Cassidy, Jr.
	4/15/2016	2/22/2016				3,025	6,049	18,147				333,360
	4/15/2016	2/22/2016							6,049			333,360
	4/15/2016	2/22/2016							36,291			1,999,997
	4/15/2016	2/22/2016								5,442	55.11	58,579
	4/15/2016	2/22/2016								25,512	55.11	274,618
			169,750	339,500	848,750

(1)	The Compensation Committee’s practices for granting options and restricted stock units, including the timing of all grants and approvals therefore, are described under “Compensation Discussion and Analysis – 2016 Long-Term Incentive Compensation.”
(2)	The amounts shown in column (d) reflect the total of the threshold payment levels for each element under our MIP. This amount is 50% of the target amounts shown in column (e). The amounts shown in column (f) are 240% of such target amounts for each Named Executive Officer other than Mr. Cassidy, and 250% of such target amount for Mr. Cassidy. These amounts are based on the individual’s actual salary paid for 2016 and current position. For Ms. Keegans, who did not join our company until mid-year in 2016, the amounts shown in the table are based on full-year salary; the amount actually earned was pro rated to reflect her partial year of service.
(3)	The amounts shown in column (h) as having been granted on January 4, 2016, reflect the total of the threshold payment levels for the awards of share settled performance units granted in 2016 under the Pentair plc 2012 Stock and Incentive Plan which is 50% of the target amounts shown in column (i). The amounts shown in column (j) are 300% of such target amounts. These amounts are based on the individual’s current salary and position. Any amounts payable with respect to performance units would be paid in March 2019, based on cumulative Company performance for the period 2016 to 2018.
(4)	The amounts shown in column (j) reflect the number of restricted stock units granted to each Named Executive Officer in 2016.
(5)	The amounts shown in column (k) reflect the number of options to purchase ordinary shares granted to each Named Executive Officer in 2016.
(6)	The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock units, performance share units and stock options computed in accordance with ASC 718.

48      2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date	Number of shares of stock or units that have not been vested (#)(2)	Market value of shares of stock or units that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares that have not vested (#)(4)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($)(5)
Randall J. Hogan							137,913	7,732,782
									67,641	3,792,631
	330,325	-			34.18	1/2/2018
	305,253	-			24.78	1/2/2019
	362,572	-			33.38	1/4/2020
	171,324	-			36.98	1/3/2021
	193,777	-			34.12	1/3/2022
	198,831	-			50.61	1/2/2023
	27,282	-			52.69	3/15/2023
	91,052	45,527	(5)		76.87	1/2/2024
	62,262	124,524	(6)		66.68	1/2/2025
		325,152	(7)		49.28	1/4/2026
John L. Stauch							37,455	2,100,102
									19,616	1,099,869
	59,220	-			33.38	1/4/2020
	54,890	-			36.98	1/3/2021
	60,953	-			34.12	1/3/2022
	50,813	-			50.61	1/2/2023
	21,815	10,908	(5)		76.87	1/2/2024
	15,896	31,794	(6)		66.68	1/2/2025
		94,294	(7)		49.28	1/4/2026
Karen L. Keegans							23,412	1,312,711
									5,017	281,303
		25,674	(8)		59.80	6/15/2026
Karl R. Frykman							11,078	621,143
									6,764	379,257
	18,771	-			32.40	3/3/2018
	15,422	-			19.13	3/3/2019
	19,444	-			34.23	3/2/2020
	11,773	-			36.53	3/2/2021
	11,571	-			38.63	3/1/2022
	9,146	-			50.61	1/2/2023
	5,332	2,667	(5)		76.87	1/2/2024
	4,636	9,274	(6)		66.68	1/2/2025
		32,515	(7)		49.28	1/4/2026
Dennis J. Cassidy, Jr.							42,340	2,374,004
									6,049	339,167
		30,954	(9)		55.11	4/15/2026

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EXECUTIVE COMPENSATION TABLES

(1)	The exercise price for all stock option grants is the fair market value of our ordinary shares on the date of grant.
(2)	For the restricted stock unit awards granted prior to 2014, the restrictions with respect to half of the shares will lapse on the third anniversary of the grant date and the restrictions on the remaining half of the shares will lapse on the fourth anniversary of the grant date. For the other awards of restricted stock units, the restrictions with respect to one-third of the shares will lapse on the first, second, and third anniversaries of the grant date. The grant dates of the restricted stock unit awards are as follows:

Name	Grant Date	Number of Restricted Stock Units
Mr. Hogan	1/2/2013	24,569
	3/12/2013	3,537
	1/2/2014	13,575
	1/2/2015	31,328
	1/4/2016	64,904
Mr. Stauch	1/2/2013	6,587
	1/2/2014	3,253
	1/2/2015	7,999
	1/2/2016	19,616
Ms. Keegans	6/15/2016	5,017
	6/15/2016	18,395
Mr. Frykman	1/2/2013	1,186
	1/2/2014	795
	1/2/2015	2,333
	1/4/2016	6,764
Mr. Cassidy	4/15/2016	6,049
	4/15/2016	36,291

(3)	The amounts in this column were calculated by multiplying the closing market price of our ordinary shares on the last trading day of our most recently completed fiscal year of $56.07 by the number of unvested restricted stock units.
(4)	The number of performance share units shown in this column reflects the target performance level for the 2016 awards, in accordance with SEC regulations requiring that the number of units be based on achieving threshold performance goals or, if the previous fiscal year’s performance has exceeded the threshold, the next higher performance measure (target or maximum) that exceeds the previous fiscal year’s performance.
(5)	One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 2, 2014.
(6)	One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 2, 2015.
(7)	One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 4, 2016.
(8)	One-third of these options will vest on each of the first, second and third anniversaries of the grant date, June 15, 2016.
(9)	One-third of these options will vest on each of the first, second and third anniversaries of the grant date, April 15, 2016.

2016 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows a summary of the stock options exercised by the Named Executive Officers in 2016 and the restricted stock or restricted stock units vested for the Named Executive Officers during 2016.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Randall J. Hogan	316,448	10,049,715	157,690	8,810,184
John L. Stauch	112,500	3,500,934	44,681	2,519,148
Karen L. Keegans	-	-
Karl R. Frykman	15,900	373,719	6,760	383,729
Dennis J. Cassidy, Jr.	-	-	-	-

(1)	Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our ordinary shares on the exercise date and the exercise price of options.
(2)	Reflects the amount calculated by multiplying the number of shares vested by the market price of our ordinary shares on the vesting date.

50      2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

2016 PENSION BENEFITS

Listed below are the number of years of credited service and present value of accumulated pension benefits as of December 31, 2016 for each of the Named Executive Officers under the Pentair, Inc. Pension Plan, the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan, which are described in detail following the table below. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time that they become eligible for payment.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)(1)	Payments during last fiscal year ($)
Randall J. Hogan	Pentair, Inc. Pension Plan	19	750,963	-
	Pentair, Inc. Supplemental Executive Retirement Plan	19	20,356,269	-
John L. Stauch	Pentair, Inc. Pension Plan	10	270,294	-
	Pentair, Inc. Supplemental Executive Retirement Plan	10	4,709,825	-
Karen L. Keegans	Pentair, Inc. Pension Plan	N/A	N/A	-
	Pentair, Inc. Supplemental Executive Retirement Plan	1	132,247	-
Karl R. Frykman	Pentair, Inc. Pension Plan	N/A	N/A	-
	Pentair, Inc. Supplemental Executive Retirement Plan	3	1,049,211	-
Dennis J. Cassidy, Jr.	Pentair, Inc. Pension Plan	N/A	N/A	-
	Pentair, Inc. Supplemental Executive Retirement Plan	1	141,286	-

(1)	The Supplemental Executive Retirement Plan benefits, which include amounts under the Restoration Plan, are payable following retirement at age 55 or later in the form of an annuity. The actuarial present values above were calculated using the following methods and assumptions:

►	The Pension Plan present values were based on the accrued benefit payable at age 65 and were calculated as of December 31, 2016.
►	Present values for the Pension Plan are based on a life-only annuity. Present values for the Supplemental Executive Retirement Plan are based on a 180-month-certain only annuity.
►	The present value of Pension Plan benefits as of December 31, 2016 was calculated assuming a 4.11% interest rate and the MRP2007 male and female generational mortality (no collar adjustments) with improvement scale MMP2007 for post-retirement decrements with no pre-retirement mortality used.
►	The present value of Supplemental Executive Retirement Plan benefits as of December 31, 2016 was calculated assuming a 3.55% interest rate.

The actual amount of pension benefits ultimately paid to a Named Executive Officer may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.

The Pentair, Inc. Pension Plan, the Pentair, Inc. Retirement Savings and Stock Incentive Plan, the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan were all amended in 2008 to comply with final regulations under Section 409A of the Code. As a result of these amendments, benefits vested prior to January 1, 2005 are separated from benefits earned after January 1, 2005, and may offer different distribution or other options to participants from those described below.

The Pentair, Inc. Pension Plan

The Pentair, Inc. Pension Plan (the “Pension Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including each of the Named Executive Officers other than Ms. Keegans, Mr. Frykman and Mr. Cassidy. Participation in the Pension Plan is restricted to those Named Executive Officers and other employees who were hired on or before December 31, 2007. Benefits under the Pension Plan are based upon an employee’s years of service and highest average earnings in any five-year period during the ten-year period preceding the employee’s retirement (or, in the case of an employee with more than five years but less than ten years of service, during any five-year period preceding the employee’s retirement). No additional benefits may be earned under the Pension Plan after December 31, 2017. Benefits under the Pension Plan are payable after retirement in the form of an annuity.

Compensation covered by the Pension Plan for the Named Executive Officers equals the amounts set forth in the “Salary” column under “Executive Compensation Tables-Summary Compensation Table” and 2016 incentive compensation paid under the MIP in March 2017 set forth in the “Non-Equity Incentive Plan Compensation” column under “Executive Compensation Tables-Summary Compensation Table.” The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2016, the annual limitation was $265,000.

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EXECUTIVE COMPENSATION TABLES

Benefits under the Pension Plan are calculated as an annuity equal to the participant’s years of service multiplied by the sum of:

►	1.0% of the participant’s highest final average earnings; and
►	0.5% of such earnings in excess of Primary Social Security compensation.

Years of service under these formulas cannot exceed 35. Contributions to the Pension Plan are made entirely by us and are paid into a trust fund from which the benefits for all participants will be paid.

The Pentair, Inc. Supplemental Executive Retirement and Restoration Plan

The Pentair, Inc. Supplemental Executive Retirement Plan (“SERP”) and the Pentair, Inc. Restoration Plan (“Restoration Plan”) are unfunded, nonqualified defined benefit pension plans. Employees eligible for participation in the SERP include all executive officers and other key executives selected for participation by the Committee. Participation in the Restoration Plan is limited to eligible employees under the SERP who were eligible employees on or before December 31, 2007. Benefits under these two Plans vest upon the completion of five years of benefit service (all service following initial participation). These Plans are combined for all administrative, accounting and other purposes. Each of the Named Executive Officers participates in the SERP and each of the Named Executive Officers other than Ms. Keegans, Mr. Cassidy and Mr. Frykman participates in the Restoration Plan. All Named Executive Officers other than Ms. Keegans, Mr. Cassidy and Mr. Frykman are fully vested in these Plans.

Benefits under the SERP are based upon the number of an employee’s years of service following initial participation and the highest average earnings for a five calendar-year period (ending with retirement). Compensation covered by the SERP and the Restoration Plan for the Named Executive Officers equals the amounts set forth in the “Salary” column under “Executive Compensation Tables-Summary Compensation Table” and 2016 incentive compensation paid under the MIP in March 2017 set forth in the “Non-Equity Incentive Plan Compensation” column under “Executive Compensation Tables-Summary Compensation Table.”

Benefits under the SERP are calculated as:

►	final average compensation as defined above; multiplied by
►	benefit service percentage, which equals 15% multiplied by years of benefit service.

As discussed above, the Pension Plan limits retirement benefits for compensation earned in excess of the annual limitation imposed by the Code, which was $265,000 in 2016. The Restoration Plan is designed to provide retirement benefits based on compensation earned by participants in excess of this annual limitation.

Benefits under the Restoration Plan are calculated as:

►	final average compensation as defined above, less compensation below the annual limitation amount in each year; multiplied by
►	earned benefit service percentage (which is weighted based on age at the time of service), in accordance with the following table:

Service Age	Percentage
Under 25	4%
25-34	5.5%
35-44	7%
45-54	9%
55 or over	12%

The benefit percentages calculated above are added and the resulting percentage is multiplied by the covered compensation amount. Benefits vested as of December 31, 2004 are payable after retirement in the form of a 15-year certain annuity or, at the participant’s option, a 100% joint and survivor annuity. Benefits earned after December 31, 2004 are payable after retirement in the form of a 15-year certain annuity. No additional benefits may be earned under the Restoration Plan after December 31, 2017.

The present value of the combined accumulated benefits for the Named Executive Officers under both the SERP and the Restoration Plan is set forth in the table under “Executive Compensation Tables-Pension Benefits.”

The Pentair, Inc. Retirement Savings and Stock Incentive Plan

The Pentair, Inc. Retirement Savings and Stock Incentive Plan (“RSIP/ESOP Plan”) is a tax-qualified 401(k) retirement savings plan, with a companion Employee Stock Ownership Plan (“ESOP”) component. Participating employees may contribute up to 50% of base salary and incentive compensation on a before-tax basis and 15% of compensation on an after-tax basis, into their 401(k) plan (“RSIP”). We normally match an amount equal to one dollar for each dollar contributed to the RSIP by participating employees on the first 1%, and 50 cents for each dollar contributed to the RSIP by participating employees on the next 5%, of their regular earnings to incent employees to make contributions to our retirement plan. In addition, after the first year of employment, we contribute to the ESOP an amount equal to 1½% of cash compensation (salary and

52      2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

incentive compensation) for each participant in the RSIP. The RSIP/ESOP Plan limits the amount of cash compensation considered for contribution purposes to the maximum imposed by the Code, which was $265,000 in 2016.

Participants in the RSIP/ESOP Plan are allowed to invest their account balances in a number of possible mutual fund investments. Our ordinary shares are also a permitted investment choice under the RSIP. We also make ESOP contributions in our ordinary shares.

Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan.

Amounts deferred, if any, under the RSIP/ESOP Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns under “Executive Compensation Tables-Summary Compensation Table.” Amounts contributed by us to the RSIP/ESOP Plan for the Named Executive Officers are included in the “All Other Compensation” column under “Executive Compensation Tables-Summary Compensation Table.” Matching contributions are generally made a year in arrears.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth the contributions, earnings, distributions and 2016 year-end balances for each of the Named Executive Officers under our Sidekick Plan described under “Compensation Discussion and Analysis – Retirement and Other Benefits – Deferred Compensation.” Contributions we make to the Sidekick Plan are intended to make up for contributions to our RSIP/ESOP Plan (including our matching contributions) for cash compensation above the maximum imposed by the Code, which was $265,000 in 2016. Because the Code does not permit contributions on amounts in excess of that limit under a tax-qualified plan, the Sidekick Plan is designed to permit matching contributions on compensation in excess of the maximum imposed by the Code. We make these matching contributions to the Sidekick Plan on amounts in excess of the maximum imposed by the Code, but below the $700,000 compensation limit contained in our Sidekick Plan (such contributions by a Named Executive Officer, “Covered Sidekick Compensation”).

Name	Executive Contributions in 2016 ($)	Registrant Contributions in 2016 ($)	Aggregate Earnings/(Loss) in 2016 ($)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance at December 31, 2016 ($) (1)
Randall J. Hogan	187,098	21,750	642,209	(463,789)	5,672,558
John L. Stauch	221,787	21,750	542,563	-	4,798,936
Karen L. Keegans	14,700	-	247	-	14,947
Karl R. Frykman	-	10,589	5,575	-	44,326
Dennis J. Cassidy, Jr.	18,175	-	896	-	19,071

(1)	Amounts deferred under the Sidekick Plan that have also been reported in the Summary Compensation Table since 2006 for each Named Executive Officer are: Mr. Hogan — $5,466,684; Mr. Stauch — $4,776,860; Ms. Keegans — $14,700; Mr. Frykman — $10,589; Mr. Cassidy — $18,175. To the extent the amounts in this column are less than the amounts reported in the Summary Compensation Table since 2006, the difference is due to losses, withdrawals or distributions.

The amounts set forth in the column “Executive Contributions in 2016” reflect the amount of cash compensation each Named Executive Officer deferred in 2016 under the Sidekick Plan.

The amounts set forth in the column “Registrant Contributions in 2016” are the totals of contributions we made in 2016 under the Sidekick Plan for the account of each Named Executive Officer. These amounts, in addition to contributions we made under the RSIP/ESOP Plan, are included in the “Summary Compensation Table” in the column labeled “All Other Compensation” above. The contributions we made are derived from some or all of the following sources:

►	Matching contributions equal to one dollar for each dollar contributed up to 1% of Covered Sidekick Compensation, and 50 cents for each incremental dollar contributed on the next 5%, deferred in 2015 by each Named Executive Officer; we normally make these contributions one year in arrears.

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EXECUTIVE COMPENSATION TABLES

►	A discretionary contribution of up to 1½% of Covered Sidekick Compensation earned in 2015 for each Named Executive Officer; we normally make these contributions one year in arrears.

The amounts set forth in the column “Aggregate Earnings/(Loss) in 2016” reflect the amount of investment earnings realized by each Named Executive Officer on the investments chosen that are offered to participants in our RSIP/ESOP Plan and Sidekick Plan. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these plans. We do not guarantee or subsidize any investment earnings in either Plan.

For some participants, including the Named Executive Officers, the selected distribution events under the Sidekick Plan included a change in control, which included the Merger. As a result, the distribution of some previously earned and vested, but unpaid, amounts under Pentair’s deferred compensation programs to the Named Executive Officers commenced upon the consummation of the Merger. Some of these amounts were distributed in installments, and the amounts of the installments occurring in 2016 are set forth in the column “Aggregate Withdrawals/Distributions in 2016.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Except for items described below, we have no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment; any such payments or benefits (other than following a change in control) would be at the discretion of the Compensation Committee.

Change in Control Agreements

We have entered into agreements with certain key corporate executives and business division leaders, including all Named Executive Officers, that provide for contingent benefits upon a change in control. These agreements are intended to provide for continuity of management upon a completed or threatened change in control. The agreements provide that covered executive officers could be entitled to certain severance or other benefits following a change in control. If, following such a change in control, the executive officer is involuntarily terminated, other than for disability or for cause, or if such executive officer terminates his or her employment for conditions that constitute good reason, then the executive officer is entitled to certain severance payments. As previously disclosed, we have adopted a policy of not including automatic single trigger change in control vesting and excise tax gross-ups in new agreements with our executive officers.

Under these agreements, “cause” means:

►	engaging in intentional conduct that causes us demonstrable and serious financial injury;
►	conviction of a felony; or
►	continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities.

Under these agreements, “good reason” means:

►	a breach of the agreement by us;
►	any reduction in an officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits;
►	an officer’s removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he or she is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability;
►	a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within 10 days after receipt of notice;
►	relocation of an officer’s principal place of employment to a location more than 50 miles from his or her principal place of employment on the date 180 days prior to the change in control;
►	imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he or she was required to travel during the 180-day period prior to the change in control;
►	our failure to cause a successor to assume an officer’s agreement; or
►	only in the case of the Chief Executive Officer, a voluntary termination for any reason within 30 days following the first anniversary of any change in control.

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Under these agreements, a “change in control” is deemed to have occurred if:

►	any person is or becomes the beneficial owner of securities representing 30% (or 20% in the case of Mr. Hogan) or more of our outstanding ordinary shares or combined voting power;
►	a majority of the Board changes in a manner that has not been approved by at least two-thirds of the incumbent directors or successor directors nominated by at least two-thirds of the incumbent directors;
►	we consummate a merger, consolidation or share exchange with any other entity (or the issuance of voting securities in connection with a merger, consolidation or share exchange) which our shareholders have approved and in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or
►	we consummate a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets which our shareholders have approved.

The benefits under the change in control agreements that could be triggered by a change in control and a covered termination in connection with such a change in control include:

►	upon any change in control:
	►	incentive compensation awards for the year in question to be paid at target;
	►	for Named Executive Officers other than Ms. Keegans and Mr. Cassidy, immediate vesting of all unvested stock options and termination of all restrictions on restricted stock awards;
	►	for Named Executive Officers other than Ms. Keegans and Mr. Cassidy, cash settled performance awards and performance share units to be paid at one-third of target if the award cycle has been in effect less than 12 months, at two-thirds of the then-current value if the award cycle has been in effect for between 12 and 24 months, and at the then-current value if the award cycle has been in effect for 24 months or more, in each case as if all performance or incentive requirements and periods had been satisfied; and
	►	in certain cases for Named Executive Officers other than Ms. Keegans and Mr. Cassidy, reimbursement of any excise taxes triggered by payments to the executive and any additional taxes on this reimbursement. In place of a tax gross up for excise taxes, Ms. Keegans’ and Mr. Cassidy’s agreements provide that, if excise taxes would otherwise be imposed in connection with a change in control, the executive’s change in control compensation protections will be either cut back to a level below the level that would trigger the imposition of the excise taxes or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the executive.

►	upon termination of the executive by us other than for death, disability or cause or by the executive for good reason, after a change in control:
	►	severance payable upon termination in an amount equal to 300% (for the Chief Executive Officer), 250% (for Mr. Stauch) or 200% (for Ms. Keegans, Messrs. Frykman and Cassidy) of annual base salary plus the greater of the executive’s target bonus for the year of termination or the actual bonus paid with respect to the year prior to the change in control;
	►	replacement coverage for Company-provided group medical, dental and life insurance policies for up to three years (for Mr. Hogan) or two years (for Messrs. Stauch, Frykman and Cassidy and Ms. Keegans);
	►	the cost of an executive search agency not to exceed 10% of the executive’s annual base salary;
	►	the accelerated accrual and vesting of benefits under the SERP (for those executives who have been made participants of such plan); and for executives having fewer than seven years of participation in the SERP, up to three additional years of service can be credited, up to a maximum of seven years of service;
	►	up to $15,000 in fees and expenses of consultants and legal or accounting advisors; and
	►	for Ms. Keegans and Mr. Cassidy, whose agreements do not provide for single-trigger equity vesting, all equity-based and cash incentive awards granted prior to the change in control will be subject to the terms of the incentive plan under which they were granted (including accelerated vesting, if provided for in the applicable plan), and all equity-based and cash incentive awards granted on or after the change in control will vest or be earned in full upon such termination.

In the case of each Named Executive Officer, the agreement also requires the executive to devote his or her best efforts to us or our successor during the three-year or two-year period, to maintain the confidentiality of our information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with us or our successor.

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EXECUTIVE COMPENSATION TABLES

Change in Control and Termination Provisions of Incentive Plans

Change in Control Provisions
The Pentair plc 2012 Stock and Incentive Plan provides that, upon a change in control, unless an agreement between us and the executive provides for a more favorable result to the executive:

►	all outstanding options, restricted stock and restricted stock units that are not performance awards are immediately vested;
►	all outstanding performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and
►	all outstanding annual incentive awards are paid based on full satisfaction of the performance goals.

The 2004 Omnibus Plan and 2008 Omnibus Plan each provides that, upon a change in control, unless otherwise provided in an agreement between us and the executive that discusses the effect of a change in control on the executive’s awards:

►	all outstanding options (which are the sole form of awards currently outstanding under the plans) that are unvested become fully vested.

Termination Provisions
►	Retirement. If any of the Named Executive Officers terminates employment in a retirement with at least 10 years of service, the Pentair plc 2012 Stock and Incentive Plan and its predecessor plans provide as follows:
► If the retirement is prior to age 60: unvested options are forfeited; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest pro rata; and performance awards are paid on a pro rata basis based on actual performance; or
► If the retirement is after age 60: options continue to vest for 5 years; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest in full; and performance awards are paid in full based on actual performance.

►	Death or Disability. If any of the Named Executive Officers terminates employment as a result of death or disability, the Pentair plc 2012 Stock and Incentive Plan and its predecessor plans provide that options, restricted stock and restricted stock units are immediately vested; and performance awards are paid in full based on actual performance.
►	Termination Without Cause or for Good Reason. If any of the Named Executive Officers terminates employment in an involuntary termination for a reason other than cause, death or disability, or in a voluntarily termination for good reason, then the employee’s outstanding awards under the Pentair plc 2012 Stock and Incentive Plan will be eligible for continued or accelerated vesting, as described below. A termination of employment under these circumstances is referred to in the Pentair plc 2012 Stock and Incentive Plan as a “Covered Termination.” For a Named Executive Officer’s termination to be considered a Covered Termination, the officer must execute a general release in a form and manner determined by us. Upon a Covered Termination, the Pentair plc 2012 Stock and Incentive Plan provides that awards held by a Board-appointed corporate officer, including such a Named Executive Officer, will be treated as follows:
►	Stock options will remain outstanding, and will continue to vest in accordance with their terms as if the officer had remained in employment, until the earlier of the expiration date of the stock option and the fifth anniversary of the covered termination.
►	Restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) will vest in full.
►	Performance awards, including restricted stock and restricted stock units that have performance-based vesting, will be paid following the end of the performance period based on achievement of the performance goals established for the awards as if the employee had not experienced a covered termination.

Under the Pentair plc 2012 Stock and Incentive Plan, the term “cause” means an act or omission by the officer as is determined by the Plan administrator to constitute cause for termination, including but not limited to any of the following:

►	a material violation of any company policy;
►	embezzlement from, or theft of property belonging to, us or any of our affiliates;
►	willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties; or
►	other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on our business.

Under the Pentair plc 2012 Stock and Incentive Plan, the term “good reason” means:

►	any material breach by us of the terms of any employment agreement;
►	any reduction in base salary or percentage of base salary available as incentive compensation or bonus opportunity, or any material reduction in nonqualified deferred compensation retirement benefits;
►	a good faith determination by the officer that there has been a material adverse change in the officer’s working conditions or status;
►	a relocation of the principal place of employment to a location more than 50 miles; or
►	an increase of 20% or more in travel requirements.

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EXECUTIVE COMPENSATION TABLES

For an event to constitute good reason, we must receive written notice and an opportunity to cure.

Benefits pursuant to these incentive plans are generally applicable to all other participants who meet the requisite criteria as well as to the Named Executive Officers.

Quantification of Compensation Payable upon a Change in Control or Termination of Employment

The amounts each Named Executive Officer would receive upon a termination as a result of a Covered Termination, a qualifying retirement with 10 years of service, death or disability, in each case in the absence of a change in control, is shown below. As required by the Securities and Exchange Commission rules, the amounts shown assume that such termination was effective as of December 31, 2016, and thus are estimates of the amounts that would actually be received. The actual amounts to be received can only be determined in connection with the termination event. As indicated in the table below, the only benefits the Named Executive Officer would be entitled to receive upon a termination as a result of a Covered Termination, a qualifying retirement with 10 years of service, death or disability, in each case in the absence of a change in control, relate to accelerated vesting or payment of long-term incentive awards. Any severance, perquisites, or other enhanced benefits upon termination of employment in the absence of a change in control would be at the discretion of the Compensation Committee.

Executive	Stock Option Vesting($)	Restricted Stock Unit Vesting(1)($)	Cash Settled Performance Unit Vesting(2)($)	Performance Share Unit Vesting(2)($)	Total($)
Randall J. Hogan(3)	-	-	3,133,334	3,886,716	7,020,050
John L. Stauch	640,256	2,100,102	800,000	1,127,119	4,667,477
Karen L. Keegans	-	1,312,711	-	284,499	1,597,210
Karl R. Frykman	220,777	621,143	233,334	388,621	1,463,875
Dennis J. Cassidy, Jr.	29,716	2,374,004	-	344,999	2,748,719

(1)	None of the restricted stock units would vest upon a retirement prior to 10 years of service, and only a pro rata portion of the restricted stock units would vest upon a retirement with 10 years of service prior to age 60.
(2)	The amount shown assumes target performance. The actual amount is determined on the basis of actual performance through the end of the applicable performance period.
(3)	Because Mr. Hogan is eligible for immediate or continued vesting upon retirement, no enhanced benefit would occur with respect to his stock options or restricted stock units.

The table below shows the amount of compensation payable to each Named Executive Officer upon (1) a change in control without a termination of employment or (2) a change in control followed by a termination of employment (a) by us, other than for death, disability or cause or (b) by the executive for good reason. The amounts shown assume that such termination was effective as of December 31, 2016. The actual amounts to be paid out can only be determined in connection with a change in control or termination following a change in control.

Executive	Cash Termination Payment (1)($)	Stock Option Vesting (2)($)	Restricted Stock Unit Vesting (2)($)	Cash Settled Performance Unit Vesting (2)($)	Performance Share Unit Vesting (2)($)	SERP & Related Pension (1)($)	Incentive Compensation (2)($)	Outplacement (1)($)	Legal & Accounting Advisors (1)($)	Medical, Dental, Life Insurance (1)($)	Total: Change in Control (2)($)	Excise Tax Gross Up or Cutback (3)($)	Total: Change in Control Followed by Termination (1)($)
Randall J.
Hogan(4)	9,951,201	-	-	3,133,334	3,886,716	-	2,041,272	50,000	15,000	40,153	9,061,322	-	19,117,676
John L.
Stauch	3,508,000	640,256	2,100,102	800,000	1,127,119	-	701,600	50,000	15,000	36,545	5,369,077	-	8,978,622
Karen L.
Keegans	1,620,000	-	1,312,711	-	284,499	329,296	360,000	45,000	15,000	35,263	1,957,210	(915,638)	3,086,131
Karl R.
Frykman	1,704,272	220,777	621,143	233,334	388,621	1,048,646	339,500	48,500	15,000	34,898	1,803,375	1,975,009	6,629,700
Dennis J.
Cassidy, Jr.	1,649,000	29,716	2,374,004	-	344,999	288,593	339,500	48,500	15,000	46,521	3,088,219	-	5,135,833

(1)	Triggered only upon a change in control and a termination of the executive officer by us other than for death, disability or cause or by the executive for good reason.

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EXECUTIVE COMPENSATION TABLES

(2)	Triggered solely upon a change in control under the change in control agreement for executives other than Ms. Keegans and Mr. Cassidy and under the Pentair plc 2012 Stock and Incentive Plan for Ms. Keegans and Mr. Cassidy. The amount shown for cash settled performance units and performance share units assumes target performance and includes the balance of any dividend equivalent units (rounded down to the nearest whole share).
(3)	For each of the executives other than Ms. Keegans and Mr. Cassidy, reflects either the amount of the gross-up for excise taxes or a reduction mandated by the change in control agreement in the event that the excise tax on certain “parachute payments” can be avoided by reducing the amount of the payments by not more than 10%. In place of a tax gross up for excise taxes, Ms. Keegans’ and Mr. Cassidy’s agreements provide that, if excise taxes would otherwise be imposed in connection with a change in control, the executive’s change in control compensation protections will be either cut back to a level below the level that would trigger the imposition of the excise taxes or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the executive.
(4)	Because Mr. Hogan is eligible for immediate or continued vesting upon retirement, no enhanced benefit would occur with respect to his stock options or restricted stock units.

The amounts in the two tables above assume, to the extent applicable, that:

►	our ordinary shares were valued at $56.07, the closing market price for our ordinary shares on the last trading day of 2016;
►	outplacement services fees are $50,000 or 10% of annual base salary, whichever is less;
►	legal and accounting advisor fees are the maximum possible under the change in control agreements for each executive officer; and
►

medical, dental and life insurance coverage will continue until three years (for Mr. Hogan) or two years (for Messrs. Stauch, Frykman and Cassidy and Ms. Keegans) after a change in control, in each case at the current cost per year for each executive.

Under certain circumstances, as reflected above, we may pay to an executive covered by a change in control agreement (other than Ms. Keegans and Mr. Cassidy) an excise tax gross up. This practice was discontinued in 2013. Since then, any new agreements entered into with any new executive officers did not contain this feature. In place of a tax gross up for excise taxes, Ms. Keegans’ and Mr. Cassidy’s agreements provide that, if excise taxes would otherwise be imposed in connection with a change in control, the executive’s change in control compensation protections will be either cut back to a level below the level that would trigger the imposition of the excise taxes or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the executive. In determining the amount of any gross up or cut back included in the tables above, we made the following material assumptions: an excise tax rate of 20% under the Code, a combined federal and state individual tax rate of 41.9%, and we would be able to overcome any presumption that grants of stock options or restricted stock units in 2016 were made in contemplation of a change in control pursuant to regulations promulgated under the Code. In addition, no excise tax gross up will be made if the portion of the payments treated as “parachute payments” received by an executive in the event of a change in control can be reduced by not more than 10% and escape an excise tax. In that event, the payments will be reduced to the highest qualifying amount and no gross up will be paid. Furthermore, it was assumed that no value will be attributed to any non-competition agreement. At the time of any such change in control or termination, a value may be attributed, which would result in a reduction of amounts subject to the excise tax.

RISK CONSIDERATIONS IN COMPENSATION DECISIONS

The Committee believes that paying for performance is an important part of its compensation philosophy, but recognizes the risk that incentivizing specific measures of performance may pose to the performance of the Company as a whole if personnel were to act in ways designed primarily to maximize their compensation. Therefore, the Committee conducts an annual assessment of potential risks arising from its compensation programs and policies applicable to all employees. In its December 2016 assessment, the Committee noted the following considerations, among others:

►	the balance of our fixed and variable compensation in our executive officer compensation programs
►	the balance in our compensation programs between the achievement of short-term objectives and longer-term value creation
►	the mix of compensation forms within our long-term incentive compensation program
►	our use of multiple performance measures under our incentive compensation programs
►	the impact of these performance measures on our financial results
►	our use of performance curves that require achievement of a minimum level of performance before receiving any incentive payout
►	capped payouts under our incentive programs
►	our adoption of a clawback policy pursuant to which certain incentive compensation earned by our executive officers may be subject to recoupment
►	our stock ownership guidelines and equity holding policy
►	our adoption of an equity holding policy

Based on its assessment, the Committee concluded that the risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on our company. The Committee will continue to assess our compensation programs to align employee interests with those of long-term shareholder interests.

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PROPOSAL 3	NON-BINDING ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Board recommends a vote of ONE YEAR on frequency of future advisory votes on compensation of named executive officers

Section 14A of the Securities Exchange Act of 1934 requires that, every six years, we provide shareholders with a vote on how frequently we will submit the non-binding advisory vote on compensation of our named executive officers (the “say on pay” vote) to our shareholders in the future. We last submitted a vote on the frequency of future say on pay votes to our shareholders in 2011, when, in keeping with the recommendation of our Board, our shareholders expressed a preference that future say on pay votes be held on an annual basis. Consistent with that preference, our Board has held a say on pay vote annually since 2011. Because this is the sixth year after the first vote on the frequency of future say on pay votes, we are again asking our shareholders at the Annual General Meeting whether future say on pay votes should occur every one, two or three years.

Our Board recommends that shareholders approve holding a say on pay vote every year (an annual vote) because we continue to believe that an annual vote will promote best governance practices and facilitate our Compensation Committee’s and our senior management’s consideration of the views of our shareholders in structuring our compensation programs for our named executive officers. We believe that an annual vote will provide our Compensation Committee and our senior management with more direct input on, and reactions to, our current compensation practices, and better allow our Compensation Committee and our senior management to measure how they have responded to the prior year’s vote.

For the reasons discussed above, our Board recommends that shareholders vote in favor of holding an advisory say on pay vote on executive compensation at our annual meeting of shareholders every year. In voting on this non-binding advisory vote on the frequency of the say on pay vote, shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation to vote for a frequency of every year. Rather, shareholders will be casting votes to recommend a say on pay vote frequency which may be every one, two or three years, or they may abstain entirely from voting on the proposal.

Additionally, although the outcome of this advisory vote on the frequency of future say on pay votes is non-binding, our Board will review and consider the outcome of this vote when making determinations as to when the say on pay vote will again be submitted to shareholders for approval at an annual meeting of shareholders.

The text of the resolution in respect of Proposal 3 is as follows:

“IT IS RESOLVED, that, on a non-binding, advisory basis, the shareholders recommend, whether a vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years, or abstain from any recommendation.”

VOTE REQUIREMENT

Approval, by non-binding advisory vote, of the frequency of future advisory votes on compensation of named executive officers requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

The frequency of the say on pay vote receiving the greatest number of votes cast in favor of such frequency will be the frequency of the say on pay vote that shareholders are deemed to have approved.

EACH OF THE BOARD AND THE COMPENSATION COMMITTEE RECOMMENDS A VOTE OF “ONE YEAR” ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4	RATIFY, BY NON-BINDING ADVISORY VOTE, THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF PENTAIR PLC AND TO AUTHORIZE, BY BINDING VOTE, THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITORS’ REMUNERATION

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Pentair plc and the authorization of the Audit and Finance Committee to set the auditor's remuneration

The Audit and Finance Committee has selected and appointed Deloitte & Touche LLP (“D&T”) to audit our financial statements for the fiscal year ending December 31, 2017. The Board, upon the recommendation of the Audit and Finance Committee, is asking our shareholders to ratify, by non-binding advisory vote, the appointment and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditors’ remuneration. Although approval is not required by our Articles of Association or otherwise, the Board is submitting the appointment of D&T to our shareholders because we value our shareholders’ views on our independent auditors. If the appointment of D&T is not ratified by shareholders, it will be considered as notice to the Board and the Audit and Finance Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our financial statements. D&T has been retained as our independent auditor continuously since 1977. The Audit and Finance Committee is responsible for the audit fee negotiations associated with our retention of D&T. In connection with the mandated rotation of D&T’s lead engagement partner, the Audit and Finance Committee and its Chair are directly involved in the selection of D&T’s new lead engagement partner. The members of the Audit and Finance Committee and the Board believe that the continued retention of D&T to serve as our independent auditor is in our and our shareholders’ best interests.

We expect that one or more representatives of D&T will be present at the Annual General Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any questions.

The resolution in respect of this Proposal 4 is an ordinary resolution. The text of the resolution in respect of Proposal 4 is as follows:

“IT IS RESOLVED, to ratify, on a non-binding, advisory basis, the appointment of Deloitte & Touche LLP as the independent auditors of Pentair plc and to authorize, in a binding vote, the Audit and Finance Committee to set the auditors’ remuneration.”

VOTE REQUIREMENT

Ratification, by non-binding advisory vote, of the appointment of Deloitte & Touche LLP as the independent auditors of Pentair plc and the authorization, by binding vote, of the Audit and Finance Committee to set the auditors’ remuneration requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

EACH OF THE BOARD AND THE AUDIT AND FINANCE COMMITTEE RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF PENTAIR PLC AND THE AUTHORIZATION OF THE AUDIT AND FINANCE COMMITTEE TO SET THE AUDITORS’ REMUNERATION.

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PROPOSAL 4

AUDIT AND FINANCE COMMITTEE PRE-APPROVAL POLICY

The Audit and Finance Committee reviews and approves the external auditor’s engagement and audit plan, including fees, scope, staffing and timing of work. In addition, the Audit and Finance Committee Charter limits the types of non-audit services that may be provided by the independent auditors. Any permitted non-audit services to be performed by the independent auditors must be pre-approved by the Audit and Finance Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Audit and Finance Committee pre-approved audit fees and all permitted non-audit services of the independent auditor in 2016. Responsibility for this pre-approval may be delegated to one or more members of the Audit and Finance Committee; all such approvals, however, must be disclosed to the Audit and Finance Committee at its next regularly scheduled meeting. The Audit and Finance Committee may not delegate authority for pre-approvals to management.

FEES PAID TO THE INDEPENDENT AUDITORS

We engaged D&T, Deloitte AG, Deloitte & Touche (Ireland) and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) to provide various audit, audit-related, tax and other permitted non-audit services to us during fiscal years 2016 and 2015.

The Audit and Finance Committee approved all fees paid to the Deloitte Entities and underlying services provided by the Deloitte Entities. Their fees for these services were as follows (in thousands):

	2016	2015
Audit fees(1)	$11,329	$10,842
Audit-related fees(2)	845	885
Tax fees(3)
Tax compliance and return preparation	1,202	532
Tax planning and advice	2,007	357
Total tax fees	3,209	889
Total	$15,383	$12,616

(1)	Consists of fees for audits of our consolidated annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of SEC filings, consents for registration statements and comfort letters in connection with securities offerings.
(2)	Consists of fees for due diligence, employee benefit plan audits and certain other attest services.
(3)	Consists of fees for tax compliance and return preparation and tax planning and advice.

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AUDIT AND FINANCE COMMITTEE REPORT

In connection with the financial statements for the year ended December 31, 2016, the Audit and Finance Committee has:

►	reviewed and discussed our audited U.S. GAAP consolidated financial statements and Irish statutory financial statements for the year ended December 31, 2016 with management;
►	discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301 and Rule 2-07 of SEC Regulation S-X; and
►

received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and discussed with Deloitte & Touche LLP their independence.

Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 21, 2017. The Board has approved these inclusions.

THE AUDIT AND FINANCE COMMITTEE

Ronald L. Merriman, Chair
Glynis A. Bryan
Jacques Esculier
David H. Y. Ho
Billie I. Williamson

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PROPOSAL 5	AUTHORIZE THE PRICE RANGE AT WHICH PENTAIR PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW

The Board recommends a vote FOR the authorization of the price range at which Pentair plc can re-allot shares it holds as treasury shares under Irish law

Our historical open-market share repurchases (redemptions) and other share buyback activities result in ordinary shares being acquired and held by us as treasury shares. We may re-allot treasury shares that we acquire through our various share buyback activities in connection with our employee compensation programs.

Under Irish law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization will expire after eighteen months unless renewed. Accordingly, we expect to propose renewal of this authorization at subsequent Annual General Meetings.

The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-allotted are 95% (or nominal value where the re-allotment of treasury shares is required to satisfy an obligation under any employee or director share or option plan operated by Pentair plc) and 120%, respectively, of the average closing price per ordinary share, as reported on the New York Stock Exchange, for the 30 trading days immediately preceding the proposed date of re-allotment. Any re-allotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.

The resolution in respect of this Proposal 5 is a special resolution. The text of the resolution in respect of Proposal 5 is as follows:

“IT IS RESOLVED, as a special resolution, that for the purposes of section 1078 of the Companies Act 2014, the re-allot price range at which any treasury shares (as defined by section 106 of the Companies Act 2014) for the time being held by Pentair plc may be re-allotted off-market shall be as follows:

1.	the maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the ‘market price.’

2.	the minimum price at which a treasury share may be re-allotted off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under any employee or director share or option plan operated by Pentair plc or, in all other cases, 95% of the ‘market price.’

3.	for the purposes of this resolution, the ‘market price’ shall mean the average closing price per ordinary share of Pentair plc, as reported on the New York Stock Exchange, for the 30 trading days immediately preceding the day on which the relevant share is re-allotted.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire on the date 18 months from the date of the passing of this resolution unless previously varied, revoked or renewed in accordance with the provisions of sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”

VOTE REQUIREMENT

Authorization of the price range at which Pentair plc can re-allot shares it holds as treasury shares under Irish law requires the affirmative vote of not less than 75% of the votes cast in person or by proxy at the Annual General Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE AUTHORIZATION OF THE PRICE RANGE AT WHICH PENTAIR PLC CAN RE-ALLOT SHARES IT HOLDS AS TREASURY SHARES UNDER IRISH LAW.

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PROPOSAL 6	APPROVE AMENDMENTS TO PENTAIR PLC’S ARTICLES OF ASSOCIATION TO IMPLEMENT PROXY ACCESS

The Board recommends a vote FOR approval of amendments to our Articles of Association to implement proxy access

In connection with a review of our corporate governance practices, the Board decided to proactively propose the adoption of proxy access to our shareholders. Therefore, the Board is recommending that our shareholders approve amendments to our Articles of Association to implement proxy access. Proxy access would allow eligible shareholders to nominate their own nominees for election to our Board and have their nominees included in our proxy materials, along with the candidates nominated by the Board. Our Board is committed to strong corporate governance practices and believes that proxy access is in the best interests of our company and our shareholders.

The Board believes that the implementation of proxy access in the manner set forth in this proposal will provide meaningful rights to our shareholders while ensuring these rights are used by shareholders in a responsible manner. During 2016, we conducted shareholder outreach on proposed proxy access terms with 30 of our largest shareholders representing 64% of our outstanding shares. The Board took into account feedback received from such shareholders when determining the terms of the proposed amendments to our Articles of Association to implement proxy access.

The Board recommends the implementation of proxy access and, since implementation requires amendments to our Articles of Association under Irish law, seeks shareholder approval for its adoption. If approved by shareholders, proxy access will become effective immediately and will be available for use at our 2018 Annual General Meeting.

DESCRIPTION OF THE PROXY ACCESS AMENDMENTS

The following description is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments to the relevant articles in our Articles of Association, which is attached to this proxy statement as Appendix B. We urge you to read Annex B in its entirety before casting your vote.

Shareholder Eligibility to Nominate Directors

Any shareholder or group of up to 20 shareholders that has maintained ownership of 3% or more of our outstanding shares continuously for at least three years would be permitted to include a specified number of director nominees in our proxy materials for future Annual General Meetings.

Calculation of Qualifying Ownership

In order to ensure that the interests of shareholders seeking to include candidates in our proxy materials are aligned with those of other shareholders, a shareholder would be deemed to own only those shares as to which the shareholder possesses both (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of determining whether the ownership threshold has been met:

►	shares sold by a person or any of its affiliates in any transaction that has not been settled or closed;
►	shares that a person or any of its affiliates borrowed or purchased pursuant to an agreement to resell; and
►

shares subject to any derivative instrument or similar agreement in respect of our shares, which instrument or agreement has the purpose or effect of (1) reducing the person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering the gain or loss arising from the full economic ownership of such person’s or affiliates’ shares.

A shareholder will be deemed to “own” shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares will also be deemed to continue during any period in which such person has loaned such shares, provided that the person has the power to recall such loaned shares on five U.S. business days’ notice.

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PROPOSAL 6

Number of Shareholder-Nominated Candidates

The maximum number of candidates nominated by all eligible shareholders that we would be required to include in our proxy materials cannot exceed the greater of 2 nominees or 20% of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered to us. Any candidate who is subsequently withdrawn or included by the Board in our proxy materials as a Board-nominated candidate would be counted against the nominee limit.

Moreover, directors that the Board nominates for reelection that were previously elected pursuant to our proxy access provisions or pursuant to an agreement or other arrangement with one or more shareholders in lieu of such person being formally nominated as a director pursuant to our proxy access provisions, in each case, at one of the previous two Annual General Meetings, would be counted against the nominee limit.

Procedure for Electing Candidates if Nominee Limit is Exceeded

Any shareholder or group of shareholders that submits more than one candidate for inclusion in our proxy materials would be required to rank its candidates. If the number of candidates exceeds the nominee limit, the highest ranking eligible candidate from each shareholder or group of shareholders will be included in our proxy materials until the limit is reached, beginning with the shareholder or group of shareholders with the largest number of shares.

Nominating Procedures

In order to provide adequate time to assess shareholder-nominated candidates, requests to include such candidates in our proxy materials must be received no earlier than 150 days and no later than 120 days before the first anniversary of the date of our definitive proxy statement released to shareholders in connection with the prior year’s Annual General Meeting.

Information Required by All Nominating Shareholders

Each shareholder seeking to include a candidate in our proxy materials would be required to provide certain information to us, including but not limited to:

►	verification of, and information regarding, the share ownership of the shareholder as of the date of the submission and the record date for the annual meeting;
►	information regarding each candidate, including biographical and share ownership information;
►

in the case of a nomination by a group of shareholders, the designation by all group members of one specified group member that is authorized to act on behalf of all group members with respect to the nomination and all related matters;

►	a copy of the Schedule 14N filed by the shareholder(s) with the SEC; and;
►	a description of any financial arrangement with respect to the nomination between the shareholder or candidate and any other person.

Shareholders and candidates, as applicable, would also be required to make certain representations to, and agreements with, us, including but not limited to:

►	representation that such person does not have any intent to change or influence control of our company;
►	agreement to refrain from soliciting in support of the election of any individual as a director other than its candidate(s) or a nominee of the Board;
►	agreement to provide written statements verifying continuous qualifying ownership through the record date for the applicable Annual General Meeting;
►	agreement by the candidate to refrain from becoming a party to any agreement or commitment as to how such candidate will vote on any issue if elected as a director;
►

unless disclosed to us, agreement by the candidate to refrain from becoming a party to any compensatory or other financial arrangement with any person other than with us in connection with such person’s service as a director;

►	agreement to not distribute any form of proxy for the Annual General Meeting other than the form distributed by us; and
►	agreement to comply with our policies and indemnify us and our directors and officers for liability arising from certain matters relating to the nomination.

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PROPOSAL 6

Exclusion of Shareholder Nominees

We would not be required to include a candidate in our proxy materials if, among other things:

►	any shareholder nominates a person for election pursuant to the advance notice provisions of our Articles of Association;
►	the candidate is not independent under applicable independence standards or is an officer or director of a competitor;
►

the election of the candidate would cause us to violate our Memorandum or Articles of Association, the rules and listing standards of the principal exchange upon which our shares are listed, any applicable law, rule or regulation or any publicly disclosed standards of our company applicable to directors;

►	the candidate or the shareholder has provided materially false or misleading information to us; or
►	the shareholder or its representative does not appear at the Annual General Meeting in person to present the nomination of its candidate.

In addition, the Board or the chair of the Annual General Meeting will declare a director nomination to be defective, and such nomination will be disregarded, if the shareholder fails to comply with any of the provisions of our Articles of Association relating to proxy access.

Future Disqualification of Shareholder-Nominated Candidates

Any candidate who is included in our proxy materials but subsequently either withdraws from or becomes ineligible for election at the meeting or does not receive at least 25% of the votes cast in favor of election would be ineligible for nomination at the following two Annual General Meetings.

Supporting Statement

Shareholders would be permitted to include in our proxy statement for the applicable Annual General Meeting a written statement of up to 500 words in support of the election of their candidate. We would be permitted to omit any information or statement that we determine is materially false or misleading or the disclosure of which would violate any applicable law or regulation.

The resolution in respect of this Proposal 6 is a special resolution. The text of the resolution in respect of Proposal 6 is as follows: “

“IT IS RESOLVED, as a special resolution, that the Articles of Association of Pentair plc be and are hereby amended in the manner provided in Appendix B of this proxy statement.”

VOTE REQUIREMENT

Approval of the amendments to our Articles of Association to implement proxy access requires the affirmative vote of not less than 75% of the votes cast in person or by proxy at the Annual General Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF AMENDMENTS TO PENTAIR PLC’S ARTICLES OF ASSOCIATION TO IMPLEMENT PROXY ACCESS.

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SECURITY OWNERSHIP

The following table contains information concerning the beneficial ownership of our ordinary shares as of March 6, 2017, by each director and nominee to become a director, by each executive officer listed in the Summary Compensation Table, and by all directors and executive officers as a group. Based on filings with the SEC, the following table also contains information concerning each person we know who beneficially owned more than 5% of our ordinary shares as of December 31, 2016.

Name of Beneficial Owner	Ordinary Shares(1)	Share Units(2)	Right to Acquire within 60 days	ESOP Stock(3)	Total	% of Class(4)
Glynis A. Bryan	17,309	4,988	55,022	-	77,319
Jerry W. Burris	14,358	-	47,822	-	62,180
Dennis J. Cassidy, Jr.	-	-	12,334	-	12,334
Carol Anthony (John) Davidson	14,592	-	11,108	-	25,700
Jacques Esculier	4,933	-	-	-	4,933
Karl R. Frykman	33,390	-	114,237	1,817	149,444
Edward P. Garden(5)	14,335,888	-	-	-	14,335,888	7.9%
T. Michael Glenn	15,357	1,018	55,022	-	71,397
David H. Y. Ho	10,746	-	11,108	-	21,854
Randall J. Hogan	475,325	59,594	1,962,388	2,125	2,499,432	1.4%
David A. Jones	10,804	28,872	37,822	-	77,498
Karen L. Keegans	-	-	-	70	70
Ronald L. Merriman	19,815	426	43,022	-	63,263
William T. Monahan	40,656	12,847	55,022	-	108,525
John L. Stauch	116,874	62,306	321,823	706	501,709
Billie I. Williamson	5,255	-	-	-	5,255
Directors and executive officers as a group (20)	15,172,991	179,417	2,936,420	6,323	18,295,151	9.9%
The Vanguard Group(6)	15,208,806	-	-	-	15,208,806	8.4%
Trian Fund Management, L.P.(7)	14,335,888	-	-	-	14,335,888	7.9%
State Street Corporation(8)	11,103,238	-	-	-	11,103,238	6.1%
T. Rowe Price Associates, Inc.(9)	10,957,817	-	-	-	10,957,817	6.0%
BlackRock, Inc.(10)	10,811,683	-	-	-	10,811,683	5.9%

(1)	Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership of an immaterial number of shares held by spouses or trusts has been disclaimed in some instances.
(2)	Represents for non-employee directors deferred share units held under our Compensation Plan for Non-Employee Directors. No director has voting or investment power related to these share units. Represents for executive officers restricted stock units, receipt of which was deferred by the executive officer under the company’s Non-Qualified Deferred Compensation Plan and over which the executive officers have no voting or investment power.
(3)	Represents shares owned as a participant in the RSIP/ESOP Plan. As of March 6, 2017, Fidelity Management Trust Company (“Fidelity”), the Trustee of the RSIP/ESOP Plan, held 1,915,534 ordinary shares (1.1%). Fidelity disclaims beneficial ownership of all shares. The RSIP/ ESOP Plan participants have the right to direct the Trustee to vote their shares, although participants have no investment power over such shares. The Trustee, except as otherwise required by law, votes the shares for which it has received no direction from participants, in the same proportion on each issue as it votes those shares for which it has received voting directions from participants.
(4)	Less than 1% unless otherwise indicated.
(5)	Represents shares owned by certain funds and investment vehicles (the “Trian Funds”) managed by Trian Fund Management, L.P. (“Trian”), which is an institutional investment manager that files reports on Form 13F with the Securities and Exchange Commission. None of such shares are held directly by Mr. Garden. Of such shares, approximately [__] million shares are currently held in the ordinary course of business with other investment securities owned by the Trian Funds in co-mingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain Trian Funds, subject to applicable federal margin regulations, stock exchange rules and credit policies. Mr. Garden is a member of Trian Fund Management GP, LLC, which is the general partner of Trian, and therefore is in a position to determine the investment and voting decisions made by Trian on behalf of the Trian Funds. Accordingly, Mr. Garden may be deemed to indirectly beneficially own the shares owned by the Trian Funds Mr. Garden disclaims beneficial ownership of such shares for all other purposes.
(6)	Information derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2017. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. As of December 31, 2016, The Vanguard Group had sole voting power for 266,363 ordinary shares, shared voting power for 31,553 ordinary shares, sole dispositive power for 14,916,371 ordinary shares and shared dispositive power for 292,435 ordinary shares.
(7)	Information derived from a Schedule 13D/A filed with the Securities and Exchange Commission on May 10, 2016 and information provided to us by Trian. The address of Trian Fund Management, L.P. is 280 Park Avenue, 41st Floor, New York, NY 10017. As of March 6, 2017, Trian, in its capacity as the management company for the Trian Funds, had shared voting and dispositive power for 14,335,888 ordinary shares.

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SECURITY OWNERSHIP

(8)	Information derived from a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2017. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. As of December 31, 2016, State Street Corporation had shared voting and dispositive power for 11,103,238 ordinary shares.
(9)	Information derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2017. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202. As of December 31, 2016, T. Rowe Price Associates, Inc. had sole voting power for 2,907,182 ordinary shares and sole dispositive power for 10,941,117 ordinary shares.
(10)	Information derived from a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2017. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. As of December 31, 2016, BlackRock, Inc. had sole voting power for 9,074,664 ordinary shares and sole dispositive power for 10,811,683 ordinary shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of these reports to us.

We have reviewed copies of reports furnished to us, or written representations that no reports were required. Based solely on these reports, we believe that during 2016 our executive officers and directors complied with all such filing requirements.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials to you because our Board of Directors is soliciting proxies for use at our Annual General Meeting of Shareholders to be held on May 9, 2017. We either (i) mailed you a Notice of Internet Availability of Proxy Materials on or before March 24, 2017 notifying each shareholder entitled to vote at the Annual General Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or (ii) mailed you a printed copy of such proxy materials and a proxy card in paper format. You received these proxy materials because you were a shareholder of record as of the close of business on March 6, 2017.

If you received a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of our proxy materials, including a proxy card in paper format on which you may submit your vote by mail, you should follow the instructions for requesting such proxy materials in the Notice of Internet Availability of Proxy Materials.

This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Irish statutory financial statements and directors’ and auditors’ reports are available online at www.proxyvote.com.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You may vote your proxy by telephone or over the Internet as directed in the Notice of Internet Availability of Proxy Materials or, if you have requested or received a proxy card, by signing and dating the proxy card and submitting it by mail.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other custodian or nominee on how to vote your shares.

Who is entitled to vote at the Annual General Meeting and how many votes do I have?

The Board has set the close of business on March 6, 2017 (Eastern Standard Time) as the record date for the Annual General Meeting. At the close of business on the record date, we had [181,928,107] ordinary shares outstanding and entitled to vote. All shareholders of record at the close of business on the record date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Beneficial owners whose banks, brokers or other custodians or nominees are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business on the record date are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the Annual General Meeting. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

How do I vote if I am a shareholder of record?

If you are a shareholder of record of ordinary shares, you can vote in the following ways:

►	By Internet: You can vote over the Internet at www.proxyvote.com. For more information, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.
►	By Telephone: You can vote by telephone from the United States or Canada by calling the telephone number in the Notice of Internet Availability of Proxy Materials or on the proxy card.
►

By Mail: You can vote by mail by marking, signing and dating your proxy card or voting instruction form and returning it in the postage-paid envelope, which will be forwarded to Pentair plc’s registered address electronically. For more information, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card.

►	At the Annual General Meeting: If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, we will give you a ballot at the meeting.

How do I vote if I am a beneficial owner?

If you are a beneficial owner of ordinary shares, you can vote in the following ways:

►	General: You can vote by following the materials and instructions provided by your bank, broker or other custodian or nominee.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

►

At the Annual General Meeting: If you plan to attend the Annual General Meeting and wish to vote your ordinary shares in person, then you must obtain a legal proxy, executed in your favor, from the shareholder of record of your shares (i.e., your broker, bank or other custodian or nominee) and bring it to the Annual General Meeting.

What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?

If you are a shareholder of record, you may vote by Internet or by telephone until 8:00 a.m. local time (3:00 a.m. Eastern Daylight Time) on May 7, 2017. If you are a shareholder of record and submit a proxy card, the proxy card must be received at the address stated on the proxy card by 8:00 a.m. local time (3:00 a.m. Eastern Daylight Time) on May 7, 2017. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or other custodian or nominee.

How do I attend the Annual General Meeting?

All shareholders of record as of the close of business on the record date are invited to attend and vote at the Annual General Meeting. For admission to the Annual General Meeting, shareholders should bring a form of photo identification to the shareholders check-in area at the meeting, where their ownership will be verified. Those who beneficially own shares should also bring account statements or letters from their banks, brokers or other custodians or nominees that they own our ordinary shares as of March 6, 2017 (see above for further information if you also intend to vote at the Annual General Meeting). Registration will begin at 7:00 a.m. (local time) and the Annual General Meeting will begin at 8:00 a.m. (local time) on May 9, 2017.

Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland at 8:00 a.m. (local time) and the requirements for admission to the Annual General Meeting, as set out above, apply.

May I change or revoke my proxy?

If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:

►	By voting by Internet or telephone at a date later than your previous vote but prior to the voting deadline (which is 8:00 a.m. local time or 3:00 a.m. Eastern Daylight Time on May 7, 2017);
►

By mailing a proxy card that is properly signed and dated later than your previous vote and that is received prior to the voting deadline (which is 8:00 a.m. local time or 3:00 a.m. Eastern Daylight Time on May 7, 2017); or

►	By attending the Annual General Meeting and voting in person.

If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.

What is the effect of broker non-votes and abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to New York Stock Exchange (“NYSE”) rules. If you do not provide voting instructions for proposals considered “non-routine” a “broker non-vote” occurs. We believe that Proposals 1, 2, 3 and 6 will be considered “non-routine” under NYSE rules and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you. If a broker does not receive voting instructions from you regarding Proposals 1, 2, 3 and 6, the “broker non-vote” will have no effect on the vote on such agenda items. The “routine” proposals in this Proxy Statement are Proposals 4 and 5, for which your broker has discretionary voting authority under the NYSE rules to vote your shares, even if the broker does not receive voting instructions from you.

Ordinary shares owned by shareholders electing to abstain from voting on any of the Proposals will have no effect on any of the Proposals.

How will my shares be voted if I do not specify how they should be voted?

If you submit a proxy to the company-designated proxy holders and do not provide specific voting instructions, you instruct the company-designated proxy holders, or, if your shares are held in the Pentair Retirement Savings and Stock Incentive Plan, Fidelity Management Trust Company (or its designated affiliate) to vote your shares in accordance with the recommendations of the Board.

If your shares are held in the Pentair Retirement Savings and Stock Incentive Plan and you do not submit a proxy, Fidelity Management Trust Company (or its designated affiliate) will vote your shares along with all other uninstructed shares in proportion to the voting by Pentair Retirement Savings and Stock Incentive Plan shares for which instructed proxies were received.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

business is proposed and properly presented at the Annual General Meeting, you instruct the company-designated proxy holders, in the absence of other specific instructions or the appointment of other proxy holders, to vote your shares in accordance with the recommendations of the Board.

What constitutes a quorum for the Annual General Meeting?

Our Articles of Association provide that all resolutions and elections made at a shareholders’ meeting require the presence, in person or by proxy, of a majority of all shares entitled to vote, with abstentions and broker non-votes regarded as present for purposes of establishing the quorum.

Who will count the votes?

Representatives from The Carideo Group, Inc. will count the votes and serve as our Inspectors of Election.

Who will pay for the cost of this proxy solicitation?

We will pay the costs of soliciting proxies sought by the Board. Proxies may be solicited on our behalf by our directors, officers or employees telephonically, electronically or by other means of communication. We have engaged Morrow & Co., LLC to assist us in the solicitation of proxies at a cost to us of $10,000, plus out-of-pocket expenses. We have requested that banks, brokers and other custodians and nominees who hold ordinary shares on behalf of beneficial owners forward soliciting materials to those beneficial owners. Upon request, we will reimburse banks, brokers and other custodians and nominees for reasonable expenses incurred by them in forwarding these soliciting materials to beneficial owners of our ordinary shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As explained in more detail below, we are using the “notice and access” system adopted by the SEC relating to the delivery of our proxy materials over the Internet. As a result, we mailed to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Notice of Internet Availability of Proxy Materials also serves as a Notice of Meeting.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?

The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information that they need and, at the same time, ensure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

You may have received multiple Notices of Internet Availability of Proxy Materials or proxy cards if you hold your shares in different ways or accounts (for example, 401(k) accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If you are the beneficial owner of shares held in “street name,” you will receive your voting information from your bank, broker or other custodian or nominee, and you will vote as indicated in the materials you receive from your bank, broker or other custodian or nominee. You should vote your proxy for each separate account you have.

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SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The deadline for submitting a shareholder proposal for inclusion in our proxy materials for our 2018 Annual General Meeting pursuant to SEC Rule 14a-8 is November 24, 2017. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, for such proposals to be eligible for inclusion in our proxy statement and form of proxy for our 2018 Annual General Meeting.

Subject to shareholder approval at the 2017 Annual General Meeting, eligible shareholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proposed proxy access provisions of our Articles of Association. See “Proposal 6 – “Approve Amendments to Pentair Plc’s Articles of Association to Implement Proxy Access”. Among other requirements in our Articles of Association, to nominate a director under the proxy access provisions of our Articles of Association, a shareholder must give written notice to our Corporate Secretary that complies with our Articles of Association no earlier than 150 days and no later than 120 days prior to the first anniversary of the date our definitive proxy statement was released to shareholders in connection with the prior year’s Annual General Meeting. Accordingly, we must receive notice of a shareholder’s nomination for the 2017 Annual General Meeting pursuant to the proxy access provisions of our Articles of Association no earlier than October 25, 2017 and no later than November 24, 2017. If the notice is received outside of that time frame, then the notice will be considered untimely and we are not required to include the nominees in our proxy materials for the 2018 Annual General Meeting.

A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to the proxy access provisions of our Articles of Association, at the 2018 Annual General Meeting must comply with the requirements set forth in our Articles of Association. Among other requirements in our Articles of Association, to present business or nominate a director at an Annual General Meeting, a shareholder must give written notice that complies with the Articles of Association to our Corporate Secretary no earlier than 70 days and no later than 45 days prior to the first anniversary of the date our proxy statement was released to shareholders in connection with the prior year’s Annual General Meeting. Accordingly, we must receive notice of a shareholder’s intent to present business, other than pursuant to SEC Rule 14a-8, or to nominate a director, other than pursuant to the proxy access provisions of our Articles of Association, no earlier than January 13, 2018 and no later than February 7, 2018. If the notice is received outside of that time frame, then the notice will be considered untimely and we are not required to present such proposal or nomination at the 2018 Annual General Meeting. If the Board chooses to present a matter of business submitted under our Articles of Association at the 2018 Annual General Meeting, then the persons named in the proxies solicited by the Board for the 2018 Annual General Meeting may exercise discretionary voting power with respect to such proposal.

Shareholder proposals or nominations pursuant to any of the foregoing should be sent to us at our principal executive offices: Pentair plc, 43 London Wall, London, EC2M 5TF, United Kingdom, Attention: Corporate Secretary.

Our Articles of Association can be found on the website of the U.S. Securities and Exchange Commission by searching its EDGAR archives at http://www.sec.gov/edgar/searchedgar/ webusers.htm. Shareholders may also obtain a copy from us free of charge by submitting a written request to our principal executive offices at Pentair plc, 43 London Wall, London, EC2M 5TF, United Kingdom, Attention: Corporate Secretary.

IRISH DISCLOSURE OF SHAREHOLDER INTERESTS

Under the Irish Companies Act of 2014, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue), and disclosable interests in our shares include any interests

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IRISH COMPANIES ACT 2014 (THE “ACT”)

in our shares of any kind whatsoever. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any our ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

2016 ANNUAL REPORT ON FORM 10-K

Any shareholder wishing to review, without charge, a copy of our 2016 Annual Report on Form 10-K (without exhibits) filed with the SEC should write to us at our principal executive offices: 43 London Wall, London, EC2M 5TF, United Kingdom, Attention: Corporate Secretary.

REDUCE DUPLICATE MAILINGS

To reduce duplicate mailings, we are now sending only one copy of our Notice of Internet Availability of Proxy Materials or Annual Report to Shareholders and Proxy Statement, as applicable, to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of these documents to a shareholder at a shared address. If you wish to receive separate copies of these documents, please notify us by writing or calling Pentair plc, 43 London Wall, London, EC2M 5TF, United Kingdom, Attention: Corporate Secretary, Telephone: 44-207-374-8925 or (800) 328-9626.

If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple Notices of Internet Availability of Proxy Materials or Annual Reports to Shareholders and Proxy Statements, as applicable. To discontinue duplicate mailings, notify us by writing or calling Pentair plc, 43 London Wall, London, EC2M 5TF, United Kingdom, Attention: Corporate Secretary, Telephone: 44-207-374-8925 or (800) 328-9626.

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APPENDIX A

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PENTAIR PLC AND SUBSIDIARIES
RECONCILIATION OF THE GAAP YEARS ENDED DECEMBER 31, 2016, 2015, 2014 AND 2013 TO THE NON-GAAP EXCLUDING THE EFFECT OF 2016, 2015, 2014 AND 2013 ADJUSTMENTS (UNAUDITED)

In millions, except per-share data	2016	2015	2014	2013
Net sales	$4,890.0	$4,616.4	$4,666.8	$4,553.7
Operating income	700.7	616.1	538.5	529.1
% of net sales	14.3%	13.3%	11.5%	11.6%
Adjustments:
Restructuring and other	20.6	42.4	63.1	59.1
Pension and other post-retirement mark-to-market (gain) / loss	4.2	(23.0)	31.5	(30.3)
Intangible amortization	96.4	68.1	60.6	59.1
Impairment of trade names	13.3	-	-	11.0
Inventory step-up and customer backlog	-	35.7	-	6.0
Deal related costs and expenses	-	14.3	-	-
Redomicile related expenses	-	-	10.3	5.4
Equity income of unconsolidated subsidiaries	4.3	1.5	1.2	2.0
Segment income	839.5	755.2	705.2	641.4
% of net sales	17.2%	16.4%	15.1%	14.1%
Net income from continuing operations—as reported	451.6	397.1	356.6	354.8
Loss (gain) on sale of businesses	3.9	3.2	0.2	(20.8)
Amortization of bridge financing fees	-	10.7	-	-
Interest expense	-	-	-	2.1
Adjustments to operating income	134.5	137.5	165.5	110.3
Income tax adjustments	(31.0)	(30.9)	(41.7)	(25.8)
Net income from continuing operations—as adjusted	$559.0	$517.6	$480.6	$420.6
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$2.47	$2.17	$1.84	$1.73
Adjustments	0.58	0.66	0.64	0.33
Diluted earnings per ordinary share—as adjusted	$3.05	$2.83	$2.48	$2.06

PENTAIR PLC AND SUBSIDIARIES
FREE CASH FLOW FOR YEARS ENDED DECEMBER 31, 2016, 2015, 2014 AND 2013

In millions	2016	2015	2014	2013
Net cash provided by (used for) operating activities of continuing operations	$702.4	$597.7	$675.8	$541.7
Capital expenditures	(117.8)	(91.3)	(83.7)	(102.8)
Proceeds from sale of property and equipment	24.7	4.6	1.9	4.0
Free cash flow from continuing operations	$609.3	$511.0	$594.0	$442.9

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APPENDIX B

PROXY ACCESS AMENDMENTS TO ARTICLES OF ASSOCIATION

Note: the amendments set forth in this Appendix B are reflected as a comparison to the relevant Articles of Association of the Company as of the date of this proxy statement.

38.	At any annual general meeting of the members, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual general meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly made at the annual general meeting, by or at the direction of the Board or (c) otherwise properly requested to be brought before the annual general meeting by a member of the Company in accordance with these articles or, in the case of Director nominations made pursuant to article 96(b) below, properly executed by an owner (as defined in article 96(b)) in accordance with the provisions of such article. Except as provided otherwise in article 96(b), ~~F~~for nominations of persons for election to the Board or proposals of other business to be properly requested by a member to be made at an annual general meeting, a member must (i) be a member at the time of giving of notice of such annual general meeting by or at the direction of the Board and at the time of the annual general meeting, (ii) be entitled to vote at such annual general meeting and (iii) comply with the procedures set forth in these articles as to such business or nomination. The immediately preceding sentence and/or article 96(b) shall be the exclusive means for a member or an owner to make nominations and/or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an annual general meeting of members.

50.	Without qualification or limitation, subject to article 60, for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 38, the member must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by article 61 or article 96(b), as applicable), in writing to the Secretary, and such other business must otherwise be a proper matter for member action; provided, however, that if such member wishes to have their nomination or nominations for Director included in the Company’s proxy materials for the applicable annual general meeting, then such member shall comply with the notice requirements set forth in article 96(b) in lieu of the notice requirements contained in articles 50-51, 54-59 and 61.

60.	Nothing in these articles shall be deemed to affect any rights (a) of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of members of the Company to bring business before an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts. Subject to Rule 14a-8 under the Exchange Act, and except as provided otherwise in article 96(b), nothing in these articles shall be construed to permit any member, or give any member the right, to include or have disseminated or described in the Company’s proxy statement any nomination of director or directors or any other business proposal.

96.	The Directors shall be individuals appointed as follows:

(a)	The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors.

(b)	(i)

Whenever the Board solicits proxies with respect to the election of Directors at an annual general meeting, in addition to any persons nominated for election to the Board by or at the direction of the Board or any committee thereof, subject to the provisions of this article 96(b), the Company shall (1) include in its notice of meeting and proxy materials, as applicable, for any annual general meeting of shareholders (A) the name of any person nominated for election (the “Shareholder Nominee”) pursuant to a Notice of Proxy Access Nomination (as defined below) submitted to the Company in accordance with this article 96(b) by an owner (as defined below) who is entitled to vote at the annual general meeting and who satisfies the applicable notice, ownership and other requirements of this article 96(b) (a “Nominator”), or by a group of no more than 20 such owners who are each entitled to vote at the annual general meeting (collectively, a “Nominator Group”) and who, collectively

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APPENDIX B

as a Nominator Group, satisfy the notice, ownership and other requirements of this article 96(b) applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall also have satisfied the notice, ownership and other requirements of this article 96(b) applicable to Group Members, and (B) subject to sub-paragraph (x) of this article 96(b), if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and (2) include such Shareholder Nominee’s name on any ballot distributed at such annual general meeting and on the Company’s proxy card (as well as any other portal or format through which the Company permits proxies to be submitted) distributed in connection with such annual general meeting. Nothing in this article 96(b) shall limit the Company’s ability to solicit against, and include in its proxy materials its own statements relating to, any Shareholder Nominee, Nominator or Nominator Group, or to include such Shareholder Nominee as a nominee of the Board.

(ii)	At each annual general meeting, a Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this article 96(b); provided that the maximum number of Shareholder Nominees nominated by all Nominators and Nominator Groups (including Shareholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Company’s proxy materials pursuant to this article 96(b) but are subsequently withdrawn or that the Board determines to nominate as Board nominees) appearing in the Company’s proxy materials with respect to an annual general meeting shall not exceed the greater of (1) two nominees or (2) 20% of the total number of Directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the greater of (1) and (2) being the “Maximum Number”). The Maximum Number shall be reduced, but not below zero, by the number of Directors that the Board decides to nominate for re-election who were previously elected to the Board pursuant to (A) a nomination made pursuant to this article 96(b) or (B) an agreement or other arrangement with one or more shareholders to elect such Directors in lieu of them being nominated pursuant to this article 96(b), in each case, at one of the previous two annual general meetings. If one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Deadline but before the date of the applicable annual general meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced. Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this article 96(b) shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 96(b) exceeds the Maximum Number. In the event that the number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 96(b) exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this article 96(b) from each Nominator and Nominator Group will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, beginning with the highest ranking Shareholder Nominee submitted by the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Company and proceeding through the highest ranking Shareholder Nominee submitted by each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this article 96(b) from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

(iii)	To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the Office not earlier than 150 days nor later than 120 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual general meeting; provided, however, that if the annual general meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual general meeting, or if no annual general meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so received not later than the close of business on the later of (x) the 90th day prior to the annual general meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this

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article 96(b), the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period or extend any time period provided in this article 96(b). The written notice required by this article 96(b) (the “Notice of Proxy Access Nomination”) shall include:

(1)	a written notice of the nomination by such Nominator or Nominator Group expressly electing to have its Shareholder Nominee(s) included in the Company’s proxy materials pursuant to this article 96(b);

(2)	if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Company’s proxy statement in support of the election of its Shareholder Nominee(s) to the Board, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the “Nomination Statement”);

(3)	in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(4)	a statement of the Nominator, or, in the case of a Nominator Group, each Group Member, setting forth and certifying the number of shares such Nominator or Group Member is deemed to own (as determined in accordance with sub-paragraph (iv) of this article 96(b)) continuously for at least three years as of the date of the Notice of Proxy Access Nomination, and if any such persons are not record holders of the shares they are deemed to own, one or more written statements from the record holder of such shares, and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary, the Nominator or the Group Member, as the case may be, owns, and has owned continuously for the preceding three years, such number of shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s, agreement to provide (A) within seven days after the record date for the applicable annual general meeting, written statements certifying the number of shares that the Nominator or the Group Member, as the case may be, has continuously owned through the record date, and (B) prompt notice if the Nominator or the Group Member, as the case may be, ceases to own any such shares following the record date and prior to the date of the applicable annual general meeting;

(5)	a copy of the Schedule 14N that has been or is being concurrently filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(6)	a representation by the Nominator, or, in the case of a Nominator Group, each Group Member: (A) that the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Company, and each such person does not presently have such intent, (B) that each such person has not nominated, and will not nominate, for election to the Board at the applicable annual general meeting any person other than its Shareholder Nominee(s) pursuant to this article 96(b), (C) that each such person has not distributed, and will not distribute, to any shareholders any form of proxy for the applicable annual general meeting other than the form to be distributed by the Company, (D) that each such person has not engaged and will not engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the applicable annual general meeting, other than its Shareholder Nominee(s) or a nominee of the Board and (E) that each such person consents to the public disclosure of the information provided pursuant to this article 96(b) that is required to be disclosed in the Company’s proxy statement or any other proxy soliciting materials under Section 14(a) of the Exchange Act or the rules and regulations promulgated thereunder; and

(7)	an executed agreement, in a form deemed satisfactory by the Board acting in good faith (which form shall be provided by the Secretary promptly upon written request), pursuant to which the Nominator or, in the case of a Nominator Group, each Group Member agrees to (A) comply with all applicable laws, rules and regulations applicable to the nomination of each Shareholder Nominee pursuant to this article 96(b), (B) assume all liability, and indemnify and hold harmless the Company and each of its Directors, officers,

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APPENDIX B

employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers, employees, agents and affiliates, arising out of such person’s solicitations or communications with the shareholders of the Company or out of the information that such person has provided to the Company, in each case, in connection with the nomination submitted by such person pursuant to this article 96(b), and (C) file with the U.S. Securities and Exchange Commission any solicitation or other communication with the Company’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from such filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(iv)	To nominate any such Shareholder Nominee pursuant to this article 96(b), the Nominator shall have owned or, in the case of a Nominator Group, the Group Members collectively as a Nominator Group shall have owned, shares representing 3% or more of the voting power, entitled to vote generally in the election of Directors, of the voting shares that are issued and outstanding as of the most recent date for which such amount is set forth in any filing by the Company with the U.S. Securities and Exchange Commission prior to the date the Proxy Access Nomination is submitted to the Company (the “Required Shares”) continuously for at least three years as of the date the Notice of Proxy Access Nomination is submitted to the Company, and must continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is submitted to the Company and the date of the applicable annual general meeting; provided that the aggregate number of owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “family of investment companies” or “group of investment companies,” as such terms are defined in the Investment Company Act of 1940, as amended, of the United States of America shall be treated as one owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this article 96(b); and provided further that any such funds whose shares are aggregated and treated as being held by one owner for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy the conditions set forth in this article 96(b)(iv) to be treated as one owner within seven days after the Notice of Proxy Access Nomination is delivered to the Company. No owner may be a member of more than one Nominator Group for the purposes of this article 96(b), and if any owner purports to be a member of more than one Nominator Group, it shall only be deemed to be a member of the Nominator Group purporting to have the largest ownership position.

For purposes of this article 96(b), “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) above shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, (2) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (3) that are subject to any Derivative Instrument (as defined below) or similar agreement entered into by a person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. In addition, a person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five U.S. business days’ notice. The determination

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APPENDIX B

of whether the requirements of “ownership” of shares for purposes of this article 96(b) are met shall be made by the Board acting in good faith. For the purposes of this article 96(b), the terms “own” “owned,” “owner” and “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this article 96(b), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(v)	In addition to the representations, agreements and other information required to be furnished by the Nominator and Shareholder Nominee pursuant to this article 96(b), the Notice of Proxy Access Nomination shall set forth as of the date of such notice:

	(1)	with respect to the Nominator or, in the case of a Nominator Group, with respect to each Group Member:

		(A)	the name and address of each such person;

		(B)	(aa)the class or series and number of shares of the Company that are, directly or indirectly, owned beneficially and of record by each such person; (bb) any Derivative Instrument (as defined above) directly or indirectly owned beneficially by each such person; (cc) any proxy, contract, arrangement, understanding or relationship pursuant to which such person is a party and has a right to vote, directly or indirectly, any class or series of shares of the Company; (dd) any Short Interest (as defined above) held by each such person; (ee) any rights to dividends on the shares of the Company directly or indirectly owned beneficially by each such person that are separated or separable from the underlying shares of the Company; (ff) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (gg) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of each such person’s immediate family sharing the same household; and

		(C)	any other information relating to each such person and the nomination that would be required to be disclosed in a proxy statement, form of proxy or other filings required to be made in connection with solicitations of proxies for the election of directors at an annual general meeting in a contested election pursuant to Regulation 14A of the Exchange Act; and

	(2)	with respect to each Shareholder Nominee(s):

		(A)	all of the information required to be furnished by the Nominator pursuant to article 96(b)(v)(1);

		(B)	the age and residence address of such person; and

		(C)	the principal occupation or employment of such person.

(vi)	For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this article 96(b), the information required by sub-paragraphs (iii) and (v) of this article 96(b) to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member and each such Group Member shall execute and deliver to the Secretary at the Office the representations and agreements required under sub-paragraph (iii) of this article 96(b) at the time the Notice of Proxy Access Nomination is submitted to the Company (or, in the case of any person who becomes a Group Member after such date, within five days of becoming a Group Member). In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Company, or any information included in the Nomination Statement or otherwise provided by the Nominator, Nominator Group or any Group Member to the Company or its shareholders, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Nominator, Nominator Group or Group Member, as the case may be, shall promptly (and in any event within 5 days of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading)) notify the Secretary of any such breach or inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable. All such information included in the Notice of Proxy Access Nomination shall be updated

Pentair plc     79

APPENDIX B

and supplemented to the extent that such update and supplement is necessary to ensure that such information is true and correct in all material respects (a) as of the record date for determining the shareholders entitled to notice of the annual general meeting and (b) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the shareholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information is only required to be updated and supplemented as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the Office not later than five days after the record date for determining the shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the shareholders entitled to notice of the meeting) and not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof). Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member has failed to comply with the requirements of this article 96(b), the Board or the Chairman shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(vii)	Shareholder Nominee Requirements.

	(1)	Within the time period specified in this article 96(b) for delivering the Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Secretary at the Office a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this article 96(b), that such person: (A) consents to be named in the proxy statement as a nominee, to serve as a Director if elected and to the public disclosure of the information provided pursuant to this article 96(b) that is required to be disclosed in the Company’s proxy statement or proxy soliciting materials under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (B) is not and will not become a party to any Voting Commitment that has not been disclosed to the Company; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company; and (D) would be in compliance, if elected as a Director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

	(2)	At the request of the Company, each Shareholder Nominee must promptly submit (but in no event later than ten days after receipt of the request) to the Secretary at the Office all completed and signed questionnaires reasonably requested by the Company, which are generally required to be completed by all of the Company’s Directors. The Company may request such additional information as is reasonably necessary to permit the Board to determine if each Shareholder Nominee is independent under the listing standards of each principal securities exchange upon which the Company’s shares are listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to Directors.

	(3)	In the event that the Shareholder Nominee shall have breached any of their agreements with the Company or any information or communications provided by a Shareholder Nominee to the Company or its shareholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within five days of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct in all material respects, if applicable.

80      2017 Proxy Statement

APPENDIX B

(viii)	In the event any Nominator or Nominator Group submits a nomination at an annual general meeting and such Shareholder Nominee shall have been nominated for election pursuant to this article 96(b) at any of the previous two annual general meetings and such Shareholder Nominee shall not have received at least 25% of the votes cast in favor of such nominee’s election, or such Shareholder Nominee withdrew from or became ineligible or unavailable for election to the Board, then such nomination shall be disregarded.

(ix)	Notwithstanding anything to the contrary contained in this article 96(b), the Company shall not be required to include, pursuant to this article 96(b), a Shareholder Nominee in its proxy materials for any annual general meeting, or, if the proxy statement already has been filed, to submit the nomination of a Shareholder Nominee to a vote at the annual general meeting (notwithstanding that proxies in respect of such vote may have been received by the Company):

	(1)	for any meeting for which the Secretary receives timely notice in proper form stating that any member intends to nominate one or more persons for election to the Board pursuant to articles 50-51;

	(2)	who is not independent under the listing standards of each principal securities exchange upon which the shares of the Company are listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors, in each case as determined by the Board acting in good faith;

	(3)	who does not meet the audit committee independence requirements under the rules of any securities exchange upon which the shares of the Company are listed or qualify as a “non-employee Director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or as an “outside Director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, in each case as determined by the Board acting in good faith;

	(4)	whose election as a member of the Board would cause the Company to be in violation of these articles, the Company’s memorandum of association, the rules and listing standards of the principal securities exchanges upon which the shares of the Company are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Company applicable to Directors, in each case as determined by the Board acting in good faith;

	(5)	who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

	(6)	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

	(7)	who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, of the United States of America;

	(8)	if the Shareholder Nominee or Nominator, or, in the case of a Nominator Group, any Group Member (or any owner on whose behalf the nomination is made) shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board acting in good faith;

	(9)	to the extent permitted under applicable law, the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with sub-paragraph (iii)(3) of this article 96(b) (or a qualified representative thereof), does not appear at the applicable annual general meeting to present the Shareholder Nominee for election; or

	(10)	the Nominator or, in the case of a Nominator Group, any Group Member, or the applicable Shareholder Nominee, otherwise breaches or fails to comply in any material respect with its representations or agreements made to the Company in connection with the nomination of such Shareholder Nominee.

Pentair plc     81

APPENDIX B

For the purpose of this sub-paragraph (ix), clauses (2) through (10) will result in the exclusion from the proxy materials pursuant to this article 96(b) of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Shareholder Nominee and, in either case, the inability of the Nominator or Nominator Group that nominated such Shareholder Nominee to substitute another Shareholder Nominee therefor; provided, however, clause (1) will result in the exclusion from the proxy materials pursuant to this article 96(b) of all Shareholder Nominees for the applicable annual general meeting, or, if the proxy statement already has been filed, the ineligibility of all Shareholder Nominees.

(x)	Notwithstanding anything to the contrary contained in this article 96(b), the Company may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board acting in good faith determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

82      2017 Proxy Statement

WIN RIGHT VALUES

WIN	RIGHT

CUSTOMER FIRST We make it easy for customers to do business with Pentair and are tenacious about meeting customer commitments	POSITIVE ENERGY We display a positive outlook and take responsibility for our impact on others

ACCOUNTABILITY FOR PERFORMANCE We commit to high standards of performance and demonstrate personal ownership for getting the job done	RESPECT AND TEAMWORK We treat others with respect and openness; we collaborate and align with others for team success.

INNOVATION AND ADAPTABILITY We actively pursue continuous improvement, adapting to changing circumstances and applying new ideas	ABSOLUTE INTEGRITY We are committed to honest and ethical business practices in our dealings with customers, business partners, investors, communities, and each other

PENTAIR PLC
C/O BROADRIDGE
51 MERCEDES WAY
EDGEWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 3:00 a.m. Eastern Daylight Time on May 7, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 3:00 a.m. Eastern Daylight Time on May 7, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Pentair plc's registered address). In order to assure that your proxy card is tabulated in time to be voted at the Annual General Meeting, you must return your proxy card at the above address by 3:00 a.m. Eastern Daylight Time on May 7, 2017.

All instruments of proxy and proxy cards should be received by 3:00 a.m. Eastern Daylight Time on May 7, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E17579-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENTAIR PLC

The Board of Directors recommends you vote FOR the following director nominees:

1.	Election of Directors

			For	Against	Abstain

	1a.	Glynis A. Bryan	☐	☐	☐

	1b.	Jerry W. Burris	☐	☐	☐

	1c.	Carol Anthony (John) Davidson	☐	☐	☐

	1d.	Jacques Esculier	☐	☐	☐

	1e.	Edward P. Garden	☐	☐	☐

	1f.	T. Michael Glenn	☐	☐	☐

	1g.	David H. Y. Ho	☐	☐	☐

	1h.	Randall J. Hogan	☐	☐	☐

	1i.	David A. Jones	☐	☐	☐

	1j.	Ronald L. Merriman	☐	☐	☐

	1k.	William T. Monahan	☐	☐	☐

	1l.	Billie Ida Williamson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 4, 5, 6 and 1 Year on proposal 3.		For	Against	Abstain

2.	To approve, by non-binding advisory vote, the compensation of the named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	To recommend, by non-binding advisory vote, the frequency of future advisory votes on the compensation of the named executive officers. ☐	☐	☐	☐

		For	Against	Abstain

4.	To ratify, by non-binding advisory vote, the appointment of Deloitte & Touche LLP as the independent auditors of Pentair plc and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the auditors’ remuneration.	☐	☐	☐

5.	To authorize the price range at which Pentair plc can re-allot shares it holds as treasury shares under Irish law. (Special Resolution)	☐	☐	☐

6.	To approve amendments to Pentair plc’s Articles of Association to implement proxy access. (Special Resolution)	☐	☐	☐

7.	To consider and act on such other business as may properly come before the Annual General Meeting or any adjournment.

Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the
Annual General Meeting to be held on May 9, 2017:
The Annual Report, Notice of Annual General Meeting, Proxy Statement and
Irish Financial Statements and Related Reports are available at www.proxyvote.com.

E17580-TBD

PENTAIR PLC
Annual General Meeting of Shareholders
May 9, 2017 8:00 a.m. Local Time

This proxy is solicited by the Board of Directors.

The signatory, revoking any proxy heretofore given in connection with the Meeting (as defined below), hereby appoints Randall J. Hogan, John L. Stauch and Angela D. Jilek, or any of them (the “Proxies”), as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to attend, speak and to vote at the Meeting, as designated on the reverse side of this card, all ordinary shares of Pentair plc that the signatory is entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 AM, local time, on May 9, 2017, at the Claridge's, Brook Street, Mayfair, London, United Kingdom, W1K 4HR, and any adjournment or postponement thereof (the “Meeting”).

If you wish to appoint as proxy any other person or persons, please contact the Corporate Secretary.

If the signatory is a participant in the Pentair Retirement Savings and Stock Incentive Plan (“Pentair ESOP”), the signatory hereby directs Fidelity Management Trust Company as Pentair ESOP Trustee, to vote at the Meeting, as designated on the reverse side of this card, all of the ordinary shares of Pentair plc allocated to the signatory’s account in the Pentair ESOP as of March 6, 2017.

If the signatory is a participant in the Pentair plc Employee Stock Purchase and Bonus Plan or the Pentair plc International Stock Purchase and Bonus Plan (the “Purchase Plans”), the signatory, revoking any proxy heretofore given in connection with the Meeting, hereby appoints the Proxies, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes the Proxies to attend and to vote at the Meeting, as designated on the reverse side of this card, all of the ordinary shares of Pentair plc allocated to the signatory’s account in the Purchase Plans as of March 6, 2017.

In the event of other agenda items or proposals during the Meeting on which voting is permissible under Irish law, you instruct the Proxies, in the absence of other specific instructions, to vote the shares in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side.